     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 31, 1996

                                                     REGISTRATION NO. 333-
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C. 20549
                                ---------------
                                   FORM S-1
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933
                                 ---------------
                              CAMBRIDGE HEART, INC.
            (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                                 ---------------
        DELAWARE                     3845                    13-3679946
    (STATE OR OTHER      (PRIMARY STANDARD INDUSTRIAL     (I.R.S. EMPLOYER
    JURISDICTION OF       CLASSIFICATION CODE NUMBER)      IDENTIFICATION
    INCORPORATION OR                                          NUMBER)
     ORGANIZATION)
                                ---------------
                      1 OAK PARK DRIVE, BEDFORD, MA 01730
                                (617) 271-1200
        (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING
            AREA CODE, OF REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)
                                 ---------------
                                JEFFREY M. ARNOLD
                     PRESIDENT AND CHIEF EXECUTIVE OFFICER
                             CAMBRIDGE HEART, INC.
                               1 OAK PARK DRIVE
                               BEDFORD, MA 01730
                                (617) 271-1200
              (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE
              NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                                ---------------
                                  COPIES TO:
        JOHN A. BURGESS, ESQ.                   DAVID J. BEVERIDGE, ESQ.
        STEVEN D. SINGER, ESQ.                    SHEARMAN & STERLING
            HALE AND DORR                         599 LEXINGTON AVENUE
           60 STATE STREET                      NEW YORK, NEW YORK 10022
     BOSTON, MASSACHUSETTS 02109                     (212) 848-4000
            (617) 526-6000
                                ---------------
  APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.
                                ---------------
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [_]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c)
under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. [_]
  If delivery of the Prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                                ---------------
                        CALCULATION OF REGISTRATION FEE
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                                          PROPOSED
                                             PROPOSED      MAXIMUM
 TITLE OF EACH CLASS OF       AMOUNT         MAXIMUM      AGGREGATE
    SECURITIES TO BE          TO BE       OFFERING PRICE  OFFERING      AMOUNT OF
       REGISTERED        REGISTERED(1)(3)  PER SHARE(2)   PRICE(2)   REGISTRATION FEE
- -------------------------------------------------------------------------------------
Common Stock, $.001 par
 value per share.......  3,450,000 shares     $13.00     $44,850,000     $15,466

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
(1) Includes 450,000 shares which the Underwriters have the option to purchase from the Company to cover over-allotments, if any. See "Underwriting".
(2) Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(a) under the Securities Act of 1933.
(3) The shares of Common Stock are not being registered for the purpose of sale outside the United States.
                                ---------------
  THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR
DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT
SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS
REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH
SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO
SECTION 8(A), MAY DETERMINE.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                             CAMBRIDGE HEART, INC.

              CROSS REFERENCE SHEET SHOWING LOCATION IN PROSPECTUS
             OF INFORMATION REQUIRED BY ITEMS IN PART I OF FORM S-1

         REGISTRATION STATEMENT
            ITEM AND CAPTION                      LOCATION IN PROSPECTUS
         ----------------------                   ----------------------
 1.Forepart of Registration Statement and
     Outside Front Cover Page of
     Prospectus..........................  Outside Front Cover Page
 2.Inside Front and Outside Back Cover
     Pages of Prospectus.................  Inside Front Cover Page; Outside
                                            Back Cover Page
 3.Summary Information, Risk Factors and
     Ratio of Earnings to Fixed Charges..  Prospectus Summary; Risk Factors;
                                            The Company
 4.Use of Proceeds.......................  Prospectus Summary; Use of Proceeds
 5.Determination of Offering Price.......  Underwriting
 6.Dilution..............................  Dilution
 7.Selling Security Holders..............  Not Applicable
 8.Plan of Distribution..................  Outside Front Cover Page;
                                            Underwriting
 9.Description of Securities to be
     Registered..........................  Description of Capital Stock
10.Interests of Named Experts and
     Counsel.............................  Legal Matters; Experts
11.Information With Respect to the
     Registrant:
  (a)Description of Business.............  Business
  (b)Description of Property.............  Business--Facilities
  (c)Legal Proceedings...................  Not Applicable
  (d)Market Price of and Dividends on the
       Registrant's Common Equity and
       Related Stockholder Matters.......  Front Cover Page; Dividend Policy;
                                            Description of Capital Stock;
                                            Shares Eligible for Future Sale
  (e)Financial Statements................  Financial Statements; Capitalization
  (f)Selected Financial Data.............  Selected Financial Data
  (g)Supplementary Financial
       Information.......................  Not Applicable
  (h)Management's Discussion and Analysis
       of Financial Condition and Results  Management's Discussion and Analysis
       of Operations.....................   of Financial Condition and Results
                                            of Operations
  (i)Changes in and Disagreements with
       Accountants on Accounting and
       Financial Disclosure..............  Not Applicable
  (j)Directors, Executive Officers,
       Promoters and Control Persons.....  Management--Executive Officers and
                                            Directors; Certain Transactions
  (k)Executive Compensation..............  Management--Executive Compensation
  (l)Security Ownership of Certain
       Beneficial Owners and Management..  Principal Stockholders
  (m)Certain Relationships and Related
       Transactions......................  Certain Transactions
12.Disclosure of Commission Position on
     Indemnification for Securities Act
     Liabilities.........................  Not Applicable

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A         +
+REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE + +SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY +
+OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT        +
+BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR + +THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE + +SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE + +UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF +
+ANY STATE.                                                                    +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                   SUBJECT TO COMPLETION, DATED MAY 31, 1996


                                3,000,000 SHARES

        [LOGO]               CAMBRIDGE HEART, INC.

                                  COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)

                                  -----------

  Of the 3,000,000 shares of Common Stock offered, 2,400,000 shares are being offered hereby in the United States and 600,000 shares are being offered in a concurrent International Offering outside the United States.

  Prior to this Offering, there has been no public market for the Common Stock of the Company. It is currently estimated that the initial public offering price will be between $11.00 and $13.00. For the factors to be considered in determining the initial public offering price, see "Underwriting".

  SEE "RISK FACTORS" BEGINNING ON PAGE 6 FOR A DISCUSSION OF CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

  The Company has applied for quotation of the Common Stock on the Nasdaq National Market under the symbol "CAMH".

                                  -----------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIESAND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HASTHE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                  -----------

                                         INITIAL PUBLIC UNDERWRITING PROCEEDS TO
                                         OFFERING PRICE DISCOUNT(1)  COMPANY(2)
                                         -------------- ------------ -----------
Per Share...............................       $             $            $
Total(3)................................     $             $            $

- -----
(1) The Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting".
(2) Before deducting estimated expenses of $625,000 payable by the Company.
(3) The Company has granted the U.S. Underwriters an option for 30 days to purchase up to an additional 360,000 shares at the initial public offering price per share, less the underwriting discount, solely to cover over-allotments. Additionally, the Company has granted an over-allotment option with respect to an additional 90,000 shares as part of the International Offering. If such options are exercised in full, the total initial public offering price, underwriting discount and proceeds to the Company will be
    $   , $    and $   , respectively. See "Underwriting".

                                  -----------

  The shares offered hereby are offered severally by the U.S. Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that certificates for the shares will be ready for delivery in New York, New York on
or about      , 1996, against payment therefor in immediately available funds.

GOLDMAN, SACHS & CO.                                    BEAR, STEARNS & CO. INC.

                                  -----------

                  The date of this Prospectus is      , 1996.

      [GRAPH RE: CARDIAC DEATH DATA]                 [PHOTO OF ELECTRODES]




                                            The Company has developed
  Sudden cardiac death is a               proprietary, disposable electrodes
public health problem accounting          for use in connection with its T-wave
for approximately one-half of all         alternans technology which it believes
cardiac deaths.                           will provide a recurring source of
                                          revenue.

                          [PHOTO OF CH 2000 SYSTEM]





                Cambridge Heart's CH 2000 System, a new stress
              test system, utilizes disposable electrodes and signal processing techniques to measure T-wave alternans down to one-millionth of a volt. T-wave alternans is an alternating pattern in the ECG which has been associated with sudden death and with life threatening heart rhythm disturbances.


     [DEPICTION OF T-WAVE ALTERNANS]          [GRAPH OF STUDY RESULTS]




  Most of those who suffer sudden           In a study published in the New
cardiac death have an underlying          England Journal of Medicine, T-Wave
electrical disorder which puts them       alternans predicted the occurrence
at risk of ventricular tachycardia        of life-threatening heart rhythm
or fibrillation--life threatening         disturbances with accuracy comparable
heart rhythm disturbances.                to that of the most accurate invasive
                                          test.

                               ----------------

  The Company intends to furnish to its stockholders annual reports containing audited financial statements and quarterly reports containing unaudited interim financial information for the first three fiscal quarters of each fiscal year of the Company.

                               ----------------

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE COMMON STOCK OFFERED HEREBY AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NASDAQ NATIONAL MARKET, IN THE OVER-THE-COUNTER MARKET, OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               PROSPECTUS SUMMARY

  The following summary is qualified in its entirety by reference to the more detailed information and the Company's financial statements and related notes thereto included elsewhere in this Prospectus. Investors should carefully consider the information set forth under the heading "Risk Factors". Except as otherwise noted herein, all information contained in this Prospectus (i) gives effect to a 1-for-2 reverse split of the Common Stock to be effective prior to the closing of this Offering, (ii) reflects the conversion of all outstanding shares of the Company's Series A and B Convertible Preferred Stock (the "Preferred Stock") into an aggregate of 4,455,708 shares of Common Stock, and
(iii) assumes no exercise of the Underwriters' over-allotment option.

                                  THE COMPANY

  Cambridge Heart, Inc. ("Cambridge Heart" or the "Company") is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, including proprietary disposable electrodes, the Company is addressing such key problems in cardiac diagnosis as (i) the identification of those at risk of sudden cardiac death, accounting for of approximately 50% of all deaths due to heart attack, (ii) the early detection of coronary artery disease and (iii) the prompt and accurate diagnosis of heart attack.

  With the emergence of new preventive therapies for sudden cardiac death (implantable defibrillators and radio frequency ablation), the Company believes that the accurate diagnosis of patients needing these therapies has become increasingly important. Existing non-invasive diagnostic tests generally either identify only a small subset of patients who are at risk of sudden cardiac death or are insufficiently accurate to warrant further invasive study or treatment. The Company believes that its technologies provide a solution to these shortcomings. The Company's lead product, the CH 2000 System, is designed to perform conventional cardiac stress tests as well as to incorporate the Company's proprietary technology to non-invasively measure extremely low levels of T-wave alternans, a beat-to-beat alternation in a portion of the electrocardiogram ("ECG" or "EKG"). Clinical research published to date has demonstrated that T-wave alternans is associated with vulnerability to ventricular arrhythmias responsible for sudden cardiac death, to a degree comparable to electrophysiology ("EP") testing, the most accurate invasive test.

  The Company is also conducting research and development on its cardiac electrical imaging ("CEI") technology for the diagnosis of coronary artery disease and the detection of acute myocardial infarction. The Company is evaluating this technology both for incorporation into the CH 2000 System and for stand-alone use in hospital emergency rooms.

  The Company's T-wave alternans and CEI technologies require the use of its proprietary disposable Hi-Res and Laplacian electrodes, respectively, which the Company believes will provide a recurring source of revenue. The Company anticipates that it will be the sole provider of these single-use electrodes due to their proprietary nature.

  The Company owns or is the exclusive licensee of seven patents issued or allowed and six patents pending in the United States, with 17 corresponding foreign patents issued or pending with respect to its technology.

  The Company's CH 2000 System has received 510(k) clearance from the FDA for sale in the United States for the purposes of performing standard stress tests and measuring T-wave alternans. This clearance, however, does not include a labeling claim covering the applicability or prognostic use of the T-wave alternans measurement. The Company is currently conducting further clinical studies and expects to make a subsequent 510(k) submission in the first half of 1997 with respect to the prognostic value of the Company's T-wave alternans technology. The Company has chosen to limit sales of the CH 2000 System in the United States to a limited number of clinical sites until its proprietary Hi-Res electrodes receive FDA clearance. The Company filed a 510(k) pre-market notification for the Hi-Res electrodes in May 1996. The CH 2000 System has received the CE mark for sale in Europe, and application has been made for approval with the Ministry of Health in Japan.

  The Company intends to market the CH 2000 System domestically through a direct sales force and distributors and internationally through distributors. The Company has entered into agreements with Kontron Instruments Ltd. ("Kontron"), a leading supplier of patient monitoring and cardiac diagnostic equipment in Europe, for distribution of the CH 2000 System in Europe and the Middle East, and Fukuda Denshi Co., Ltd. ("Fukuda Denshi"), the leading supplier of stress test and ECG equipment in Japan, for distribution of the system in Japan.

  The Company was incorporated in Delaware in 1990. The Company's principal office is located at 1 Oak Park Drive, Bedford, MA 01730 and its telephone number is (617) 271-1200.

  CH 2000(TM) and Hi-Res(TM) are trademarks of the Company. All other trade names and trademarks appearing in this prospectus are the property of their respective holders.

                                ----------------

                                  THE OFFERING

Common Stock offered:
 U.S. Offering......................... 2,400,000 shares
 International Offering................   600,000 shares
  Total................................ 3,000,000 shares
Common Stock to be outstanding after
 the Offering.......................... 10,663,871 shares(1)
Use of proceeds........................ Research and development, clinical studies, capital equipment, sales and
                                        marketing, and for working capital and
                                        other general corporate purposes.
Proposed Nasdaq National Market
 symbol................................ CAMH

- --------
(1) Excludes 1,763,037 shares of Common Stock issuable upon the exercise of options and warrants outstanding as of May 1, 1996. See "Dilution", "Capitalization", "Certain Transactions" and "Description of Capital Stock".

  The offering of 2,400,000 shares of Common Stock initially being offered in the United States (the "U.S. Offering") and the offering of 600,000 shares of Common Stock initially being offered outside the United States (the "International Offering") are collectively referred to herein as the "Offering". The closing of the International Offering is conditioned upon the closing of the U.S. Offering and vice versa.

                                  RISK FACTORS

  The shares offered hereby involve a high degree of risk, and prospective purchasers should carefully consider the factors described under "Risk Factors".

                             SUMMARY FINANCIAL DATA
                 (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                 THREE MONTHS
                             YEAR ENDED DECEMBER 31,            ENDED MARCH 31,
                         ----------------------------------  ----------------------
                            1993        1994        1995        1995        1996
                         ----------  ----------  ----------  ----------  ----------
STATEMENT OF OPERATIONS
 DATA:
Product revenue......... $      --   $      --   $       68  $      --   $       55
Revenue from research
 and option agreement...        --           25         --          --          --
Cost of goods sold......        --          --          141         --           49
Costs and expenses:
  Research and develop-
   ment.................        589       1,124       1,560         414         353
  Selling, general and
   administrative.......        321         724       1,110         191         366
                         ----------  ----------  ----------  ----------  ----------
Loss from operations.... $     (910) $   (1,823) $   (2,743) $     (605) $     (713)
Interest income, net....         27         164         246          44          47
                         ----------  ----------  ----------  ----------  ----------
Net loss................ $     (883) $   (1,659) $   (2,497) $     (561) $     (666)
                         ==========  ==========  ==========  ==========  ==========
Pro forma net loss per
 share..................                         $    (0.33)             $    (0.08)
                                                 ==========              ==========
Pro forma weighted
 average common and
 common equivalent
 shares outstanding(1)..                          7,564,108               7,938,872
                                                 ==========              ==========

                                                             MARCH 31, 1996
                                                         -----------------------
                                                         ACTUAL   AS ADJUSTED(2)
                                                         -------  --------------
BALANCE SHEET DATA:
Cash and cash equivalents............................... $ 3,027     $35,882
Working capital.........................................   3,149      36,004
Total assets............................................   3,536      36,391
Total liabilities.......................................     182         182
Accumulated deficit.....................................  (5,747)     (5,747)
Stockholders' equity....................................   3,353      36,208

- --------
(1) For the year ended December 31, 1995 and the three months ended March 31, 1996, pro forma weighted average common and common equivalent shares outstanding consist of 7,233,875 and 7,619,861 shares of Common Stock, respectively, after giving effect to the reverse stock split and the conversion of preferred stock upon the completion of the Offering and including 330,233 and 319,011 shares, respectively, attributable to options granted in the twelve month period prior to the Offering using the if-converted method.
(2) Gives effect to the sale of 3,000,000 shares of Common Stock offered by the Company in the Offering hereby at an assumed initial public offering price of $12.00 per share and the application of the net proceeds therefrom, after deducting the estimated underwriting discount and offering expenses payable by the Company. See "Use of Proceeds".

                                 RISK FACTORS

  An investment in the shares of Common Stock offered hereby involves a high degree of risk. The following factors, in addition to the other information contained in this Prospectus, should be carefully considered in evaluating the Company and its business before purchasing the shares of Common Stock offered hereby. This Prospectus contains forward-looking statements that involve risks and uncertainties. The Company's actual results may differ significantly from the results discussed in the forward-looking statements. Factors that might cause such differences include those discussed below.

DEVELOPMENT STAGE COMPANY; HISTORY OF OPERATING LOSSES

  The Company is a development stage company and since inception has engaged primarily in research, development, testing and obtaining regulatory clearances for its products. To date, sales of its CH 2000 System have been limited to participants in clinical trials and the Company's distributor in Japan. The Company is required to obtain regulatory clearance for significant aspects of its technology. See "--Uncertainties Relating to Technological Approaches of the Company" and "--Government Regulation; Future Product Approvals Uncertain". As of March 31, 1996, the Company had an accumulated deficit of approximately $5,747,000 and had a net loss of approximately $2,497,000 for the year ended December 31, 1995. The Company expects to incur substantial and increasing net losses for the foreseeable future as a result of sales and marketing, research and product development, manufacturing and other expenses expected to be incurred as the Company further commercializes the CH 2000 System and expands its product offerings. There can be no assurance that the Company will ever generate substantial revenues or achieve profitability. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

NO ASSURANCE OF MARKET ACCEPTANCE; SUBSTANTIAL DEPENDENCE ON SINGLE PRODUCT

 To date, the Company has developed only one product for commercial sale, the CH 2000 System, and its other products are at an early stage of development and significant aspects of the Company's technology are awaiting clearance. The Company believes that its future success substantially depends upon successful commercialization and market acceptance of the CH 2000 System incorporating the Company's T-wave alternans technology. The analysis of T-wave alternans to diagnose ventricular arrhythmias is a new diagnostic approach that is currently investigational. The Company has not yet applied for clearance from the U.S. Food and Drug Administration (the "FDA") for a labelling claim covering the applicability or prognostic use of its T-wave alternans technology. In addition, the Company's proprietary Hi-Res electrodes, which are required for the effective implementation of the CH 2000 System, have not received regulatory clearance. Market acceptance will depend upon the Company's ability to obtain regulatory clearance or approval for its Hi-Res electrodes and for claims covering the applicability or prognostic use of T-wave alternans measurement, as well as its ability to demonstrate the diagnostic advantages, cost-effectiveness and performance features of the CH 2000 System. Market acceptance will also be driven in large part by acceptance of the CH 2000 System by influential physicians. There can be no assurance that the Company will be able to successfully commercialize or achieve market acceptance of the CH 2000 System or that the Company's competitors will not develop competing technologies that are superior to those of the Company. Failure by the Company to successfully commercialize or achieve market acceptance of the CH 2000 System would have a material adverse effect on the Company's business, financial condition and results of operations.

UNCERTAINTIES RELATING TO TECHNOLOGICAL APPROACHES OF THE COMPANY

  The Company intends to develop and sell products which are based upon T-wave alternans analysis and cardiac electrical imaging technologies that have not previously been applied to cardiac diagnostic products. There can be no assurance that a market will develop or that the ultimate size of such market will justify the Company's significant investment in commercializing its products. The Company has sponsored and is continuing to sponsor a number of clinical studies relating to the

CH 2000 System, its T-wave alternans technology and its Hi-Res electrodes to establish the prognostic value of its T-wave alternans technology. While these studies and third-party studies on high risk patients to date have indicated that T-wave alternans is associated with ventricular arrhythmia to a degree comparable to EP testing, there can be no assurances that the results of such studies will continue to do so. Any results of clinical studies or trials which fail to demonstrate that T-wave alternans is comparable in accuracy to alternative diagnostic tests, or which otherwise call into question the cost-effectiveness, efficacy or safety of this, or other Company technologies, would have a material adverse effect on the Company's business, financial condition and results of operations. The development of commercial products based upon these technologies will also be subject to the risks typically inherent in the development of products based on new technologies. These risks include the possibility that any diagnostic products based on these technologies will be found to be ineffective or inaccurate, or otherwise fail to receive necessary regulatory clearances or approvals; that the proprietary rights of third parties will preclude the Company or its distributors from marketing products; or that third parties will market equivalent or superior products. The Company is currently conducting further clinical studies and expects to make a subsequent 510(k) submission in the first half of 1997 with respect to the prognostic value of the Company's T-wave alternans technology. However, there can be no assurance that the results of such studies will support such submission or that regulatory clearance will be received. In addition, there can be no certainty that products incorporating alternative technologies in which the Company has limited expertise will not be introduced and adversely affect demand for the Company's products. As a result, there can be no assurance that the Company's development activities will result in commercially viable products. Failure to develop commercially viable products would have a material adverse effect on the Company's business, financial condition and results of operations.

DEPENDENCE UPON LICENSES

  The Company and the Massachusetts Institute of Technology ("MIT") have entered into four license agreements (the "MIT License Agreements"), pursuant to which the Company is the exclusive licensee of certain technologies upon which the Company's current and future products are based, including certain patents associated therewith. These technologies, including the T-wave alternans analysis technology incorporated in the Company's CH 2000 System, and technologies relating to cardiac electrical imaging, pacing for the prevention of cardiac arrhythmias and cardiovascular identification, are of material importance to the Company. These licenses are exclusive until 2007; thereafter, each license will convert to a nonexclusive license, and will last for the life of the applicable patents, unless extension of exclusivity is agreed to by MIT. In addition, the Company has entered into a license agreement with Dr. Richard Cohen, a founder, director of, and consultant to, the Company (the "Cohen License Agreement"), pursuant to which the Company is the exclusive licensee of certain technology developed by Dr. Cohen which the Company may include in its future products. These license agreements impose various commercialization, sublicensing, insurance, royalty, product liability indemnification and other obligations on the Company. Failure by the Company to comply with these requirements could result in conversion of the licenses from being exclusive to nonexclusive in nature or, in some cases, termination of the license. The loss of the Company's exclusive rights to the technology licensed under these license agreements or their termination could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Patents, Trade Secrets and Proprietary Rights" and "Certain Transactions".

GOVERNMENT REGULATION; FUTURE PRODUCT APPROVALS UNCERTAIN

  The Company's products, product development activities, manufacturing processes and sales and marketing are subject to extensive and rigorous regulation by the FDA and comparable agencies in foreign countries. In the United States, the FDA regulates the introduction of medical devices as well as manufacturing, labeling and record keeping procedures for such products. In order for the Company to market its products for clinical use in the United States, the Company must obtain from the FDA clearance of a 510(k) pre-market notification, or approval of a more extensive submission known as pre-market approval ("PMA") application. The process of obtaining marketing clearance or approval for new medical devices from the FDA can be costly and time consuming, and there can be no assurance that such clearance or approval will be granted for the Company's future products on a timely basis, if at all, or that FDA review will not involve delays that will adversely affect the Company's ability to commercialize additional products or expand permitted uses of existing products.

  A 510(k) pre-market notification requires the manufacturer of a medical device to establish that the device is "substantially equivalent" to medical devices legally marketed in the United States. While the CH 2000 System currently marketed by the Company, including the Company's T-wave alternans technology, has received 510(k) clearance from the FDA for sale in the United States, the 510(k) clearance does not allow the Company to make claims regarding the effectiveness of this technology in identifying patients at risk of sudden cardiac death. The Company is currently conducting further clinical studies and intends to submit a 510(k) application to support such claims. The Company has also filed a 510(k) pre-market notification for its Hi-Res electrodes which are required for the effective implementation of the CH 2000 System. For these and any future products, including any product based on the Company's CEI technology, there can be no assurance that the FDA will concur with the Company's 510(k) request for clearance, or that the FDA will not require the Company to file PMA applications. The process of obtaining a PMA can be more expensive, uncertain and lengthy than the process of obtaining 510(k) clearance, and frequently requires anywhere from one to several years from the date of submission, if approval is obtained at all. The failure to obtain 510(k) clearance for additional labeling claims for the CH 2000 System or for the Hi-Res electrodes would have a material adverse effect on the business, financial condition and results of operations of the Company.

  Even if regulatory clearance to market a device is obtained from the FDA, this clearance may limit the indicated uses of the device. Marketing clearance can also be withdrawn by the FDA due to failure to comply with regulatory standards or the occurrence of unforeseen problems following initial clearance. The Company may be required to make further filings with the FDA under certain circumstances such as the addition of new product claims. The FDA could also limit or prevent the manufacture or distribution of the Company's products and has the power to require the recall of such products. Significant delay or cost in obtaining, or failure to obtain FDA clearance to market products, any FDA limitations on the use of the Company's products, or any withdrawal of clearance by the FDA could have a material adverse effect on the business, financial condition and results of operations of the Company.

  In addition, all products manufactured by the Company must be manufactured in compliance with the standards established by the FDA's Good Manufacturing Practices ("GMP") regulations. Ongoing compliance with GMP and other applicable regulatory requirements is monitored through periodic inspection by state and federal agencies, including the FDA. The FDA may inspect the Company and its facilities from time to time to determine whether the Company is in compliance with regulations relating to medical device manufacturing companies, including regulations concerning manufacturing, testing, quality control and product labeling practices.

  FDA regulations depend heavily on administrative interpretation, and there can be no assurance that future interpretations made by the FDA or other regulatory bodies, with possible retroactive effect, will not adversely affect the Company. In addition, changes in the existing regulations or adoption of new governmental regulations or policies could prevent or delay regulatory approval of the Company's products.

  Failure to comply with applicable regulatory requirements could result in, among other things, warning letters, fines, injunctions, civil penalties, recall or seizure of products, total or partial suspension of production, refusal of the government to grant pre-market clearance or pre-market approval for devices, withdrawal of approvals and criminal prosecution.

  A significant portion of the Company's revenue will be dependent upon sales of its products outside the United States. Foreign regulatory bodies have established varying regulations governing product standards, packaging requirements, labeling requirements, import restrictions, tariff regulations, duties and tax requirements. Specifically, the European Union ("EU") has promulgated rules which require that medical products receive the right to affix the CE mark, an international symbol of adherence to quality assurance standards and compliance with applicable European medical device directives. Although the Company has obtained CE mark approval for its first product, the CH 2000 System, there is no assurance that the Company will be able to obtain CE approval for its future products. Application has been made for approval with the Ministry of Health in Japan, however, there can be no assurance that such approval will be granted. The inability or failure of the Company or its international distributors to comply with varying foreign regulations or the imposition of new regulations could restrict or, in certain countries, result in the prohibition of the sale of the Company's products internationally and thereby adversely affect the Company's business, financial condition and results of operations. See "Business--Government Regulation".

RAPID TECHNOLOGICAL CHANGE AND INTENSE COMPETITION

  The medical device market is characterized by intensive development efforts and rapidly advancing technology. The future success of the Company will depend, in large part, upon its ability to anticipate and keep pace with advancing technology and competitive innovations. However, there can be no assurance that the Company will be successful in identifying, developing and marketing new products or enhancing its existing products. In addition, there can be no assurance that new products or alternative diagnostic techniques will not be developed that will render the Company's current or planned products obsolete or inferior. Rapid technological development by competitors may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to such products.

  Competition from medical devices which help to diagnose cardiac disease is intense and likely to increase. The Company competes with manufacturers of ECG stress tests, the conventional method of diagnosing ischemic heart disease, and may compete with manufacturers of other non-invasive tests, including ECGs, Holter monitors, ultrasound tests and systems for measuring cardiac late potentials. Many of the Company's competitors and potential competitors have substantially greater capital resources, name recognition, research and development experience and regulatory, manufacturing and marketing capabilities. Many of these competitors offer well established, broad product lines and ancillary services not offered by the Company. Some of the Company's competitors have long-term or preferential supply arrangements with physicians and hospitals which may act as a barrier to market entry. In addition, other large health care companies may enter the non-invasive cardiac diagnosis product market in the future. Competing companies may succeed in developing products that are more efficacious or less costly than any that may be developed by the Company, and such companies also may be more successful than the Company in producing and marketing such products or their existing products. Competing companies may also introduce competitive pricing pressures that may adversely affect the Company's sales levels and margins. There can be no assurance that the Company will be able to compete successfully with existing or new competitors. See "Business--Competition".

UNCERTAINTY RELATING TO THIRD-PARTY REIMBURSEMENT

  The Company could be adversely affected by changes in reimbursement policies of governmental or private health care payors, particularly to the extent any such changes affect reimbursement for procedures in which the Company's products are used. Failure by physicians, hospitals and other users of the Company's products to obtain sufficient reimbursement from health-care payors for procedures in which the Company's products are used or adverse changes in governmental and private third-party payors' policies toward reimbursement for such procedures would have a material adverse effect on the Company's business, financial condition and results of operations.

  If the Company obtains the necessary foreign regulatory approvals, market acceptance of the Company's products in international markets would be dependent, in part, upon the availability of reimbursement within prevailing health-care payment systems. Reimbursement and health-care payment systems in international markets vary significantly by country, and include both government sponsored health care and private insurance. The Company intends to seek international reimbursement approvals, although there can be no assurance that any such approvals will be obtained in a timely manner, if at all, and failure to receive international reimbursement approvals could have an adverse effect on market acceptance of the Company's products in the international markets in which such approvals are sought. See "Business--Reimbursement".

UNCERTAINTY REGARDING PATENTS AND PROPRIETARY RIGHTS

  The computer algorithms that allow the CH 2000 System to measure T-wave alternans and certain aspects of the Company's CEI technology, including its CEI electrodes, are covered by U.S. patents issued to MIT that are licensed exclusively to the Company. The Company has applied for a U.S. patent covering the use of exercise or physiological stress in the measurement of T-wave alternans, which has been allowed, and corresponding foreign patents are pending. The Company has also applied for U.S. and foreign patents covering additional proprietary signal processing algorithms and its Hi-Res electrodes for use in the measurement of T-wave alternans. The Company owns or is the exclusive licensee of seven patents issued or allowed and six patents pending in the United States, with 17 corresponding foreign patents issued or pending with respect to its technololgy. The MIT License Agreement and the Cohen License Agreement impose various commercialization, sublicensing, insurance, royalty, product liability indemnification and other obligations on the Company. See "-- Dependence Upon Licenses".

  The Company's future success will depend, in part, on its ability to continue to develop patentable products, enforce its patents and obtain patent protection for its products both in the United States and in other countries. However, the patent positions of medical device companies, including the Company, are generally uncertain and involve complex legal and factual questions. No assurance can be given that patents will issue from any patent applications owned by or licensed to the Company or that, if patents do issue, the claims allowed will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company.

  The medical device industry has been characterized by extensive litigation regarding patents and other intellectual property rights. Litigation, which is likely to result in substantial expense to the Company, may be necessary to enforce any patents issued or licensed to the Company and/or to determine the scope and validity of others' proprietary rights. The Company may also have to participate in interference proceedings declared by the United States Patent and Trademark Office, which could result in substantial expense to the Company, to determine the priority of inventions. Furthermore, the Company may have to participate at substantial cost in International Trade Commission proceedings to abate importation of products which would compete unfairly with products of the Company.

  The Company relies on unpatented trade secrets to protect its proprietary technology, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent techniques or otherwise gain access to the Company's proprietary technology or disclose such technology or that the Company can ultimately protect its rights to such unpatented proprietary technology. The Company also relies on confidentiality agreements with its collaborators, employees, advisors, vendors and consultants to protect its proprietary technology. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Failure to obtain or maintain patent and trade secret protection, for any reason, could have a material adverse effect on the Company's business, financial condition and results of operations. See "Business--Patents, Trade Secrets and Proprietary Rights".

LIMITED MANUFACTURING AND MARKETING EXPERIENCE

  For the Company to commercialize its products successfully, it must manufacture or assemble these products, either by itself or through third parties, in commercial quantities, at high quality levels and at commercially reasonable costs. Such manufacturing or assembly must be accomplished in accordance with GMP and, by 1998, ISO 9001 and other applicable regulatory requirements. There can be no assurance that the Company's reliance on others for the manufacture of its components, including the Hi-Res electrodes, will not result in problems with product supply. Interruptions in the availability of components could delay or prevent the development and commercial marketing of the CH 2000 System.

  The Company intends to market its products in the United States primarily through its own direct sales force and, to a lesser extent, distributors. Significant expenditures, management resources and time will be required for the Company to develop a successful domestic direct sales force. There can be no assurance that the Company will be able to recruit and retain skilled sales management, direct salespersons or distributors, or that the Company's sales efforts will be successful. See "Business--Sales and Marketing". The Company intends to market its products internationally through independent distributors. These distributors may also distribute competing products under certain circumstances. The loss of a significant international distributor could have a material adverse effect on the Company's business if a new distributor, sales representative or other suitable sales organization cannot be found on a timely basis in the relevant geographic market. To the extent that the Company relies on sales in certain territories through distributors, any revenues the Company receives in those territories will depend upon the efforts of its distributors. Furthermore, there can be no assurance that a distributor will market the Company's products successfully or that the terms of its distribution arrangements will be acceptable to the Company. See "Business--Sales and Marketing".

DEPENDENCE UPON KEY SUPPLIERS

  Although the Company believes that there are a number of qualified vendors for most of the components and subassemblies required for its products, certain components are currently single sourced. Moreover, substitute components may not be immediately available in quantities needed by the Company. Delays associated with any future component shortages, particularly as the Company scales up its manufacturing activities in support of commercial sales, could have a material adverse effect on the Company's business, financial condition and results of operations. The Company is actively seeking alternative sources but the Company's inability to obtain alternative suppliers or a sufficient quantity of such components on favorable terms could materially adversely affect the Company's business, financial condition and results of operations. See "Business--Manufacturing".

ATTRACTION AND RETENTION OF KEY MANAGEMENT PERSONNEL AND CONSULTANTS

  The Company is highly dependent on its senior management, marketing and technical personnel, the loss of whose services could have a material adverse effect on the Company. Recruiting and retaining such personnel in the future will be critical to the Company's success. There can be no assurance that the Company will be able to attract and retain qualified personnel on acceptable terms given the competition for such qualified personnel.

  The Company is party to a consulting agreement with Dr. Cohen, pursuant to which Dr. Cohen has agreed to provide one day a week of consulting services to the Company through February 1998 regarding development and commercialization of the Company's core technologies which have been licensed from MIT. During the term of the consulting agreement, and for a period of up to two additional years following its termination or expiration, Dr. Cohen is obligated not to compete with the Company provided the Company makes continuing payments to Dr. Cohen during such two year period. In the event that Dr. Cohen ceases to provide consulting services or to maintain a relationship with the Company, whether by reason of expiration of the consulting agreement, a breach by the Company of the agreement's terms, or any dispute between the Company and Dr. Cohen, such cessation would have a material adverse impact upon the Company in view of Dr. Cohen's reputation with important clinical constituencies, and his expertise concerning the Company's technologies.

  In addition, the Company depends on other third party consultants, collaborators and contractors in connection with its product development, testing and manufacturing activities. The discontinuation of the Company's collaborative relationship with any of its consultants, collaborators or contractors, or the Company's failure to establish relationships in the future with highly qualified collaborators, consultants or contractors, could have a material adverse effect on the Company's business, financial condition and results of operations.

  The Company has entered into employment agreements with Jeffrey M. Arnold, the Company's President and Chief Executive Officer, and Dr. Paul Albrecht, Vice President of Engineering. See "Management--Employment Agreements". In addition, the Company maintains life insurance policies for its benefit on the lives of Dr. Cohen and Mr. Arnold in the amounts of $2.0 million and $1.0 million, respectively.

INTERNATIONAL SALES AND OPERATIONS RISKS

  The Company plans to sell the CH 2000 System and any future products on a worldwide basis. A number of risks are inherent in international transactions. International sales and operations may be limited or disrupted by the imposition of government controls, export license requirements, political instability, trade restrictions, changes in tariffs or difficulties in staffing and managing international operations. In addition, laws in foreign countries may not always provide protection for the Company's proprietary rights in its technologies. Foreign regulatory agencies often establish product standards different from those in the United States and any inability to obtain foreign regulatory approvals on a timely basis could have an adverse effect on the Company's international business and its financial condition and results of operations. Additionally, the Company's business, financial condition and results of operations may be adversely affected by fluctuations in currency exchange rates as well as increases in duty rates and difficulties in obtaining export licenses. There can be no assurance that the Company will be able to successfully commercialize the CH 2000 System or any future product in any foreign market. See "Business--Marketing and Sales".

FUTURE CAPITAL NEEDS; UNCERTAINTY OF ADDITIONAL FUNDING

  The Company believes that its existing capital resources, together with the proceeds of this Offering and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next two years. The Company's future capital requirements will depend, however, on many factors, including sales of its existing product, the continued progress in, and magnitude of, its research and product development programs, the timing and costs involved in obtaining regulatory approvals, the costs involved in filing, prosecuting, enforcing and defending patent claims, competing technological and market developments and the costs and success of commercialization activities, and there can be no assurance that the Company may not in the future require additional funding. If the Company requires additional funding, there can be no assurance that it will be able to obtain such funding on acceptable terms, if at all.

PRODUCT LIABILITY RISK; LIMITED INSURANCE COVERAGE

  The manufacture and sale of medical devices entails significant risk of product liability claims in the event that the use of such devices is alleged to have resulted in adverse effects to a patient. The Company has taken and will continue to take what it believes are appropriate precautions, including maintaining general liability and commercial liability insurance policies which include coverage for product liability claims. The limit under these policies totals $2.0 million. However, there can be no assurance that the Company's existing insurance coverage limits are adequate to protect the Company from any liabilities it might incur in connection with the sale of its products. In addition, the Company may require increased product liability coverage. Such insurance is expensive and in the future may not be available on acceptable terms, if at all. A successful product liability claim or series of claims brought against the Company in excess of its insurance coverage could have a material adverse effect on the Company's business, financial condition and results of operations. Additionally, it is possible that adverse product liability actions could negatively affect the Company's ability to obtain and maintain regulatory approval for its products.

NO PUBLIC MARKET; POSSIBLE VOLATILITY OF SHARE PRICE

  Prior to this Offering, there has been no public market for the Common Stock of the Company, and there can be no assurance that an active trading market will develop or be sustained after this Offering. The initial public offering price will be determined by negotiations among the Company and the representatives of the Underwriters based upon several factors and may not be indicative of future market prices. See "Underwriting" for a discussion of the factors to be considered in determining the initial public offering price. The market price of the Company's Common Stock could be subject to wide fluctuations in response to quarterly variations in the Company's operating results, announcements of technological innovations or new commercial products by the Company or its competitors, governmental regulation, developments in patent or other proprietary rights and public concern regarding the safety, effectiveness or other implications of the products being developed by the Company. In addition, the stock market has experienced extreme price and volume fluctuations. This volatility has significantly affected the market prices of securities of many medical device companies for reasons frequently unrelated to or disproportionate to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of the Company's Common Stock.

CONTROL BY DIRECTORS, OFFICERS AND PRINCIPAL STOCKHOLDERS

  Upon completion of this Offering, the Company's directors, executive officers and principal stockholders, together with their affiliates, will beneficially own approximately 47% of the Company's outstanding Common Stock (approximately 45% if the Underwriters exercise their over-allotment option in full). As a result, these stockholders, if acting together, will have the ability to influence the outcome of corporate actions requiring stockholder approval, including the election of directors and the approval of certain mergers and other significant corporate transactions, such as a sale of substantially all of the Company's assets, irrespective of how other stockholders of the Company may vote. This concentration of ownership may have the effect of delaying or preventing a change in control of the Company. See "Management" and "Principal Stockholders".

SHARES ELIGIBLE FOR FUTURE SALE

  Sales of substantial amounts of Common Stock in the public market following this Offering could have a material adverse effect on the market price of the Common Stock. The 3,000,000 shares of Common Stock offered by the Company (and any shares sold pursuant to the exercise of the Underwriters' over-allotment option) will be freely tradable without restriction. An additional 225,028 shares of Common Stock, which are not subject to lock-up agreements with the Underwriters, will be eligible for sale in the public market upon the date of this Prospectus in reliance on Rule 144(k) under the Securities Act of 1933 as amended (the "Securities Act"). An additional 1,832,864 shares of Common Stock, which are not subject to lock-up agreements with the Underwriters, will be eligible for sale in the public market on October 25, 1996, in reliance on Rule 144(k) under the Securities Act. Beginning approximately 90 days after the date of this Prospectus, approximately 4,930,147 additional shares of Common Stock (including approximately 542,960 shares of Common Stock issuable upon exercise of vested stock options) will become eligible for sale in the public market pursuant to Rules 144 and 701. Additionally, stockholders of the Company owning an aggregate of approximately 5,675,205 shares of Common Stock, have the right to demand registration under the Securities Act of their shares of Common Stock and have the right to have their shares of Common Stock included in future registered public offerings of securities by the Company. The Company cannot predict the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. Sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Company's Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities. See "Description of Capital Stock--Common Stock", "Shares Eligible for Future Sale" and "Underwriting".

ANTI-TAKEOVER PROVISIONS

  The Company's Restated Certificate of Incorporation as in effect upon the closing of this Offering will require that any action required or permitted to be taken by stockholders of the Company must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing, and will require reasonable advance notice by a stockholder of a proposal or director nomination which such stockholder desires to present at any annual or special meeting of stockholders. Special meetings of stockholders may be called only by the President of the Company or by the Board of Directors. The Restated Certificate of Incorporation provides for a classified Board of Directors, and members of the Board of Directors may be removed only for cause upon the affirmative vote of holders of at least two-thirds of the shares of capital stock of the Company entitled to vote. In addition, the Board of Directors will have the authority, without further action by the stockholders, to fix the rights and preferences of, and issue shares of, Preferred Stock. These provisions and other provisions of the Restated Certificate of Incorporation, may have the effect of deterring unsolicited acquisition proposals or hostile takeovers or delaying or preventing changes in control or management of the Company, including transactions in which stockholders might otherwise receive a premium for their shares over the then current market prices. In addition, these provisions may limit the ability of stockholders to approve transactions that they may deem to be in their best interests. See "Description of Capital Stock--Preferred Stock" and "--Delaware Law and Certain Charter and By-Law Provisions".

SIGNIFICANT FLEXIBILITY IN APPLYING NET PROCEEDS OF OFFERING

  Currently, the Company has no specific plans for the net proceeds of this Offering, other than to fund research and development activities, clinical studies, capital equipment for manufacturing scale-up, sales and marketing, and for working capital and general corporate purposes. In addition to obtaining equity capital, the purpose of this Offering is to create a public market for the Common Stock and to facilitate future access to public markets. A portion of the net proceeds may also be used for the acquisition of products and technologies that are complementary to those of the Company. Accordingly, management will have significant flexibility in applying the net proceeds of this Offering. See "Use of Proceeds".

ABSENCE OF DIVIDENDS

  The Company has not paid any dividends on the Common Stock since its inception and does not anticipate paying any dividends in the future. Declaration of dividends on the Common Stock will depend upon, among other things, future earnings, if any, the operating and financial condition of the Company, its capital requirements and general business conditions. See "Dividend Policy".

                                USE OF PROCEEDS

  The net proceeds to the Company from the sale of the 3,000,000 shares of Common Stock offered hereby are estimated to be $32.9 million ($37.9 million if the Underwriters exercise their over-allotment option in full), assuming an initial public offering price of $12.00 per share and after deducting the underwriting discount and estimated offering expenses payable by the Company.

  The Company intends to use the net proceeds of this Offering to fund research and development, clinical studies, the acquisition of capital equipment for manufacturing scale-up, sales and marketing activities and for working capital and general corporate purposes. A portion of the net proceeds may also be used for the acquisition of products and technologies that are complementary to those of the Company.

  The amount and timing of expenditures may vary significantly depending upon numerous factors, including the success of the Company's currently marketed product, the continued progress in, and magnitude of the Company's research and product development programs, market acceptance of the Company's products, the timing and costs involved in obtaining regulatory clearances and approvals, the costs involved in filing, prosecuting, enforcing and defending patent claims, and competing technological and market developments and the costs and success of its commercialization activities. Based upon its current operating plan, the Company believes that its existing capital resources, together with the proceeds of this Offering and interest earned thereon, will be adequate to satisfy its capital requirements for at least the next two years.

  Pending application of the proceeds of this Offering as described above, the Company intends to invest the net proceeds of this Offering in short-term, investment-grade, interest-bearing instruments. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                                DIVIDEND POLICY

  The Company has never declared or paid any cash dividends on its capital stock. The Company currently intends to retain future earnings, if any, for use in its business and therefore does not anticipate paying cash dividends in the foreseeable future. Payment of future dividends, if any, will be at the discretion of the Company's Board of Directors after taking into account various factors, including the Company's financial condition, operating results, current and anticipated cash needs and plans for expansion. See "Management's Discussion and Analysis of Financial Condition and Results of Operations--Liquidity and Capital Resources".

                       CAPITALIZATION AND CASH POSITION

  The following table sets forth as of March 31, 1996 (i) the actual capitalization and cash position of the Company, after giving effect to 1-for-2 reverse split of the Common Stock to be effective prior to the closing of this Offering, (ii) the pro forma capitalization and cash position of the Company giving effect to the conversion of all outstanding shares of Preferred Stock into Common Stock at the closing of this Offering, and (iii) the pro forma capitalization and cash position of the Company as adjusted to reflect the issuance and sale of 3,000,000 shares of Common Stock offered hereby at an assumed initial public offering price of $12.00 per share and the application of the net proceeds therefrom, after deducting the underwriting discount and estimated offering expenses.

                                                        MARCH 31, 1996
                                                 ------------------------------
                                                                     PRO FORMA
                                                 ACTUAL   PRO FORMA AS ADJUSTED
                                                 -------  --------- -----------
                                                    (DOLLARS IN THOUSANDS)
Cash and cash equivalents                        $ 3,027   $ 3,027    $35,882
                                                 =======   =======    =======
Stockholders' equity:
  Series B convertible preferred stock, $0.001
   par value; 2,500,000 shares authorized;
   2,333,333 issued and outstanding (liquidating
   preference of $3,500,000) actual; none issued
   and outstanding pro forma and pro forma as
   adjusted..................................... $     2   $   --     $   --
  Series A convertible preferred stock, $0.001
   par value; 6,900,000 shares authorized;
   6,578,083 shares issued and outstanding
   (liquidating preference of $6,578,083)
   actual; none issued and outstanding pro forma
   and pro forma as adjusted....................       7       --         --
  Preferred stock, $0.001 par value; 2,000,000
   shares authorized; no shares issued and
   outstanding..................................     --        --         --
  Common stock, $0.001 par value; 25,000,000
   shares authorized; 3,208,163 shares issued
   and outstanding actual; 7,663,871 pro forma;
   10,663,871 pro forma as adjusted(1)..........       3         8         11
  Additional paid-in capital....................   9,517     9,521     42,373
  Deficit accumulated during the development
   stage........................................  (5,747)   (5,747)    (5,747)
  Deferred compensation.........................    (429)     (429)      (429)
                                                 -------   -------    -------
    Total stockholders' equity.................. $ 3,353   $ 3,353    $36,208
                                                 =======   =======    =======

- --------
(1) The foregoing assumes no exercise of outstanding options or warrants. As of March 31, 1996, there were outstanding options to purchase 1,319,499 shares of Common Stock under the Company's 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan") at a weighted average exercise price of $0.54 per share, and warrants to purchase 438,538 shares of Common Stock at an exercise price of $2.00 per share. As of the closing of this Offering, an additional 1,200,000 shares will be reserved for future issuance under the Company's stock plans. See "Management--Employee Benefit Plans" and Notes 5 and 6 to the Company's financial statements.

                                   DILUTION

  The pro forma net tangible book value of the Company as of March 31, 1996 was approximately $3,353,000, or $0.44 per share, after giving effect to the conversion of all outstanding shares of Preferred Stock into an aggregate of 4,455,708 shares of Common Stock upon completion of this Offering. Pro forma net tangible book value per share represents the amount of total tangible assets of the Company reduced by the Company's total liabilities, divided by the number of shares of Common Stock outstanding. Assuming an offering price of $12.00 per share and after giving effect to the sale by the Company of 3,000,000 shares of Common Stock in this Offering (after deducting the estimated underwriting discount and offering expenses), the pro forma net tangible book value of the Company as of March 31, 1996 would have been approximately $36,208,000 or $3.40 per share. This represents an immediate increase in pro forma net tangible book value of $2.96 per share to existing stockholders and an immediate dilution in pro forma net tangible book value of $8.60 per share to new investors purchasing Common Stock in this Offering. The following table illustrates the per share dilution:

   Assumed initial public offering price per share...............       $12.00
     Pro forma net tangible book value per share as of March 31,
      1996....................................................... $0.44
     Increase per share attributable to new investors............  2.96
                                                                  -----
   Pro forma net tangible book value per share after this
    Offering.....................................................         3.40
                                                                        ------
   Dilution per share to new investors...........................       $ 8.60
                                                                        ======

  The following table summarizes, on the pro forma basis described above, as of March 31, 1996, the number of shares of Common Stock purchased from the Company, the total consideration paid to the Company, and the average price paid per share by the existing stockholders and by investors purchasing shares of Common Stock offered hereby (at an assumed initial public offering price of $12.00 per share):

                              SHARES PURCHASED     TOTAL CONSIDERATION
                            --------------------- ---------------------- AVERAGE PRICE
                              NUMBER   PERCENTAGE   AMOUNT    PERCENTAGE   PER SHARE
                            ---------- ---------- ----------- ---------- -------------
   Existing stockholders...  7,663,871    71.9%   $10,095,898    21.9%      $ 1.32
   New investors...........  3,000,000    28.1     36,000,000    78.1        12.00
                            ----------   -----    -----------   -----
     Total................. 10,663,871   100.0%   $46,095,898   100.0%
                            ==========   =====    ===========   =====

  The above computation assumes no exercise of outstanding options and warrants since March 31, 1996. As of March 31, 1996, there were options and warrants outstanding to purchase an aggregate of 1,758,037 shares of Common Stock at a weighted average exercise price of $0.90 per share. The exercise of such options and warrants will result in further dilution to new investors. As of the closing of this Offering, an additional 1,200,000 shares of Common Stock will be reserved for future issuance under the Company's stock plans. See "Capitalization", "Management--Compensation of Directors", "--Employee Benefit Plans", and "Description of Capital Stock".

                            SELECTED FINANCIAL DATA

  The selected financial data set forth below for the three years ended December 31, 1995 and for the period from inception (January 16, 1990) through December 31, 1995, and as of December 31, 1994 and 1995, are derived from the financial statements of the Company that have been audited by Price Waterhouse LLP, independent accountants, which are included elsewhere in this Prospectus. The selected financial data set forth below as of December 31, 1993 are derived from audited financial statements not included in this Prospectus. The unaudited statement of operations data for the three months ended March 31, 1995 and 1996 and for the period from inception (January 16, 1990) through March 31, 1996 and the unaudited balance sheet at March 31, 1996 have been derived from unaudited financial statements also appearing herein which, in the opinion of management, include all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the financial position and results of operations for the unaudited interim periods. The operating results for the three months ended March 31, 1996 are not necessarily indicative of the results that may be expected for the full fiscal year ending December 31, 1996 or for any subsequent period. The data set forth below should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the Company's financial statements, related notes thereto and other financial information included elsewhere in this Prospectus.

                                                        PERIOD FROM                      PERIOD FROM
                                                         INCEPTION                        INCEPTION
                                                       (JANUARY 16,    THREE MONTHS     (JANUARY 16,
                          YEAR ENDED DECEMBER 31,      1990) THROUGH ENDED MARCH 31,    1990) THROUGH
                         ----------------------------  DECEMBER 31,  -----------------    MARCH 31,
                         1993(1)   1994       1995         1995      1995      1996         1996
                         -------  -------  ----------  ------------- -----  ----------  -------------
                                      (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS
 DATA:
Product revenue......... $  --    $   --   $       68     $    68    $ --   $       55     $   123
Revenue from research
 and option agreement...    --         25         --           25      --          --           25
                         ------   -------  ----------     -------    -----  ----------     -------
  Total revenue......... $  --    $    25  $       68     $    93    $ --   $       55     $   148
Cost of goods sold......    --        --          141         141      --           49         190
                         ------   -------  ----------     -------    -----  ----------     -------
Gross profit (loss)..... $  --    $    25  $      (73)    $   (48)   $ --   $        6     $   (42)
Costs and expenses:
  Research and
   development.......... $  589   $ 1,124  $ $  1,560     $ 3,286    $ 414  $      353     $ 3,639
  Selling, general and
   administrative.......    321       724       1,110       2,184      191         366       2,550
                         ------   -------  ----------     -------    -----  ----------     -------
    Total costs and
     expenses........... $  910   $ 1,848  $    2,670     $ 5,470    $ 605  $      719     $ 6,189
                         ------   -------  ----------     -------    -----  ----------     -------
Loss from operations.... $ (910)  $(1,823) $   (2,743)    $(5,518)   $(605) $     (713)    $(6,231)
Interest income, net....     27       164         246         437       44          47         484
                         ------   -------  ----------     -------    -----  ----------     -------
  Net loss.............. $ (883)  $(1,659) $   (2,497)    $(5,081)   $(561) $     (666)    $(5,747)
                         ======   =======  ==========     =======    =====  ==========     =======
Pro forma net loss per
 share..................                   $    (0.33)                      $    (0.08)
                                           ==========                       ==========
Pro forma weighted
 average common and
 common equivalent
 shares outstanding(2)..                    7,564,108                        7,938,872
                                           ==========                       ==========
                                DECEMBER 31,
                         ----------------------------                       MARCH 31,
                         1993(1)   1994       1995                             1996
                         -------  -------  ----------                       ----------
BALANCE SHEET DATA:
Cash and cash
 equivalents............ $5,029   $ 3,329  $    3,948                       $    3,027
Working capital.........  4,865     3,081       3,849                            3,149
Total assets............  5,060     3,421       4,277                            3,536
Total liabilities.......    166       266         266                              182
Accumulated deficit.....   (925)   (2,584)     (5,081)                          (5,747)
Stockholders' equity....  4,813     3,155       4,011                            3,353

- -------
(1) The Company's operations during the period from inception (January 16, 1990) through December 31, 1992 were minimal, consisting primarily of business establishment and planning. During the period from inception (January 16, 1990) through December 31, 1991, the Company's only activity consisted of incorporation and the sale of 50 shares of its Common Stock for an aggregate of $1. No expenses were recorded during this period. During the year ended December 31, 1992, the Company's activities were comprised of initial start up expenses totalling $41,888 (current liabilities related to these expenses totaled $37,310 at December 31,
    1992) and the issuance of additional Common Stock for cash proceeds of $5,599. Due to the immaterial nature of these activities, the statement of operations data for the years ended December 31, 1991 and 1992, and balance sheet data as of December 31, 1991 and 1992 have been omitted from the table above. See the Company's financial statements and related notes thereto included elsewhere in this Prospectus.
(2) For the year ended December 31, 1995 and the three months ended March 31, 1996, pro forma weighted average common and common equivalent shares outstanding consist of 7,233,875 and 7,619,861 shares of Common Stock, respectively, after giving effect to the reverse stock split and the conversion of preferred stock upon the completion of the Offering and including 330,233 and 319,011 shares, respectively, attributable to options granted in the twelve month period prior to the Offering using the if-converted method.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                 FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

  Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. The Company has generated limited revenues from the shipment of demonstration units of its first product and has experienced substantial net losses since its inception, and expects to incur substantial and increasing net losses for the foreseeable future. The Company believes that its research and development expenses will increase significantly in the future as it develops additional products and funds clinical trials of its products. The Company's research and development expenses may also increase in the future as it supplements its internal research and development with third party technology licenses and potential product acquisitions. The Company also expects that its selling, general and administrative expenses will continue to increase in connection with the Company's continued expansion of its sales and marketing activities. Revenues generated from the sale of the Company's products will depend upon numerous factors, including the timing of regulatory actions, progress of product development, the extent to which the Company's products gain market acceptance, varying pricing promotions and volume discounts to customers, competition and the availability of third party reimbursement. The Company has incurred cumulative net losses since inception through March 31, 1996 of approximately $5,747,000. See "Risk Factors-- Development Stage Company; History of Operating Losses".

RESULTS OF OPERATIONS

QUARTERS ENDED MARCH 31, 1995 AND 1996

  The Company had no product revenue in the quarter ended March 31, 1995 and product revenue of $55,000 in the quarter ended March 31, 1996. This revenue resulted from the shipment of demonstration units of the CH 2000 System in the United States.

  Cost of goods sold was $49,000 for the quarter ended March 31, 1996, representing 89% of product sales. These expenses reflect a number of fixed costs that were incurred as the Company expanded manufacturing operations in anticipation of commercializing its products.

  The Company's research and development expenses were $414,000 in the quarter ended March 31, 1995 and $353,000 in the quarter ended March 31, 1996. The expenses for 1995 included prototype CH 2000 Systems for clinical sites.

  The Company's selling, general and administrative expenses increased from $191,000 in the quarter ended March 31, 1995 to $366,000 in the quarter ended March 31, 1996. The increase was primarily attributable to the development of the Company's administrative infrastructure.

  Interest income was $44,000 in the quarter ended March 31, 1995, compared to $47,000 in the quarter ended March 31, 1996.

YEARS ENDED DECEMBER 31, 1993, 1994 AND 1995

  The Company recorded its first product revenue of $68,000 in 1995. This revenue resulted from the shipment of demonstration units of the CH 2000 System to Fukuda Denshi, the Company's distributor in Japan. In 1994, the Company recognized revenue of $25,000 in connection with a research and option agreement with a third party. See "Business--Research and Development".

  Cost of goods sold was $141,000 in 1995, representing 208% of product sales in 1995. These expenses reflect a number of fixed costs that were incurred as the Company expanded manufacturing operations in anticipation of commercializing its products.

  The Company's research and development expenses were $589,000 in 1993, $1,124,000 in 1994 and $1,560,000 in 1995. Research and development expenses have primarily related to product development expenses for the CH 2000 System which the Company first introduced in the third quarter of 1995. In 1995, the Company's research and development expenses also included expenses relating to the development of its proprietary Hi-Res electrodes. The increase in research and development expenses in 1995 from 1994 was attributable primarily to increases in personnel and clinical studies support.

  The Company's selling, general and administrative expenses increased from $321,000 in 1993, to $724,000 in 1994 and $1,110,000 in 1995. The increases in
1994 and 1995 were primarily attributable to the development of the Company's administrative infrastructure.

  Interest income was $33,000 in 1993, $164,000 in 1994 and $246,000 in 1995.
The changes in interest income from year to year reflect fluctuations in interest rates in each of these years as well as an increased cash balance resulting from the sale of convertible preferred stock in 1993 and 1995. See "--Liquidity and Capital Resources".

  Inflation did not have a significant effect on the Company's results of operations for any of the three years in the period ended December 31, 1995.

  The Company recorded no provision for income taxes for 1993, 1994 and 1995 because it incurred net losses in each of such years. At December 31, 1995, the Company had net operating loss carryforwards of $4,871,000 as well as $237,000 of tax credit carryforwards available to offset future taxable income and income tax liabilities, respectively. These carryforwards generally expire in the years 2007 through 2010 and may be subject to annual limitations as a result of changes in the Company's ownership. There can be no assurance that changes in ownership in future periods or continuing losses will not significantly limit the Company's use of net operating loss and tax credit carryforwards.

  The Company has generated taxable losses from operations since inception and, accordingly, has no taxable income available to offset the carryback of net operating losses. In addition, although management's operating plans anticipate taxable income in future periods, such plans provide for taxable losses over the near term and make significant assumptions which cannot be reasonably assured including approval of the Company's products by the FDA and market acceptance of these products by customers. Based upon the weight of all available evidence, the Company has provided a full valuation allowance ($2,200,000 at December 31, 1995) for its deferred tax assets since, in the opinion of management, realization of these future benefits is not sufficiently assured (defined as a likelihood of slightly more than 50 percent).

LIQUIDITY AND CAPITAL RESOURCES

  Since inception, the Company has financed operations primarily from the sale of convertible preferred stock. As of March 31, 1996, the Company had raised $9,065,000 (net of stock issuance costs) from the sales of equity securities, with net proceeds of $5,697,000 received in 1993 and $3,353,000 received in 1995.

  As of March 31, 1996, the Company had cash and cash equivalents of $3,027,000. The proceeds of the equity offerings have been used primarily to fund operating losses of $5,747,000, reflecting expenditures made primarily to support research and development activities, to form a marketing and sales organization, to support an administrative infrastructure, and the investment of approximately $250,000 in property and equipment as of March 31, 1996. In 1995, the Company used $2,615,000 to fund operating activities.

  The Company expects its capital expenditures to increase as it continues to commercialize its products, particularly in connection with the manufacture of its proprietary Hi-Res electrodes. The Company does not expect capital expenditures to exceed an aggregate $3,000,000 over the next two years.

  The Company anticipates that its existing capital resources, together with the proceeds of this Offering and the interest earned thereon, will be adequate to satisfy its capital requirements for at least the next two years. There may be circumstances, however, that would accelerate the Company's use of proceeds from this Offering. If this occurs, the Company, may, from time to time, incur additional indebtedness or issue, in public or private transactions, equity or debt securities. However, there can be no assurance that suitable debt or equity financing will be available to the Company on acceptable terms, if at all.

RECENTLY ENACTED ACCOUNTING STANDARDS

  In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation". The Company has elected to adopt this standard in 1996 through footnote disclosure only.

                                   BUSINESS

  Cambridge Heart is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. Using innovative technologies, including proprietary disposable electrodes, the Company is addressing such key problems in cardiac diagnosis as (i) the identification of those at risk of sudden cardiac death, accounting for approximately 50% of all deaths due to heart attack, (ii) the early detection of coronary artery disease and (iii) the prompt and accurate diagnosis of heart attack. The Company's lead product, the CH 2000 System, is designed to perform conventional cardiac stress tests as well as to incorporate the Company's proprietary technology to non-invasively measure extremely low levels of T-wave alternans, a beat-to-beat alternation in a portion of the electrocardiogram. Clinical research published to date has demonstrated that T-wave alternans is associated with vulnerability to ventricular arrhythmias responsible for sudden cardiac death to a degree comparable to EP testing, the most accurate invasive test.


HEART DISEASE

  Cardiac disease is the leading cause of death in the United States and many other developed countries. According to the American Heart Association, in 1993 cardiovascular disease accounted for 42% of all deaths in the United States. Approximately 1.5 million people suffered heart attacks in the United States in 1993, resulting in 500,000 deaths. Approximately half of these deaths were sudden, generally the result of ventricular arrhythmias, which cause the heart to beat in an abnormal and ineffective manner.

 ISCHEMIC HEART DISEASE AND ACUTE MYOCARDIAL INFARCTION

  Disease Characteristics. Ischemic heart disease, also referred to as coronary artery disease, is related to the progressive narrowing of the blood vessels that supply oxygen and nutrients to the heart. When blood flow becomes inadequate, the patient may experience chest pain (angina), especially under conditions of stress or exercise. When the build-up of plaque or the presence of a blood clot further narrows the coronary arteries, an area of the heart muscle (myocardium) may die, an event called a myocardial infarction, the most common cause of heart attack.

  Disease Incidence. Coronary artery disease is a common form of cardiac disease, affecting approximately 13.5 million people in the United States. It is estimated that approximately eight million patients each year present themselves at emergency rooms in the United States with acute chest pain or other symptoms typical of acute myocardial infarction. Of these patients, approximately 2.7 million are admitted to the hospital for evaluation, of whom about 1 million actually have experienced a myocardial infarction. Despite this high admission rate, it has been estimated that between 4% and 8% of those patients experiencing myocardial infarction may be sent home inappropriately, some of whom die soon thereafter.

  Current Therapies. If properly diagnosed, ischemic heart disease is treatable with coronary artery bypass grafting ("CABG") or coronary ("balloon") angioplasty. These are used to bypass, reopen or widen blocked or narrowed arteries, or with medication (such as nitrates, beta blockers and calcium channel blockers), which are used to improve blood flow or regulate the heart. In 1993, an estimated 485,000 CABG procedures and 398,000 angioplasty procedures were performed in the United States.

  Current Diagnostic Procedures. The principal non-invasive diagnostic tools utilized in the diagnosis of ischemic heart disease are the ECG and the exercise stress test. Normal heartbeats make a specific pattern of electrical signals that can be measured by an ECG through electrodes applied to the patient and recorded graphically on paper or displayed on a video monitor. Specific types of heart disease usually change the pattern of signals in ways recognizable to a physician.

  Most patients with suspected heart disease undergo an exercise stress test, during which the patient exercises on a motorized treadmill or bicycle ergometer with ECG electrodes attached to the patient's chest. Although standard stress tests are widely used as a screening test for heart disease, stress tests are not considered to be highly sensitive or accurate in detecting or localizing coronary artery blockages. For example, these tests generally have a false negative rate on the order of 34%, and, in the absence of chest pain, as high as 63%. This lack of accuracy may result in unnecessary follow-on procedures or in the failure to detect significant heart disease.

  The accuracy of stress tests and the ability to locate coronary artery disease may be enhanced by the use of ultrasound imaging technology (an "echocardiogram"), or through the use of a low level radioactive tracer isotope (a "nuclear stress test"). Both of these tests are considered to be more sensitive in detecting and analyzing coronary artery blockages than a standard treadmill exercise test, but are also substantially more expensive.

  There were approximately six million standard exercise ECG stress tests performed in the United States in 1995 at a cost of $200 to $350 per procedure. In addition, there were an estimated 1.5 million echocardiogram stress tests performed at a cost of $800 to $1,000 per procedure and 1.5 million nuclear stress tests performed at a cost of $1,000 to $1,500 per procedure.

  Patients with a positive stress test or with suspected coronary artery disease will generally undergo invasive coronary angiography. In this procedure, a catheter is inserted through an artery in the leg or arm and guided into the patient's coronary arteries, where the physician can use the catheter to diagnose the nature and extent of the patient's coronary artery disease. In 1993, approximately 1.5 million coronary angiographies were performed in the United States at a cost of approximately $3,000 to $4,000 per procedure.

 VENTRICULAR ARRHYTHMIA AND SUDDEN CARDIAC DEATH

  Disease Characteristics. Arrhythmias are abnormalities in the regular beating pattern of the heart caused by an alteration in the normal pattern of conduction of electrical signals within the heart. Sudden cardiac arrest is generally caused by ventricular fibrillation, a disorganized quivering of the ventricles which interferes with the pumping action of the heart, or by ventricular tachycardia, a rapid beating of the ventricles which can degenerate into ventricular fibrillation. Ventricular fibrillation and ventricular tachycardia most often result from the triggering of an underlying electrical instability of the heart. This electrical instability may be the result of congenital factors, may be caused by scar tissue from a previous myocardial infarction, or may result from coronary artery disease or other diseases.

  Disease Incidence. Each year more than 300,000 individuals in the United States experience a sudden cardiac arrest episode. Of these, approximately 250,000 individuals die and 50,000 individuals survive, primarily through emergency defibrillation. Most of those who die suddenly have some pre-identified condition which puts them at elevated risk. For example, without treatment, the approximately 50,000 annual survivors of a cardiac arrest episode have over a 25% chance of dying suddenly in the one year following cardiac arrest. Of the approximately 1.0 million annual survivors of myocardial infarction, 13% of men and 6% of women will die suddenly in the following six years. Patients with enlarged hearts due to hypertrophic cardiomyopathy (approximately 500,000 patients), patients with congestive heart failure (approximately 4.7 million patients), patients with known coronary artery disease (approximately 13.5 million patients) and patients who have experienced fainting spells are also at elevated risk. Such high risk subgroups account for approximately 75% of sudden cardiac deaths; for the other 25% there is no prior indication of cardiac disease.

  Current Therapies. When properly diagnosed, those patients at risk of sudden cardiac death are treatable with an implantable cardioverter defibrillator ("ICD"), with RF ablation of abnormal tissue in the ventricles, which can improve electrical conduction in the heart, or with anti-arrhythmic medication. In the United States, most patients are treated with an ICD, an electronic device similar to a pacemaker that is permanently implanted in the patient. The ICD is designed to monitor the patient's heartbeat and, in the event of ventricular fibrillation or ventricular tachycardia, to deliver electric pulses or shocks to the heart to terminate the arrhythmia. It is estimated that 21,000 ICDs were implanted in 1995 in the United States.

  Current Diagnostic Procedures. Patients believed to be at risk of ventricular arrhythmia may undergo an invasive EP study. Diagnostic EP studies involve the deliberate electric stimulation of the heart utilizing specially-designed catheters. These catheters are inserted into the heart through a major vein or artery to provoke heart rhythm disturbances which, if they occur, are then terminated by pacing or defibrillation shocks. Patients in whom certain types of ventricular arrhythmia can be induced via this procedure are considered to be at risk of sudden cardiac death.

  Although EP studies are generally effective in diagnosing cardiac arrhythmias, they are invasive and costly procedures. As a result, their use is generally limited to patients who have demonstrated previous episodes of ventricular arrhythmia, or have experienced fainting spells believed to be caused by these arrhythmias. It is estimated that approximately 75,000 EP studies were performed for the diagnosis of ventricular arrhythmias in 1995 in the United States at a cost of $3,000 to $4,000 per procedure. This represents a small fraction of the many millions of persons believed to be at risk but who are not studied or treated because of the lack of an effective non-invasive screening test.

  The Company believes that, aside from its technology, there is no effective non-invasive diagnostic test to assess accurately the risk of sudden cardiac death caused by ventricular arrhythmia. The non-invasive diagnostic tests that are available generally identify only a small subset of patients who are at risk of sudden cardiac death or are not sufficiently accurate to warrant further invasive study or treatment. For example, (i) the identification of short episodes of non-sustained ventricular tachycardia on a 24-hour Holter ECG recording, (ii) the presence of late potentials (delayed electrical activity in the ventricles) on the signal averaged ECG, (iii) reduced beat-to-beat variability in heart rate, (iv) reduced response in heart rate to blood pressure changes (baroreceptor sensitivity) and (v) increased variation in the duration of the QT interval among different electrocardiogram leads in the same patient, all have been reported to be associated with an increased risk of sudden cardiac death. However, none of these methods are generally considered to be sufficiently accurate to warrant further invasive study or treatment. Finally, ejection fraction, which uses ultrasound or nuclear imaging to measure the percentage of blood ejected from the heart on each beat, can indicate a damaged heart which is ineffective in pumping blood. This is associated with increased rates of sudden cardiac death and with increased risk of mortality in general; however, because ejection fraction is not specific in identifying those with high risk of ventricular arrhythmia, it is not generally considered sufficient to identify those who need to be invasively studied or treated to prevent sudden death.

 NEED FOR IMPROVED DIAGNOSTIC TECHNIQUES

  In 1996, developing low-cost, non-invasive technologies to address the following diagnostic challenges are key problems in cardiac diagnosis:

  Sudden Cardiac Death. A study released in April 1996 (the "MADIT Study") indicates that the prophylactic implantation of ICDs can reduce mortality in high-risk patients. Although such preventive therapies for sudden cardiac death have recently become available, non-invasive diagnostic techniques have not matched these advances. Existing non-invasive diagnostic procedures generally identify only a small subset of patients who are at risk of sudden cardiac death or are not sufficiently accurate to warrant further invasive study or treatment. EP studies are not an attractive alternative because they are both invasive and expensive. As a result, despite the fact that there are approximately 250,000 sudden deaths per year, and at least several times that number of patients are at risk, fewer than 30,000 received definitive treatment in 1995. This attests to the need for an accurate, non-invasive, diagnostic procedure to identify patients at risk of sudden cardiac death.

  Accurate and Cost Effective Detection of Coronary Artery Disease. Despite the fact that approximately six million standard stress tests are performed each year in the United States at a cost of approximately $1.8 billion, these tests are generally not considered to be very accurate in detecting or localizing coronary artery blockages. Other tests, such as echocardiograms and nuclear stress tests, are somewhat more accurate but are significantly more expensive. Coronary angiography, like EP studies, is both invasive and expensive. The need therefore exists for a more accurate and low cost non-invasive method to identify patients with ischemic heart disease, particularly in the asymptomatic population.

  Accurate and Timely Diagnosis of Acute Myocardial Infarction. With eight million patients in the United States arriving at hospital emergency rooms each year complaining of acute chest pain or other symptoms typical of acute myocardial infarction, the Company believes that a fast and accurate means of diagnosing acute myocardial infarction is needed. Existing technologies, such as the 12 lead ECG, can be inaccurate in the diagnosis of impending myocardial infarction, and diagnosis based on serial enzyme tests can take too long. With the recognition that the early use of thrombolytics (blood clot dissolving drugs) in those with acute myocardial infarction can improve a patient's outcome, a faster and more accurate method of diagnosis has become increasingly important.

THE CAMBRIDGE HEART SOLUTION

  Cambridge Heart has developed an innovative, proprietary non-invasive cardiac diagnostic system which the Company believes will address shortcomings in currently available cardiac diagnostic procedures. The Company's initial product, the CH 2000 System, is designed to perform a broad range of cardiac stress tests as well as to incorporate the Company's T-wave alternans technology. Current clinical research into T-wave alternans has demonstrated an association between T-wave alternans and vulnerability to ventricular arrhythmia.

  The Company's research on its CH 2000 System, using T-wave alternans technology and Hi-Res electrodes to diagnose ventricular arrhythmias, indicates that the Company's system has the following potential advantages:

  . ACCURACY             Clinical studies to date indicate that the detection
                         of T-wave alternans can identify vulnerability to ventricular arrhythmias with an accuracy superior to that of other non-invasive tests and equal to that of EP studies.

  . NON-INVASIVE         Unlike EP studies which require the insertion of
                         electrical catheters into the patient's heart and the administration of local anesthesia, the CH 2000
                         System requires only the placement of electrodes on the patient's chest.

  . BROAD APPLICABILITY  Six million standard stress tests and three million imaging stress tests were performed in the United States in 1995. The CH 2000 System, incorporating the Company's proprietary T-wave alternans technology, is designed to simultaneously detect coronary artery disease and assess the risk of sudden cardiac death due to ventricular arrhythmias and with only a modest increase--less than $100--in the total cost of the procedure.

  . NON-HOSPITAL SETTING Unlike EP studies and other tests which require a hospital setting, the CH 2000 System can be used in a physician's office.

  . PROCEDURE COST ADVANTAGES
                         The Company anticipates that a stress test with the CH 2000 System utilizing T-wave alternans technology will cost approximately $400 per procedure, compared with approximately $3,000 to $4,000 for an EP study.

  . SYSTEM AFFORDABILITY Starting at under $30,000, the CH 2000 System is only moderately more expensive than standard stress test systems and only 10% to 30% the cost of certain other equipment, such as ultrasound or nuclear imaging equipment.

  The Company is also conducting research into the detection of ischemic heart disease using its cardiac electrical imaging technology. CEI provides an image of the electrical activity of the heart that is highly sensitive to changes resulting from ischemia, the lack of oxygen caused by coronary artery disease or acute myocardial infarction. The Company intends to pursue application of this technology (i) to provide for enhanced detection and localization of coronary artery disease during a standard exercise stress test and (ii) to provide faster and more accurate diagnosis of acute myocardial infarction in patients who arrive at hospital emergency rooms with acute chest pain.

BUSINESS STRATEGY

  The Company's principal objective is to establish the CH 2000 System as the preferred method for the diagnosis of ventricular arrhythmia. The Company also intends to develop additional cardiac diagnostic products based upon its proprietary technology. The Company intends to seek FDA clearance or approval for promotion of the CH 2000 System for the diagnosis of ventricular arrhythmias and to implement the following strategies:

  . Establish Acceptance of the CH 2000 System By Opinion Leaders. The
    Company has enlisted leading medical centers with recognized cardiac care expertise in the United States and Europe as the initial users of the CH 2000 System, and believes that the successful adoption of its products by widely recognized cardiology opinion leaders is a critical element in fostering the market acceptance of its products. The Company intends to continue to work with leading medical centers and to invest in clinical studies to establish the efficacy of its products and their appropriateness for use in the diagnosis of heart disease.

  . Expand Usage to Broad Patient Populations. The Company initially intends to target its T-wave alternans technology for the use by electrophysiologists on the highest risk patients. The Company will then work to expand the adoption of this technology by hospital stress test laboratories and for use on intermediate risk patients such as survivors of myocardial infarction. Ultimately, the Company intends to market the CH 2000 System to office cardiologists for general diagnostic and screening applications.

  . Utilize the CH 2000 System to Support Additional Diagnostic
    Functions. The Company is conducting research and development of its proprietary CEI technology for the diagnosis of coronary artery disease and the detection of acute myocardial infarction. The Company is evaluating the incorporation of this technology into the CH 2000 System, as well as for stand-alone use in hospital emergency rooms.

  . Establish Disposable Electrodes Business. The effective implementation of the Company's T-wave alternans and CEI technologies require the use of proprietary disposable electrodes which the Company believes will provide a recurring source of revenue as its installed base of CH 2000 Systems expands. The Company intends to continue to invest in its proprietary Hi-Res electrodes and other proprietary disposable technologies.

  . Establish Strategic Alliances and Distribution Arrangements. In addition to the Company's existing distribution arrangements with Fukuda Denshi and Kontron, the Company intends to pursue other strategic relationships, as appropriate, in order to broaden the acceptance of its products as quickly as possible and to increase the use of its disposable electrodes.

  . Protect and Enhance Proprietary Technology Base. The Company believes that its intellectual property and technological expertise are important competitive resources. The Company continues to evaluate markets and products to exploit its underlying technology. In addition, the Company maintains a program of intellectual property protection, both to assure that the proprietary technology developed by the Company is appropriately protected, and, where necessary, to assure that there is no infringement of the Company's proprietary technologies by competitive technologies.

PRODUCTS AND APPLICATIONS

  The CH 2000 System is designed to perform conventional cardiac stress tests as well as to incorporate the Company's proprietary T-wave alternans technology. Current clinical research into T-wave alternans has demonstrated an association between certain T-wave alternans and vulnerability to ventricular arrhythmias. The Company's proprietary T-wave alternans technology permits evaluation, computation and recording of T-wave alternans during bicycle exercise, atrial pacing or pharmacological stress. Because of the need to record very small variations in electric signals for precise T-wave alternans measurement, the CH 2000 System incorporates proprietary Hi-Res electrodes and proprietary signal processing algorithms to minimize noise levels resulting from patient movement.

 THE CH 2000 SYSTEM

  The Company's CH 2000 System is a fully-featured diagnostic system that includes a cart- mounted computer with proprietary software, integral ECG system, display, keyboard and output devices which can be configured for both hospital and office settings. This system is designed to support a broad range of standard and physician-customized protocols for the conduct and measurement of cardiac stress tests and is compatible with both standard electrodes and with the Company's Hi-Res electrodes for T-wave alternans analysis. The CH 2000 System is capable of controlling both treadmill and bicycle ergometers and is well suited for standard, nuclear or echocardiogram stress tests.

  In addition to the incorporation of T-wave alternans technology, the CH 2000 System has been designed to provide a broad range of special features, including the following:

  . A 15-inch high-resolution color monitor for the display of critical data and parameters, including the display of full 12-lead output, or that of any specific lead, as required.

  . The capacity to generate printed output including 12-lead reports, a summary of an entire stress test on one page, and alternans levels versus normal heart rate for an entire study.

  . The incorporation of hard disk and optional optical disk storage of data acquired during the stress test, facilitating both post-test analysis and post-test annotation of results.

  . A modular design using standard computer components for easy maintenance and upgrade.

  Although the Company's strategic focus is on its proprietary T-wave alternans and CEI technologies, the base CH 2000 System without such technologies is viewed by Kontron and Fukuda Denshi, the Company's international distribution partners, as being a highly competitive stress test system, and the Company expects these distributors to position the system as their top-end offering in the stress test market.

 ASSOCIATION OF T-WAVE ALTERNANS AND VENTRICULAR ARRHYTHMIAS


  The association between ventricular arrythmia and extremely low levels of T-wave alternans (not detectable by visual inspection of the ECG) was unknown until recently. Research conducted in Dr. Richard Cohen's laboratory at MIT beginning in the early 1980's indicated that analysis of microvolt (millionth of a volt) levels of T-wave alternans was predictive of vulnerability to ventricular arrhythmias responsible for sudden cardiac death. Dr. Cohen and his associates developed the technology to quantify this electrical conduction pattern which has been exclusively licensed to the Company and which forms the basis of the Company's proprietary technology.

  In a collaborative study of 83 patients conducted at Massachusetts General Hospital ("MGH") in collaboration with Dr. Cohen's laboratory at MIT, which was published in the New England Journal of Medicine in December 1994, the detection of T-wave alternans at certain levels in patients referred for EP studies was shown to be as accurate as invasive EP testing in predicting sudden cardiac death and life-threatening ventricular arrhythmias. In the high risk population studied for up to 20 months following the procedure, an actuarial analysis involving 66 patients indicated that 81% of those testing positive for T-wave alternans died or suffered a life-threatening arrhythmia within 20 months of the test; only 6% of the patients testing negative for T-wave alternans did so. As indicated by the chart below, these results were equivalent to those obtained with invasive EP testing and were far superior to those which have been reported using other non-invasive methods.


         [Graph: T-wave alternans compared to EP testing appears here]

  The Company has sponsored and is continuing to sponsor a number of clinical studies relating to the CH 2000 System, its T-wave alternans technology and its Hi-Res electrodes to establish the prognostic value of T-wave alternans technology. There can be no assurance that the results of such studies will confirm earlier studies, or that regulatory clearance will be received. The following table sets forth clinical studies concerning T-wave alternans:


                                      NUMBER OF
      STUDY             PURPOSE       PATIENTS        SITE(S)            STATUS
      -----             -------       ---------       -------            ------
Pilot Pacing/EP   Assessment of T-        23    Massachusetts       Completed(1)
  Study*          wave alternans                General Hospital
                  during atrial
                  pacing
Pacing/EP Study*  Assessment of T-        83    Massachusetts       Completed(2)
                  wave alternans                General Hospital
                  during atrial
                  pacing
Pilot             Assessment of T-        26    Tufts/New England   Completed(3)
Exercise/EP       wave alternans                Medical Center and
Study             during exercise in            others
                  EP patients
Exercise/EP       Assessment of T-       100    Tufts/New England   Enrolling
Study             wave alternans                Medical Center and  Patients
                  during exercise in            others
                  EP patients
ICD Pilot         Correlation of T-       22    Lahey Clinic,       Completed(4)
                  wave alternans with           Massachusetts
                  activation of ICDs
ICD Study         Correlation of T-      100    Massachusetts       Enrolling
                  wave alternans with           General Hospital    Patients
                  activation of ICDs
HCM Pilot         Identification of       17    St. George's        Completed(5)
                  hypertrophic                  Medical Center,
                  cardiomyopathy                London
                  through T-wave
                  alternans
HCM Study         Identification of      100    St. George's        Enrolling
                  hypertrophic                  Medical Center      Patients
                  cardiomyopathy
                  through T-wave
                  alternans
Controls Study    Demonstration that     100    SUNY Downstate      Enrolling
                  persons without               Medical Center, New Patients
                  heart disease do              York
                  not have T-wave
                  alternans
Post-Myocardial   Prediction of          300    St. George's        Enrolling
Infarction Pilot  arrhythmic events             Medical Center;     Patients
Study             in post-myocardial            Frankfurt
                  infarction patients           University; Hopital
                                                Nord, Marseille;
                                                University of
                                                Pavia, Italy;
                                                Nippon Medical
                                                School, Tokyo

* Study not sponsored by the Company.
- --------
(1) Smith JM, et al. Electrical alternans and cardiac electrical instability. Circulation 1988; 77:110-121.
(2) Rosenbaum DS, et al. Electrical alternans and vulnerability to ventricular arrhythmia. New England Journal of Medicine 1994; 330:235-241 and Rosenbaum et al. New approaches for evaluating cardiac electrical activity: repolarization alternans and body surface Laplacian mapping. In Cardiac Electrophysiology: From Cell to Bedside, WB Saunders Co., Philadelphia, 1994.
(3) Abstract published in PACE 1995, Vol. 18, pg. 796.
(4) In this study of 22 patients with ICD's, TWA was shown to correlate with previous and subsequent ICD firings. Unpublished.
(5) Abstract published in Momiyama Y, et al. Exercise Induced T-wave Alternans as a Marker of High-risk Patients with Hypertrophic Cardiomyopathy. Journal of the American College of Cardiology Feb. 1996 Special Issue.

 CARDIAC ELECTRICAL IMAGING FOR ISCHEMIC HEART DISEASE

  The Company is conducting research into systems to detect ischemic heart disease based upon its CEI technology, which provides an image of the electrical activity of the heart. Animal studies and an initial human study indicate that CEI is highly sensitive to changes resulting from ischemia, the lack of oxygen caused by coronary artery disease or acute myocardial infarction. The Company intends to pursue application of this technology (i) to provide for enhanced detection and localization of coronary artery disease during a standard exercise stress test and (ii) to provide faster and more accurate diagnosis of acute myocardial infarction in patients who arrive at hospital emergency rooms with acute chest pain.

  Cardiac electrical imaging utilizes the Company's own signal processing software and a proprietary array of disposable "Laplacian" electrodes. Each electrode is focused in that it provides signals from a highly localized region of the heart, in contrast to standard electrodes which record signals from all regions of the heart. An array of Laplacian electrodes provides a highly sensitive means of detecting the presence of ischemia and localizing the regions of ischemia within the heart.

  The Company is evaluating the incorporation of CEI technology into the CH 2000 System, and intends to initiate additional clinical studies of this technology in the second half of 1996. In addition, the Company is evaluating the commercial feasibility of a portable system incorporating CEI technology for hospital emergency room use to detect acute myocardial infarction.

MARKETING AND SALES

  The Company is targeting the market for cardiac stress systems with its CH 2000 System. In 1995, approximately 3,000 cardiac stress systems were sold in the United States, and the Company believes that the total installed U.S. base of cardiac stress systems is approximately 23,000 units.

  The Company believes that the key to the adoption of the CH 2000 System and market acceptance of its proprietary technologies to diagnose heart disease will be continued clinical development and positive clinical experience with the CH 2000 System, together with the publication of these results in medical journals. The commercial success of the CH 2000 System will require marketing, educational and sales efforts to encourage cardiologists and other medical professionals to utilize T-wave alternans testing and, eventually, CEI, in their medical practices. The Company plans to establish centers of excellence at leading cardiology medical centers, fund studies to further demonstrate the efficiency of its technologies, support seminars and symposiums and participate in industry trade shows and academic conferences.

  The Company intends to market its products in the United States primarily through a direct sales force in major urban areas and through independent distributors elsewhere. The Company has hired a Vice President of Sales and Business Development to lead its sales and marketing organization and is in the process of hiring additional sales and support personnel as it introduces the CH 2000 System in the U.S. market.

  The Company intends to market its products internationally through independent distributors. The Company has entered into distribution agreements with Kontron for the sale of the CH 2000 System in Europe and the Middle East, and with Fukuda Denshi for the sale of the CH 2000 System in Japan. The Company sold a limited number of demonstration units to Fukuda Denshi in 1995. The Company began commercial shipment of complete CH 2000 Systems, including Hi-Res electrodes, to Kontron in April 1996, and commercial shipments to Fukuda Denshi are expected to begin following the approval of the Japanese Ministry of Health, anticipated in late 1996.

MANUFACTURING

  Cambridge Heart performs final assembly, including hardware and software components, and testing of its products, at its headquarters in Bedford, Massachusetts. The Company believes its facility will be adequate to meet its needs through 1997. The Company will be required to meet and adhere to all applicable requirements of U.S. and international regulatory agencies, including GMP standards. The Company's manufacturing facilities are subject to periodic inspection by both U.S. and international regulatory agencies. See "--Government Regulation".

  The manufacturing process consists primarily of final assembly of purchased components, testing operations and packaging. Components are purchased according to the Company's specifications and are inspected and tested by the Company. The Company relies on outside vendors to manufacture certain major components used in the CH 2000 System, including its Hi-Res electrodes. A number of components are currently supplied by sole source vendors. See "Risk Factors--Dependence Upon Key Suppliers".

RESEARCH AND DEVELOPMENT

  The Company has licensed four different product technologies from MIT, including the technology underlying T-wave alternans and CEI, which were developed at MIT over a period of approximately ten years at a cost of over five million dollars. The Company also has rights to any follow-on technologies developed at MIT which are derived from the four original technologies. The Company is actively engaged in commercializing the CH 2000 System, and is conducting research and development with respect to its CEI technology, which is investigational. The Company is evaluating this technology both for incorporation into the CH 2000 System and for stand-alone use in hospital emergency rooms.

  The Company believes that its technology base will permit it to develop additional products for use in the diagnosis and treatment of cardiac disease. Other cardiac diagnostic and treatment areas the Company intends to investigate include monitoring of blood flow from the heart as a method of measuring hemodynamic deterioration and the measurement of beat-to-beat fluctuation in heart rate, blood pressure and respiration rate to measure and quantify directly the functioning of the body's regulatory mechanisms. These technologies will require significant additional research and development expenditures by the Company in the event it should elect to pursue any of these technologies and the Company has not yet commenced any product development or clinical testing of these technologies.

  The Company's research and development expenses were $589,000 in 1993, $1,124,000 in 1994 and $1,560,000 in 1995. See "Management's Discussion and Analysis of Financial Condition and Results of Operations". The Company expects research and development expenses to increase significantly in the future as it develops additional products and funds clinical trials on its products. As of May 1, 1996 the Company had ten employees engaged in research and development activities.

PATENTS, TRADE SECRETS AND PROPRIETARY RIGHTS

  The computer algorithms that allow the CH 2000 System to measure T-wave alternans and certain aspects of the Company's CEI technology, including the CEI electrodes, are covered by U.S. patents issued to MIT that are licensed exclusively to the Company. The Company has applied for a U.S. patent covering the use of exercise or physiological stress in the measurement of T-wave alternans, which has been allowed, and corresponding foreign patents are pending. The Company has also applied for U.S. and foreign patents covering additional proprietary signal processing algorithms and its Hi-Res electrodes for use in the measurement of T-wave alternans. The Company owns or is the exclusive licensee of seven patents issued or allowed and six patents pending in the United States, with 17 corresponding foreign patents issued or pending with respect to its technololgy.

  The Company believes that its intellectual property and expertise, as originally licensed from MIT and thereafter developed at the Company, constitute an important competitive resource, and the Company intends to continue to aggressively evaluate markets and products which are most appropriate to exploit the expertise licensed by, and developed at, the Company. In addition, the

Company intends to maintain an active program of intellectual property protection, both to assure that the proprietary technology developed by the Company is appropriately protected, and, where necessary, to assure that there is no infringement of the Company's proprietary technology by competitive technologies.

  The Company's future success will depend, in part, on its ability to continue to develop patentable products, enforce its patents and obtain patent protection for its products both in the United States and in other countries. However, the patent positions of medical device companies, including the Company, are generally uncertain and involve complex legal and factual questions. No assurance can be given that patents will issue from any patent applications owned by or licensed to the Company or that, if patents do issue, the claims allowed will be sufficiently broad to protect the Company's technology. In addition, no assurance can be given that any issued patents owned by or licensed to the Company will not be challenged, invalidated or circumvented, or that the rights granted thereunder will provide competitive advantages to the Company.

  The commercial success of the Company will also depend in part on its neither infringing patents issued to others nor breaching the licenses upon which the Company's products are based. The Company has licensed significant technology and patents from third parties, including patents and technology relating to T-wave alternans and CEI licensed from MIT. The Company's licenses of patents and patent applications impose various commercialization, sublicensing, insurance, royalty and other obligations on the Company. Failure of the Company to comply with these requirements could result in conversion of the licenses from being exclusive to nonexclusive in nature or, in some cases, termination of the license.

  The MIT License Agreements provide that the licenses granted therein (the "MIT Licenses") are exclusive worldwide for a period ending on the earlier to occur of either 12 years after the first commercial sale of products employing licensed technology or the expiration of 15 years after the effective date of the Agreements. MIT reserves the right to practice under the licensed patent rights and to use and distribute to third parties for noncommercial research purposes the underlying technology . The MIT License Agreements provide that the Company must achieve certain milestones, which include raising equity capital, filing applications with the FDA and generating specified revenues beginning in 1998. If such milestones are not achieved, MIT has the right to terminate the MIT Licenses. The MIT License Agreements also set forth certain royalties to be paid by the Company to MIT and contain provisions relating to potential infringement of the patent rights that allow, but do not require, either party to take action against such infringement. The MIT License Agreements further provide that the Company will indemnify MIT for all losses suffered by MIT through the Company's use of the licensed technology. The royalty rate under each of the licenses is 2%, but has been amended in the case of the T-wave alternans technology to 1.5% due to the significant value added by the Company. For a description of the Company's license agreement with Dr. Cohen, see "Certain Transactions".

  The Company also relies on unpatented trade secrets to protect its proprietary technology, and no assurance can be given that others will not independently develop or otherwise acquire substantially equivalent technologies or otherwise gain access to the Company's proprietary technology or disclose such technology or that the Company can ultimately protect meaningful rights to such unpatented proprietary technology. The Company relies on confidentiality agreements with its collaborators, employees, advisors, vendors and consultants to protect its trade secrets. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any breach or that the Company's trade secrets will not otherwise become known or be independently developed by competitors. Failure to obtain or maintain patent and trade secret protection for the Company's products, for any reason, would have a material adverse effect on the Company's business, financial condition and results of operations.

COMPETITION

  The medical device market is characterized by intensive development efforts and rapidly advancing technology. The future success of the Company will depend, in large part, upon its ability to anticipate and keep pace with advancing technology and competitive innovations. However, there can be no assurance that the Company will be successful in identifying, developing and marketing new products or enhancing its existing products. In addition, there can be no assurance that new products or alternative diagnostic techniques will not be developed that will render the Company's current or planned products obsolete or inferior. Rapid technological development by competitors may result in the Company's products becoming obsolete before the Company recovers a significant portion of the research, development and commercialization expenses incurred with respect to such products. Alternative technologies exist today in each of the areas being addressed by the Company, including ECGs, Holter monitors, ultrasound tests and systems for measuring cardiac late potentials.

  Competition from medical devices which help to diagnose cardiac disease is intense and likely to increase. The Company's competitors include manufacturers of ECG stress test equipment, including major multinational companies. Many of the Company's competitors and potential competitors have substantially greater capital resources, name recognition, research and development experience and regulatory, manufacturing and marketing capabilities. Many of these competitors offer well established, broad product lines and ancillary services not offered by the Company. Some of the Company's competitors have long-term or preferential supply arrangements with hospitals that may act as a barrier to market entry. Other large health care companies may enter the non-invasive cardiac diagnostic product market in the future. Competing companies may succeed in developing products that are more efficacious or less costly than any that may be developed by the Company, and such companies also may be more successful than the Company in producing and marketing such products or their existing products. Competing companies may also introduce competitive pricing pressures that may adversely affect the Company's sales levels and margins. There can be no assurance that the Company will be able to compete successfully with existing or new competitors.

GOVERNMENT REGULATION

  The manufacture and sale of medical devices intended for commercial distribution are subject to extensive governmental regulation in the United States. Medical devices are regulated in the United States by the FDA and generally require pre-market clearance or pre-market approval prior to commercial distribution. In addition, certain material changes or modifications to medical devices also are subject to FDA review and clearance or approval. The FDA regulates the research, testing, manufacture, safety, labeling, storage, record keeping, advertising and distribution of medical devices in the United States. Noncompliance with applicable requirements can result in failure of the government to grant pre-market clearance or approval for devices, withdrawal of approval, total or partial suspension of production, fines, injunctions, civil penalties, recall or seizure of products, and criminal prosecution.

  Medical devices are classified into one of three classes, Class I, II or III, on the basis of the controls deemed by the FDA to be necessary to reasonably ensure their safety and effectiveness.

  Class I devices are subject to general controls (e.g., labeling, pre-market notification and adherence to GMP standards). Class II devices are subject to general controls and special controls (e.g., performance standards, post-market surveillance, patient registries and FDA guidelines). Generally, Class III devices are those that must receive pre-market approval by the FDA to ensure their safety and effectiveness (e.g., life-sustaining, life-supporting and implantable or new devices which have not been found to be substantially equivalent to legally marketed devices), and require clinical testing to ensure safety and effectiveness and FDA approval prior to marketing and distribution. The FDA also has the authority to require clinical testing of Class I and Class II devices. A PMA application must be filed if a proposed device is not substantially equivalent to a legally marketed predicate device or if it is a Class III device for which the FDA has called for such application.

  Generally, before a new device can be introduced into the market in the United States, the manufacturer or distributor must obtain FDA clearance of a pre-market notification ("510(k) notification") submission or approval of a PMA application. If a medical device manufacturer or distributor can establish that a device is "substantially equivalent" to a legally marketed Class I or Class II device, or to a Class III device for which the FDA has not called for PMAs, the manufacturer or distributor may seek clearance from the FDA to market the device by filing a 510(k) notification. The 510(k) notification may need to be supported by appropriate data establishing the claim of substantial equivalence to the FDA. The FDA recently has been requiring a more rigorous demonstration of substantial equivalence.

  Following submission of the 510(k) notification, the manufacturer or distributor may not place the device into commercial distribution until an order is issued by the FDA. At this time, the FDA typically responds to the submission of a 510(k) notification within 90 to 200 days. An FDA order may declare that the device is substantially equivalent to a legally marketed device and allow the proposed device to be marketed in the United States. The FDA, however, may determine that the proposed device is not substantially equivalent or requires further information, including clinical data, to make a determination regarding substantial equivalence. Such determination or request for additional information could delay market introduction of the product that is the subject of the 510(k) notification.

  If human clinical trials of a device are required and if the device presents a "significant risk," the manufacturer or distributor of the device is required to file an investigational device exemption ("IDE") application with the FDA prior to commencing human clinical trials. The IDE application must be supported by data, typically the result of animal and, possibly, mechanical testing. If the IDE application is approved by the FDA, human clinical trials may begin at a specific number of investigational sites with a maximum number of patients, as approved by the FDA.

  If a manufacturer or distributor of medical devices cannot establish that a proposed device is substantially equivalent to a legally marketed device, the manufacturer or distributor must seek pre-market approval of the proposed device through submission of a PMA application. A PMA application must be supported by extensive data, including preclinical and clinical trial data, as well as extensive literature to prove the safety and effectiveness of the device. Following receipt of a PMA application, if the FDA determines that the application is sufficiently complete to permit a substantive review, the agency will "file" the application. The FDA has 180 days to review a PMA application, although the review of an application more often occurs over a protracted time period, and generally takes two years or more from the filing date to complete.

  The PMA approval process can be expensive, uncertain and lengthy. A number of devices for which pre-market approval has been sought have never been approved for marketing. The review time is often significantly extended by the FDA, which may require more information or clarification of information already provided in the submission. During the review period, an advisory committee likely will be convened by the FDA to review and evaluate the application and provide recommendations to the agency as to whether the device should be approved. In addition, the FDA will inspect the manufacturing facility to ensure compliance with the GMP regulations for medical devices prior to approval of the PMA application. If granted, the approval may include significant limitations on the indicated uses for which a product may be marketed.

  Any products manufactured or distributed by the Company are subject to pervasive and continuing regulation by the FDA including record keeping requirements, reporting of adverse experience with the use of the device, post-market surveillance, post-market registry and other actions deemed necessary by the FDA. The FDA's regulations require agency approval of a PMA or 510(k) supplement for certain changes if they affect the safety and effectiveness of the device, including, but not limited to, new indications for use, labeling changes, the use of a different facility to manufacture, process or package the device, changes in manufacturing methods or quality control systems and changes in performance or design specifications. Failure by the Company to receive approval of a PMA or 510(k) supplement regarding the use of a different manufacturing facility or any other change affecting the safety or effectiveness of an approved or cleared device on a timely basis, or at all, would have a material adverse effect on the Company's business, financial condition and results of operations.

  Sales of medical device products outside the United States are subject to foreign regulatory requirements that vary from country to country. The time required to obtain approvals required by foreign countries may be longer or shorter than that required for FDA approval, and requirements for licensing may differ from FDA requirements. Failure to comply with regulatory requirements could have a material adverse effect on the Company's business, financial condition and results of operations. The current regulatory environment in Europe for medical devices differs significantly from that in the United States. There is currently no universally accepted definition of a medical device in Europe and there is no common approach to medical device regulation among the various countries. There are several different regulatory regimes operating within the different European countries. Regulatory requirements for medical devices range from no regulations in some countries to rigorous regulations approaching the requirements of the FDA's regulations for Class III medical devices. Several countries require that device safety be demonstrated prior to approval for commercialization. The regulatory environment in certain European countries is expected to undergo major changes as a result of the creation of medical directives by the European Union.

  The CH 2000 System has received 510(k) clearance from the FDA for sale in the United States. A 510(k) pre-market approval application for the Hi-Res electrodes was filed in May 1996 and clearance is expected to be received in the fourth quarter of 1996. The timing of the electrode clearance cannot be predicted with great accuracy. However, because no claims concerning T-wave alternans are being made for the electrodes (the only claim is that they reduce noise in the ECG which is readily demonstrable), and because the Company believes the electrodes meet all applicable safety and performance standards, it is anticipated that the electrodes will be cleared under the 510(k) process. Until the electrodes are cleared, the Company can, however, market and sell the CH 2000 System without the Hi-Res electrodes as well as make the electrodes available at cost to those conducting clinical studies of T-wave alternans. However, the Company has chosen to limit sales of the CH2000 System in the United States to a limited number of clinical sites until the Hi-Res electrodes receive FDA clearance.

  The 510(k) clearance for the CH 2000 System includes the claim that the CH 2000 System can measure T-wave alternans but no claim about the applicability or prognostic use of the alternans measurement. The Company is currently conducting further clinical studies and expects to make a subsequent 510(k) submission to the FDA with additional clinical data in order to obtain a subsequent clearance with broader claims. This submission is expected to be made in the first half of 1997, with clearance possible by early 1998, but there can be no assurance that such clearance will be obtained on a timely basis, if at all. Until clearance of the broader prognostic claims is obtained, the Company may not publicize the prognostic capabilities of its T-wave alternans technology.

  Internationally, the Company received the CE mark for sale in Europe for the CH 2000 System in April 1996, and application has been made for approval with the Ministry of Health in Japan.

REIMBURSEMENT

  Suppliers of health care products and services are greatly affected by Medicare, Medicaid and other government insurance programs, as well as by private insurance reimbursement programs. Third party payors (Medicare, Medicaid, private health insurance, health administration authorities in foreign countries and other organizations) may affect the pricing or relative attractiveness of the Company's products by regulating the maximum amount of reimbursement provided for by such payors to the physicians and clinics utilizing the CH 2000 System or by taking the position that such reimbursement is not available at all.

  The Company believes that the availability and level of third party reimbursement will influence the decisions of physicians, clinics and hospitals to purchase and use the Company's products and thereby affect the pricing of the Company's products. The Company's strategy to obtain approval of payments to physicians using its products includes (i) enlisting the assistance of leading cardiac specialists in making presentations to health care administrators to inform them of the benefits of the additional data provided by the CH 2000 System, and of the potential pharmacoeconomic benefits resulting from the use of the products and (ii) working with professional organizations to foster awareness and support for its products.
  Several states and the federal government are investigating a variety of alternatives to reform the health care delivery system and reduce and control health care spending. These reform efforts include proposals to limit spending on health care items and services, limit coverage for new technology and limit or control directly the price health care providers and drug and device manufacturers may charge for their services and products. The scope and timing of such reforms cannot be predicted, but if adopted and implemented, such reforms could have a material adverse effect on the Company. See "Risk Factors--Uncertainty Relating to Third-Party Reimbursement".

SCIENTIFIC ADVISORY BOARD

  The Company utilizes a number of scientists and physicians to advise it on scientific and medical matters. The Company's Scientific Advisory Board meets quarterly and its members consult individually with the Company on a periodic basis. Generally, each of its members have been awarded options to purchase shares of the Company's Common Stock. The current members of the Company's Scientific Advisory Board are:

  Richard J. Cohen, M.D., Ph.D., is the scientific founder of Cambridge Heart, serves as Chairman of its Scientific Advisory Board, and as a director and consultant to the Company. See "Management--Executive Officers and Directors".

  Jeremy Ruskin, M.D., has been the Director of the Cardiac Arrhythmia Service and the Electrophysiology Laboratory of the Massachusetts General Hospital since 1978. He has been an Associate Professor of Medicine at the Harvard Medical School since 1983. He has served on the editorial boards of seven medical journals including Annals of Internal Medicine, The Journal of the American College of Cardiology and The Journal of Cardiovascular Electrophysiology, and is a reviewer for 12 major medical and cardiology journals including the New England Journal of Medicine, Circulation and the Journal of Electrophysiology. He has been an advisor to various medical committees and associations including a member of the FDA Cardiovascular and Renal Drugs Advisory Committee (1986-1991) and has served as program chairman of the 42nd Annual Scientific Session of the American College of Cardiology. Dr. Ruskin earned a B.S. from Tufts University and an M.D. from Harvard Medical School.

  Myron L. Weisfeldt, M.D., is the Chairman of the Department of Medicine at Columbia University College of Physicians and Surgeons, the Director of Medical Service at The Presbyterian Hospital and is Head of the Cardiovascular Center at Columbia Presbyterian Medical Center. He obtained his Clinical and Research Fellowship in Cardiology at Massachusetts General Hospital. From 1987 to 1990, Dr. Weisfeldt was Chairman of the Cardiology Advisory Board of the National Heart, Lung and Blood Institute and held the position of President of the American Heart Association from 1989 to 1990. Through 1991, he held various positions with The Johns Hopkins University School of Medicine including Director of the Peter Belfer Laboratory for Myocardial Research, Director of the Cardiology Division and Professor of Medicine. Dr. Weisfeldt serves on the editorial board of Circulation and the Journal of American College of Cardiology. Dr. Weisfeldt received a B.A. from The Johns Hopkins University and an M.D. from The Johns Hopkins University School of Medicine.

  Douglas P. Zipes, M.D., has been Professor of Medicine at the Indiana University School of Medicine since 1976 and since 1995 has been Chairman of the Department of Cardiology. Dr. Zipes serves as the Chairman of the Medical Advisory Board of Medtronic, Inc. Dr. Zipes serves on the Board of Trustees of the American College of Cardiology and North American Society of Pacing and Electrophysiology, of which he was President in 1989. He is a member of the Cardiology Advisory Committee of the National Heart, Lung and Blood Institute, a member of the Subspeciality Board on Cardiovascular Disease of the American Board of Internal Medicine and Chairman of the Test Committee on Clinical Cardiac Electrophysiology. Dr. Zipes is Editor in Chief of Cardiology in Review and the Journal of Cardiovascular Electrophysiology. He presently serves on the editorial boards of the American Journal of Cardiology, American Heart Journal, American Journal of Medicine, Cardiovascular Drugs and Therapy, Circulation, PACE and the Japanese Heart Journal. Dr. Zipes earned a B.A. from Dartmouth College, a Bachelors in Medical Science from Dartmouth Medical School and an M.D. from Harvard Medical School.

EMPLOYEES

  As of May 1, 1996, the Company had 18 full-time employees, of whom 4 hold Ph.D. degrees and 8 hold other advanced degrees. None of the Company's employees is represented by a collective bargaining agreement, nor has the Company experienced work stoppages. The Company believes that its relations with its employees are good.

FACILITIES

  The Company's facilities consist of approximately 11,000 square feet of office, research and manufacturing space located at 1 Oak Park Drive, Bedford, Massachusetts pursuant to a lease which expires in the year 2000. The Company believes that suitable additional space will be available to it, when needed, on commercially reasonable terms.

LEGAL PROCEEDINGS

  The Company is not a party to any material legal proceedings.

                                  MANAGEMENT

EXECUTIVE OFFICERS AND DIRECTORS

  The following table sets forth certain information concerning the executive officers and directors of the Company.

          NAME                  AGE                  POSITION
          ----                  ---                  --------
Jeffrey M. Arnold..............  47 President, Chief Executive Officer and
                                    Director
Thomas V. Hennessey, Jr. ......  47 Vice President of Operations, Treasurer and
                                    Chief Financial Officer
Paul Albrecht, Ph.D. ..........  39 Vice President of Engineering and Secretary
J. Alex Martin.................  43 Vice President of Sales and Business
                                    Development
Robert T. Miragliuolo..........  43 Vice President of Clinical and Regulatory
                                    Affairs
Marlene Krauss, M.D.(1)........  51 Chairperson
Zachary C. Berk(2).............  48 Director
Richard J. Cohen, M.D.,          45 Director
 Ph.D. ........................
M. Fazle Husain(1).............  32 Director
David F. Muller, Ph.D.(1)......  47 Director
David F. Rollo, M.D., Ph.D. ...  57 Director
Rolf S. Stutz(2)...............  47 Director

- --------
(1) Member of the Compensation Committee of the Board of Directors.
(2) Member of the Audit Committee of the Board of Directors.

  Jeffrey M. Arnold. Mr. Arnold has been President and Chief Executive Officer of the Company since September 1993. From 1990 to 1992, Mr. Arnold was President and Chief Executive Officer and a director of Molecular Simulations Inc., formerly Polygen Corporation, a leading supplier of software for rational drug design. From 1992 until 1993, Mr. Arnold was an independent management consultant providing interim executive management to high technology companies. He was formerly Vice President of Operations, Instrumentation Products for Datascope Corporation and has held positions as director of marketing and director of research and development positions for the medical systems division of Becton Dickinson. Mr. Arnold is a director of Momentum Software Corporation. Mr. Arnold received a B.S. in Electrical Engineering from MIT.

  Thomas V. Hennessey, Jr. Mr. Hennessey has been Vice President of Operations and Chief Financial Officer since November 1995. From 1992 to 1995, Mr. Hennessey was the Chief Financial Officer at AutoImmune, Inc., a biotechnology company. From 1991 to 1992 he was Vice President and Chief Financial Officer of Medical Diagnostics, Inc., a provider of medical imaging services. Earlier in his career he held positions at the Mansfield Division of Boston Scientific Corporation and at Digital Equipment Corporation. Mr. Hennessey received a B.S. and an M.S. in Mechanical Engineering from MIT and an M.B.A. from Harvard Graduate School of Business Administration.

  Paul Albrecht, Ph.D. Dr. Albrecht has been Vice President of Engineering since June 1993. From 1991 to 1993, Dr. Albrecht was Engineering Manager at Cerner Corporation, where he previously served as Director of Research and Development and Principal of Intellimetrics Corporation (which was acquired by Cerner in 1991). Dr. Albrecht received a B.A. in Physics from Dartmouth College, an M.S. in Electrical Engineering from MIT and a Ph.D. in Medical Engineering from the Harvard-MIT Division of Health Sciences and Technology.

  J. Alex Martin. Mr. Martin has been Vice President of Sales and Business Development since June 1995. From 1989 to 1995, Mr. Martin was employed by the USCI Division of C.R. Bard Inc., during which time he served in various positions, including Director of Marketing for the Angioplasty Division and National Sales Manager for USCI. Mr. Martin has over 15 years of sales and marketing experience in the vascular and cardiovascular medical device industry. Mr. Martin received a B.G.S. from the University of Kentucky.

  Robert T. Miragliuolo. Mr. Miragliuolo has been Vice President of Regulatory and Clinical Affairs since April 1996. From 1987 until April 1996, Mr. Miragliuolo was employed by C.R. Bard, Inc. During this time he served in several positions, including Corporate Director of Scientific Affairs and then Director of Regulatory Affairs for Cardiology. Prior to that he was Principal Research Scientist at Lever Brothers Company. Mr. Miragliuolo has a B.S. in Biology from Providence College and an M.S. in Biostatistics from the University of Vermont.

  Marlene Krauss, M.D. Dr. Krauss, a founder of the Company, has been Chairperson, Secretary and a Director of the Company since 1990. Since August 1991 Dr. Krauss has served as Chairperson and Chief Executive Officer of KBL Healthcare, Inc., a merchant and investment banking firm focused exclusively on the health care industry. Dr. Krauss was formerly President and Managing Director of the Med-Tech Group, a division of D.H. Blair & Co. Dr. Krauss received a B.A. from Cornell University, an M.B.A. from Harvard Graduate School of Business Administration and an M.D. from Harvard Medical School.

  Zachary C. Berk. Dr. Berk, a founder of the Company, has been a Director of the Company since 1993. Since August 1991 Dr. Berk has been Managing Director of KBL Healthcare, Inc., which he co-founded, and Vice President and Treasurer of KBL Healthcare Acquisition Corp. Dr. Berk is a former Senior Vice President of the Med-Tech Group, a division of D.H. Blair & Co. Dr. Berk received a B.S. and Doctorate of Optometry from Pacific University.

  Richard J. Cohen, M.D., Ph.D. Dr. Cohen, the scientific founder of the Company, has been a director of and consultant to the Company since February 1993. Dr. Cohen has been, since 1979, a professor of Health Sciences and Technology at the Harvard MIT Division of Health Sciences and Technology and is on the staff at the Brigham and Women's Hospital and Children's Hospital, both in Boston. From 1985 to 1995, Dr. Cohen was the Director of the Harvard-MIT Center for Biomedical Engineering, and he is currently the Director of the NASA Center for Quantitative Cardiovascular Physiology, Modeling and Data Analysis. He serves on the editorial board of the Journal of Cardiovascular Electrophysiology and The Annals of Noninvasive Engineering. Dr. Cohen received a B.A. from Harvard College, an M.D. from Harvard Medical School and a Ph.D. in Physics from MIT.

  M. Fazle Husain. Mr. Husain has been a director of the Company since July 1995. Since August 1991 Mr. Husain has been a Vice President of Morgan Stanley & Co. Incorporated and of the Managing General Partner of certain partnerships which beneficially own Common Stock of the Company. Mr. Husain also serves on the Board of Directors of Enterprise Systems, Inc. Mr. Husain received an Sc.B. in Chemical Engineering from Brown University, and an M.B.A. from the Harvard Graduate School of Business Administration.

  David F. Muller, Ph.D. Dr. Muller has been a director of the Company since 1993. Since 1986 Dr. Muller has been President and Director of Summit Technology, Inc., a manufacturer of excimer lasers for ophthalmology which he helped to found. He also was a founder of ExciMed Technologies, a joint venture, and the predecessor of Summit Technology. Dr. Muller received his A.B. in Chemistry and Physics from Boston University, a Ph.D. in Physical Chemistry from Cornell University and an M.B.A. from the Wharton School of Finance.

  David F. Rollo, M.D., Ph.D. Dr. Rollo has been a director of the Company since 1993. Since April 1995 Dr. Rollo has been Senior Vice President of HCIA HealthInfo Co., a medical device company. From October 1992 to April 1995, he was President and Chief Executive Officer of Metricor, Inc., a health care consulting organization and former subsidiary of Humana, Inc., where he was Senior Vice President of Medical Affairs from September 1980 to October 1992. Dr. Rollo is a Director of Positron Corporation, ADAC Laboratories and Raytel Medical Corp. He received a B.A. in Mathematics, Physics and Chemistry from Harper College, Binghamton, New York, an M.D. from Upstate Medical Center, a Ph.D. in Physics from the Johns Hopkins Medical Institute, and an M.S. in Radiological Physics from the University of Miami.

  Rolf S. Stutz. Mr. Stutz has been a director of the Company since 1993. Since 1983, he has been President, Chief Executive Officer and director of Zoll Medical, a medical device manufacturer. Mr. Stutz is also a Director of Zoll Medical Corporation and Hemasure, Inc. Mr. Stutz received an A.B. from the University of North Carolina and an M.B.A. from the Harvard Graduate School of Business Administration.

  Following this Offering, the Board of Directors will be divided into three classes, each of whose members will serve for a staggered three-year term. The Board will consist of three Class I Directors (Dr. Berk, Mr. Arnold and Dr. Rollo), three Class II Directors (Dr. Cohen, Mr. Husain and Dr. Muller) and two Class III Directors (Dr. Krauss and Mr. Stutz). At each annual meeting of stockholders, a class of directors will be elected for a three-year term to succeed the directors of the same class whose terms are then expiring. The terms of the Class I Directors, Class II Directors and Class III Directors will expire upon the election and qualification of successor directors at the annual meeting of stockholders to be held during the calendar years 1997, 1998 and 1999, respectively.

  Each officer serves at the discretion of the Board of Directors. Dr. Krauss is married to Dr. Berk. There are no other family relationships among any executive officers or directors of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS

  The Board of Directors has a Compensation Committee, which makes recommendations concerning salaries and incentive compensation for employees of and consultants to the Company, establishes and approves salaries and incentive compensation for certain senior officers and employees and administers and grants stock options pursuant to the Company's stock plans. The current members of the Compensation Committee are Dr. Krauss, Mr. Husain and Dr. Muller. The Board of Directors also has an Audit Committee, which reviews the results and scope of the audit and other services provided by the Company's independent public accountants. The current members of the Audit Committee are Dr. Berk and Mr. Stutz.

COMPENSATION OF DIRECTORS

  The Company's non-employee directors, other than those representing major stockholders of the Company, receive a fee of $500 per meeting of the Board of Directors. All non-employee directors receive reasonable travel and out-of-pocket expenses for attendance at meetings of the Board of Directors. Directors are also eligible to receive stock options under the 1996 Director Stock Option Plan (the "Director Plan"). See--"Director Option Plan."

DIRECTOR OPTION PLAN

  The Director Plan was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and will become effective upon the closing of this Offering. Under the terms of the Director Plan, options (the "Director Options") to purchase 10,000 shares of Common Stock will be granted to each of Dr. Muller, Dr. Rollo and Mr. Stutz on the closing of the Offering and thereafter to each person who becomes a non-employee director after the closing date of the Offering and who is not otherwise affiliated with the Company, effective as of the date of election to the Board of Directors. The Director Options will vest in equal annual installments over three years after the date of grant. Director Options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan). A total of 100,000 shares of Common Stock may be issued upon the exercise of stock options granted under the Director Plan. The exercise price of options granted under the Director Plan will equal the closing price of the Common Stock on the Nasdaq National Market on the date of grant.

EXECUTIVE COMPENSATION

  The following table summarizes the compensation paid to or earned by the Chief Executive Officer of the Company and each of the other most highly compensated executive officers during the fiscal year ended December 31, 1995 (the Chief Executive Officer and such other executive officers are referred to as the "Named Executive Officers"):

                          SUMMARY COMPENSATION TABLE

                                                       LONG-TERM
                                                      COMPENSATION
                                 ANNUAL COMPENSATION     AWARDS
                                 -------------------- ------------
                                                       NUMBER OF
                                                       SECURITIES   ALL OTHER
                                   SALARY     BONUS    UNDERLYING  COMPENSATION
 NAME AND PRINCIPAL POSITION(S)     ($)        ($)      OPTIONS        ($)
 ------------------------------  ---------- --------- ------------ ------------
Jeffrey M. Arnold............... $  157,466 $  30,000   191,500        --
 President and Chief Executive
 Officer
Thomas V. Hennessey, Jr.(1).....     13,564       --     75,000        --
 Vice President of Operations,
 Chief Financial Officer and
 Treasurer
Paul Albrecht, Ph.D. ...........    107,559    25,000       --         --
 Vice President of Engineering
 and Secretary
J. Alex Martin(2)...............     57,468     5,417    75,000        --
 Vice President of Sales and
 Business Development

- --------
(1) Joined the Company in November 1995.
(2) Joined the Company in June 1995.

OPTION GRANTS

  The following table sets forth certain information concerning grants of stock options made during fiscal 1995 to each of the Named Executive Officers:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                               INDIVIDUAL GRANTS             POTENTIAL
                                        -------------------------------      REALIZABLE
                                         PERCENT                              VALUE AT
                                         OF TOTAL                          ASSUMED ANNUAL
                           NUMBER OF     OPTIONS                           RATES OF STOCK
                           SECURITIES   GRANTED TO EXERCISE              PRICE APPRECIATION
                           UNDERLYING   EMPLOYEES   OR BASE             FOR OPTION TERMS(2)
                            OPTIONS     IN FISCAL    PRICE   EXPIRATION --------------------
          NAME           GRANTED (#)(1)    YEAR    ($/SHARE)    DATE       5%        10%
          ----           -------------- ---------- --------- ---------- --------- ----------
Jeffrey M. Arnold.......    191,500        48.3%     $0.50    05/22/05  $  60,217 $  152,601
Thomas V. Hennessey,
 Jr. ...................     75,000        18.9       1.00    11/20/05     47,167    119,531
Paul Albrecht, Ph.D.....        --          --         --          --         --         --
J. Alex Martin..........     75,000        18.9       1.00    06/15/05     47,167    119,531

- --------
(1) The expiration date of each option is the tenth anniversary of the date on which it was originally granted. These options are intended to qualify as incentive stock options and are exercisable in five equal installments commencing on the first anniversary of the date of grant.
(2) The amounts shown on this table represent hypothetical gains that could be achieved for the respective options if exercised at the end of the option term. These gains are based on assumed rates of stock appreciation of 5% and 10%, compounded annually from the date the respective options were granted to their expiration date. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise. Actual gains, if any, on stock option exercises will depend on the future performance of the Common Stock, the option holders' continued employment through the option period, and the date on which the options are exercised.

  The following table sets forth certain information concerning the number and value of unexercised options held by each of the Named Executive Officers on December 31, 1995, and the number and value of any options exercised during the year ended December 31, 1995 by each of the Named Executive Officers.

                      AGGREGATED OPTION EXERCISES IN LAST
                        FISCAL YEAR AND FISCAL YEAR-END
                                 OPTION VALUES

                                                   NUMBER OF SHARES              VALUE OF UNEXERCISED
                                                UNDERLYING UNEXERCISED           IN-THE-MONEY OPTIONS
                           SHARES     VALUE   OPTIONS AT FISCAL YEAR-END       AT FISCAL YEAR-END($)(1)
                          ACQUIRED   REALIZED ------------------------------   -------------------------
          NAME           ON EXERCISE   ($)    EXERCISABLE     UNEXERCISABLE    EXERCISABLE UNEXERCISABLE
          ----           ----------- -------- -------------   --------------   ----------- -------------
Jeffrey M. Arnold.......   91,163    $16,409          155,300          561,199  $130,012     $318,578
Thomas V. Hennessey,
 Jr.....................      --         --               --            75,000       --           --
Paul Albrecht, Ph.D.....   22,500     22,455           45,000          135,000    36,000      121,365
J. Alex Martin..........      --         --               --            75,000       --           --

- --------
(1) The value of the unexercised, in-the-money options on December 31, 1995 is based on the difference between the fair market value of the shares as of such date ($1.00) and the per share option exercise price, multiplied by the number of shares of Common Stock underlying the options.

EMPLOYMENT AGREEMENTS

  The Company is a party to an employment agreement with Mr. Arnold for the period commencing September 1, 1993 and ending September 1, 1998. The agreement provides that Mr. Arnold is entitled to receive a base salary of $150,000 and is eligible to receive a performance-based bonus of up to $50,000 per year. The Company also granted Mr. Arnold an option to purchase 616,162 shares of Common Stock, of which 123,232 have an exercise price of $.02 per share, 401,767 have an exercise price of $.20 per share and 91,163 have an exercise price of $2.00 per share. If his employment is terminated by the Company without cause, Mr. Arnold will be entitled to receive severance compensation in an amount equal to nine months' base salary. In the event of a Change in Control of the Company (as defined in the employment agreement), all options which are currently outstanding will become immediately exercisable. Furthermore, Mr. Arnold is entitled to terminate his employment agreement within 90 days of a Change in Control of the Company and to receive severance compensation equal to nine months' base salary. The agreement also contains a non-competition covenant pursuant to which Mr. Arnold is prohibited from competing with the Company during his employment with the Company and for a period of one year thereafter. Throughout the term of this employment agreement, the Board agrees to nominate Mr. Arnold, and the Company agrees to use its best efforts to cause Mr. Arnold to be elected, to the Board of Directors of the Company.

  The Company is a party to an employment agreement with Dr. Albrecht which provides a five-year term ending on June 15, 1998. The agreement provides for an annual base salary of $100,000, as well as an annual bonus of up to $30,000. The Company also granted Dr. Albrecht an option to purchase 225,000 shares of Common Stock, of which 112,500 have an exercise price of $.002 per share and 112,500 have an exercise price of $.20 per share. If his employment is terminated by the Company without cause, Dr. Albrecht will be entitled to receive severance compensation in an amount equal to six months' base salary. The agreement also contains a non-competition covenant pursuant to which Dr. Albrecht is prohibited from competing with the Company during his employment by the Company and for a period of 18 months thereafter.

EMPLOYEE BENEFIT PLANS

 1993 AMENDED AND RESTATED INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

  The Company's 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Option Plan") was adopted by the Company in September 1993. The 1993 Option Plan provides for the grant of stock options to key employees and consultants of the Company and any parent or subsidiary of the Company. Under the 1993 Option Plan, the Company may grant options that are intended to qualify as incentive stock options within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") ("incentive stock options"), or options not intended to qualify as incentive stock options ("non-statutory options"). Incentive stock options may be granted only to employees of the Company. A total of 1,688,663 shares of Common Stock may be issued upon the exercise of options granted under the 1993 Option Plan.

  The 1993 Option Plan is administered by the Stock Option Committee of the Board of Directors. Subject to the provisions of the 1993 Option Plan, the Stock Option Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years (five years in the case of a stockholder owning in excess of 10% of the Company's Common Stock).

  Payment of the option exercise price may be made in cash, by check or, in some circumstances, by delivery of shares of Common Stock, provided such shares have been held for at least six months. The 1993 Option Plan provides further that the Stock Option Committee may allow additional forms of payment, so long as such forms of payment are consistent with applicable laws and regulations. Options are not assignable or transferable except by will or the laws of descent and distribution and, in the case of non-statutory options, pursuant to a qualified domestic relations order (as defined in the Code).

  As of May 1, 1996, the Company had 18 full-time employees, all of whom were eligible to participate in the 1993 Option Plan; however, the Company does not intend to award options under the 1993 Option Plan after the closing of the Offering.

  The 1993 Stock Option Plan places certain restrictions on the transfer of stock acquired upon the exercise of incentive stock options granted under the 1993 Option Plan. The Stock Option Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1993 Option Plan, including without limitation restrictions on transfer, repurchase rights, commitments to pay cash bonuses, to make, arrange for or guaranty loans or to transfer other property to optionees upon exercise of options, or such other provisions as shall be determined by the Stock Option Committee, so long as not inconsistent with the 1993 Option Plan or with applicable law. The Stock Option Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1993 Option Plan may be exercised.

 1996 EQUITY INCENTIVE PLAN

  The Company's 1996 Equity Incentive Plan (the "1996 Plan") was adopted by the Board of Directors on May 29, 1996 and approved by the stockholders of the Company on June , 1996. The 1996 Plan provides for the grant of stock awards, restricted stock awards, stock options, stock appreciation rights and performance shares, to employees, officers and directors of, and consultants or advisers to, the Company and its subsidiaries. Under the 1996 Plan, the Company may grant incentive stock options or nonstatutory options. Incentive stock options may only be granted to employees of the Company. A total of 1,000,000 shares of Common Stock may be granted under the 1996 Plan. Unless otherwise terminated, the 1996 Plan will terminate on June , 2006.

  The 1996 Plan is administered by the Compensation Committee of the Board of Directors. Subject to the provisions of the 1996 Plan, the Compensation Committee has the authority to select the employees to whom options are granted and determine the terms of each option, including (i) the number of shares of Common Stock subject to the option, (ii) when the option becomes exercisable, (iii) the option exercise price, which, in the case of incentive stock options, must be at least 100% (110% in the case of incentive stock options granted to a stockholder owning in excess of 10% of the Company's Common Stock) of the fair market value of the Common Stock as of the date of grant, and (iv) the duration of the option (which, in the case of incentive stock options, may not exceed ten years; five years in the case of incentive stock options granted to stockholders owning in excess of 10% of the Company's Common Stock). The Compensation Committee may, in its sole discretion, include additional provisions in any option or award granted or made under the 1996 Plan, so long as not inconsistent with the 1996 Plan or applicable law. The Compensation Committee may also, in its sole discretion, accelerate or extend the date or dates on which all or any particular option or options granted under the 1996 Plan may be exercised.

  Payment of the option exercise price may be made in cash, shares of Common Stock, a combination of cash or stock, by a broker-assisted cashless exercise or by any other method (including delivery of a promissory note payable on terms specified by the Compensation Committee) approved by the Compensation Committee consistent with Section 422 of the Code and Rule 16b-3 ("Rule 16b-3") under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  As of May 15, 1996, the Company had 18 employees, all of whom were eligible to participate in the 1996 Plan. The maximum number of shares which may be granted in any calendar year to any optionee is 300,000. The number of individuals receiving stock options varies from year to year depending upon various factors, such as the number of promotions and the Company's hiring needs during the year, and thus the Company cannot now determine the number of shares of Common Stock to be awarded to any particular current executive officer, to all current executive officers as a group or to non-executive employees as a group.

  All options are nontransferable other than by will or the law of descent and distribution and, in the case of options which are not incentive stock options, pursuant to a qualified domestic relations order. Incentive stock options are exercisable during the lifetime of the option holder only while the option holder is in the employ of the Company, or within three months after termination of employment. In the event that termination is due to death or disability, or if death occurs within three months after termination, the option is exercisable for a one-year period thereafter.

  To the extent not exercised, all options granted under the 1996 Plan shall terminate immediately prior to a dissolution or liquidation of the Company. In the event of a merger of the Company or the sale of substantially all of the assets of the Company, the Board of Directors shall have the discretion to accelerate the vesting of the options granted under the 1996 Plan.

  Federal Income Tax Consequences. No taxable income will be recognized by an optionee upon the grant or exercise of an incentive stock option (provided that the difference between the option exercise price and the fair market value of the stock on the date of exercise must be included in the optionee's "alternative minimum taxable income"), and no corresponding expense deduction will be available to the Company. Generally, if an optionee holds shares acquired upon the exercise of incentive stock options until the later of (i) two years from the grant of the option and (ii) one year from the date of transfer of the purchased shares to him or her (the "Statutory Holding Period"), any gain to the optionee upon a sale of such shares will be treated as capital gain. The gain recognized upon the sale of the stock is the difference between the option price and the sale price of the stock. The net federal income tax effect on the holder of incentive stock options is to defer, until the stock is sold, taxation of any increase in the stock's value from the time of grant to the time of exercise, and to cause such increase to be treated as capital gain.

  If the optionee sells the shares prior to the expiration of the Statutory Holding Period, he or she will realize taxable income at ordinary income tax rates in an amount equal to the lesser of (i) the fair market value of the shares on the date of exercise less the option price, or (ii) the amount realized on the sale less the option price, and the Company will receive a corresponding business expense deduction. Any additional gain will be treated as long-term capital gain if the shares are held for more than one year prior to the sale and as short-term capital gain if the shares are held for a shorter period. If the optionee sells the stock for less than the option price, he or she will recognize a capital loss equal to the difference between the sale price and the option price. The loss will be a long-term capital loss if the shares are held for more than one year prior to the sale and short-term capital loss if the shares are held for a shorter period.

  No taxable income is recognized by the optionee upon the grant of a nonstatutory option. The optionee must recognize as ordinary income in the year in which the option is exercised the amount by which the fair market value of the purchased shares on the date of exercise exceeds the option price (and the Company may be required to withhold an appropriate amount for tax purposes). If the optionee is a person who is required to file reports pursuant to Section 16(a) of the Exchange Act, then upon the exercise of an option within six months from the date of grant no income will be recognized by the optionee until six months have expired from the date the option was granted, and the income then recognized will include any appreciation in the value of the shares during the period between the date of exercise and the date six months after the date of grant (unless the optionee makes an election under Section 83(b) of the Code to have the difference between the exercise price and fair market value on the date of exercise recognized as ordinary income as of the time of exercise). The Company will be entitled to a business expense deduction equal to the amount of ordinary income recognized by the optionee, subject to the limitations of Section 162(m) of the Code. Any additional gain or any loss recognized upon the subsequent disposition of the purchased shares will be a capital gain or loss, and will be a long-term gain or loss if the shares are held for more than one year.

 1996 EMPLOYEE STOCK PURCHASE PLAN

  The Company's 1996 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors in May 1996, was approved by the stockholders in June 1996, and will become effective upon the closing of this Offering. The Purchase Plan authorizes the issuance of up to a total of 100,000 shares of Common Stock to participating employees.

  All employees of the Company, including directors of the Company who are employees, are eligible to participate in the Purchase Plan. Employees who would immediately after the grant own 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary are not eligible to participate. As of May 1, 1996, 17 of the Company's employees would have been eligible to participate in the Purchase Plan.

  On the first day of a designated payroll deduction period (the "Offering Period"), the Company will grant to each eligible employee who has elected to participate in the Purchase Plan an option to purchase shares of Common Stock as follows: The employee may authorize an amount (a whole percentage from 1% to 10% of such employee's regular pay) to be deducted by the Company from such pay during the Offering Period. On the last day of the Offering Period, the employee is deemed to have exercised the option, at the option exercise price, to the extent of accumulated payroll deductions. Under the terms of the Purchase Plan, the option price is an amount equal to 85% of the fair market value per share of the Common Stock on either the first day or the last day of the Offering Period, whichever is lower. In no event may an employee purchase in any one Offering Period a number of shares which is more than 15% of the employee's annualized base pay divided by 85% of the market value of a share of Common Stock on the commencement date of the Offering Period. The Compensation Committee may, in its discretions, choose an Offering Period of 12 months or less for each of the Offerings and choose a different Offering Period for each Offering.

  If an employee is not a participant on the last day of the Offering Period, such employee is not entitled to exercise any option, and the amount of such employee's accumulated payroll deductions will be refunded. An employee's rights under the Purchase Plan terminate upon voluntary withdrawal from the Purchase Plan at any time or when such employee ceases employment for any reason, except that upon termination of employment because of death, the employee's beneficiary has certain rights to elect to exercise the option to purchase the shares which the accumulated payroll deductions in the participant's account would purchase at the date of death.

  Federal Income Tax Consequences. The Purchase Plan is intended to be an "Employee Stock Purchase Plan" within the meaning of Section 423 of the Code which provides that the participant does not have to pay any federal income tax upon enrolling in an offering under the Purchase Plan or upon purchasing shares of the Common Stock at the end of an offering. The participant is, however, required to pay federal income tax at the time he or she sells such shares on the excess, if any, of the price at which he or she sells the shares over the price he or she paid for them.

  If the participant has owned the shares for more than one year and disposes of them at least two years after the day the offering commenced, he will be taxed as follows. If the sale of the shares is less than the price paid for the shares under the Purchase Plan, the participant will incur a long-term capital loss in an amount equal to the excess of the price paid over the sale price. If the sale price is higher than the price paid under the Purchase Plan, the participant will have to recognize ordinary income in an amount equal to the lesser of (a) the excess of the market price of the shares on the day the offering commenced over the price paid (in which case the balance of the gain realized on sale will be treated as long-term capital gain) or (b) the excess of the sale price over the price paid.

  If the participant sells the shares before he or she has owned them for more than one year or before the expiration of a two-year period commencing on the day the offering period commenced, the participant will have to recognize ordinary income on the amount of the excess of the purchase price paid over the market price of the shares on the date of purchase, and the Company will receive an expense deduction for the same amount, subject to the limitations imposed by Section 162(m) of the Code. The participant will recognize a capital gain or loss (long- or short-term, depending on the period he has owned the shares) for the excess of the sale price over the market value on the date of purchase.

  Except as described in the preceding paragraph, the Company will not be entitled to a tax deduction upon the purchase or sale of shares under the Purchase Plan.

 401(K) SAVINGS AND RETIREMENT PLAN

  In 1995, the Company adopted a 401(k) Savings and Retirement Plan (the "401(k) Plan"), a tax-qualified plan covering all of its employees who are at least 21 years of age. Each employee may elect to reduce his or her current compensation by up to 15%, subject to the statutory limit (a maximum of $9,500 in 1996) and have the amount of the reduction contributed to the 401(k) Plan. The 401(k) Plan provides that the Company may, as determined from time to time by the Board of Directors, provide a matching cash contribution. In addition, the Company may contribute an additional amount to the 401(k) Plan, as determined by the Board of Directors, which will be allocated based on the proportion of the employee's compensation for the plan year to the aggregate compensation for the plan year for all eligible employees.

  All employee and Company contributions to the 401(k) Plan are fully vested at all times.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

  In 1995 the members of the Company's Compensation Committee were Dr. Krauss, Mr. Husain and Dr. Muller, none of whom are employees of the Company. Dr. Krauss, who was both Chairperson and Secretary of the Company in 1995, is also Chairperson of KBL Healthcare, Inc., a major stockholder of the Company, which has received fees from the Company in each of the last three years. Mr. Husain, a director of the Company, is a Vice President of Morgan Stanley & Co. Incorporated, which is affiliated with certain major stockholders of the Company. See "Certain Transactions".

                             CERTAIN TRANSACTIONS

  Since 1993, the Company has engaged in the following transactions with the following directors, officers and stockholders who beneficially own more than 5% of the outstanding Common Stock of the Company and affiliates of such directors, officers and stockholders.

RELATED PARTY TRANSACTIONS

 CONSULTING FEES AND PREFERRED STOCK ISSUANCE COSTS

  In February 1993, the Company entered into a consulting and financial advisory agreement with KBL Healthcare, Inc., the selling agent involved with the issuance of the Company's Series A Preferred Stock. Dr. Krauss, the Chief Executive Officer of the selling agent, is Chairperson of the Company's Board of Directors. Total fees paid under this agreement during 1994 and 1993 were approximately $41,000 and $63,000, respectively. In addition, in conjunction with the Series A Preferred Stock issuance in 1993, the Company paid the selling agent approximately $648,000 in commissions and expenses and warrants to purchase 328,904 shares of Common Stock at an exercise price of $2.00 per share were issued to the selling agent. The warrants contain a cashless exercise provision whereby the warrant holder can surrender in-the-money warrants in exchange for a net number of shares of Common Stock based on the fair market value of the Common Stock at the time of exercise.

  During 1995, the Company entered into an additional agreement with the selling agent. Under this agreement, the Company obtained consulting and financial advisory services in relation to the issuance of the Company's Series B Preferred Stock. Total fees paid under this agreement during 1995 amounted to $87,500.

 SALE OF SERIES B PREFERRED STOCK

  In April 1995, the Company sold 1,546,612, 385,318 and 401,403 shares of Series B Convertible Preferred Stock (convertible into 773,306, 192,659, and 200,702 of Common Stock, respectively) to Morgan Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital Fund II, C.V. and Morgan Stanley Venture Investors, L.P., respectively, at $1.50 per share, for aggregate consideration of $3,500,000. Mr. Husain, a member of the Company's Board of Directors, is a Vice President of Morgan Stanley & Co. Incorporated, an affiliate of which is the managing general partner of such partnerships.

 CONSULTING AND TECHNOLOGY AGREEMENT/LICENSE AGREEMENT

  In February 1993, the Company entered into a consulting and technology agreement with Dr. Cohen pursuant to which Dr. Cohen spends one day a week at the Company working on the development and commercialization of the technology licensed to the Company pursuant to the MIT License Agreements. This agreement, which expires in February 1998, requires the Company to pay monthly consulting fees of up to $12,500. Total payments made during 1995, 1994 and 1993 were approximately $100,000, $142,000 and $116,000, respectively. The Company is also required to remit a royalty of 1% of net sales from products and 7% of gross revenue from sublicenses derived by the Company from the technologies licensed under the MIT License Agreements. In connection with this agreement, a warrant to purchase 109,634 shares of Common Stock for $2.00 per share was issued to Dr. Cohen. During the term of the consulting agreement, and for a period of up to two additional years following the termination or expiration of this agreement, Dr. Cohen is obligated not to compete with the Company so long as the Company makes continuing payments to Dr. Cohen during such two year period.

  In February 1993, the Company also entered into a license agreement with Dr. Cohen, pursuant to which Dr. Cohen granted to the Company an exclusive license to certain cardiac output monitoring technology developed by Dr. Cohen. The Cohen License Agreement provides that the Company must achieve certain milestones, which include raising equity capital, spending a minimum of $200,000 in each two-year period during the term of the agreement and conducting clinical trials. If such milestones are not achieved, Dr. Cohen has the right to terminate the agreement. The Cohen License Agreement also sets forth certain provisions relating to potential infringement of the patent rights that allow, but do not require, either party to take action against such infringement. The Company is required to pay Dr. Cohen a royalty based on 3% of net sales of products developed from such technology. If the Company chooses to sublicense this technology to an unrelated party, the royalty will be based on 20% of the gross revenue received from the unrelated party for products developed from such technology. This technology is at an early stage of development and it is uncertain when, if at all, the Company will seek to commercialize this technology.

                            PRINCIPAL STOCKHOLDERS

  The following table sets forth certain information regarding the beneficial ownership of the Common Stock of the Company as of May 1, 1996 (assuming the conversion of all outstanding shares of Convertible Preferred Stock into an aggregate of 4,455,708 shares of Common Stock) by (i) each person or entity known to the Company to own beneficially more than 5% of the Company's Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

                                                           PERCENTAGE
                                                       BENEFICIALLY OWNED
   NAME AND ADDRESS OF       NUMBER OF SHARES    ------------------------------
   BENEFICIAL OWNER(1)     BENEFICIALLY OWNED(2) BEFORE OFFERING AFTER OFFERING
   -------------------     --------------------- --------------- --------------
5% STOCKHOLDERS
Dr. Richard J. Cohen(3)...       1,362,134            17.5%           12.6%
Funds Managed by Invesco
 Funds(4).................       1,250,000            16.3            11.7
 7800 East Union Avenue
 Denver, CO 80237
Venture capital
 partnerships affiliated
 with
 Morgan Stanley & Co.
 Incorporated(5)..........       1,166,667            15.2            10.9
 1221 Avenue of the
  Americas
 New York, NY 10020
Zachary C. Berk(6)........         837,122            10.9             7.8
Marlene Krauss(6).........         837,122            10.9             7.8
OTHER DIRECTORS AND NAMED
 EXECUTIVE OFFICERS
Jeffrey M. Arnold(7)......         407,998             5.1             3.7
Thomas V. Hennessey,
 Jr. .....................             --              --              --
Paul Albrecht(8)..........         139,250             1.8             1.3
J. Alex Martin............          15,000               *               *
Robert T. Miragliuolo.....             --              --              --
M. Fazle Husain(9)........       1,166,667            15.2            10.9
David F. Muller(10).......          16,666               *               *
David F. Rollo(11)........          16,666               *               *
Rolf S. Stutz(12).........          16,666               *               *
All directors and
 executive officers as a
 group
 (12 persons)(13).........       3,978,169            51.8%           37.3%

- --------
 * Represents less than 1% of the outstanding Common Stock.
 (1) The address for each director and officer of the Company is c/o Cambridge Heart, Inc., 1 Oak Park Drive, Bedford, MA 01730.
 (2) Each stockholder has sole voting and investment power with respect to the shares listed, except as otherwise noted. Shares of Common Stock which an individual or group has a right to acquire within the 60-day period following May 1, 1996 pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table.
 (3) Includes 111,634 shares of Common Stock issuable to Dr. Cohen within 60 days of May 1, 1996 upon exercise of stock options and warrants.
 (4) Includes 650,000 shares of Common Stock held by The Global Health Sciences Fund and 600,000 shares of Common Stock held by The Invesco Strategic Portfolios, Inc.
 (5) Includes 773,306 shares of Common Stock held by Morgan Stanley Venture Capital Fund II, L.P., 200,702 shares of Common Stock held by Morgan Stanley Venture Investors, L.P. and 192,659 shares of Common Stock held by Morgan Stanley Venture Capital Fund II, C.V.

 (6) Dr. Berk and Dr. Krauss are married to each other. Includes 483,538 shares of Common Stock held by Dr. Krauss, 237,300 shares of Common Stock held by Dr. Berk, and 116,284 shares of Common Stock held in trust for the benefit of their children.
 (7) Includes 316,835 shares of Common Stock issuable to Mr. Arnold within 60 days of May 1, 1996 upon exercise of stock options.
 (8) Includes 45,000 shares of Common Stock issuable to Dr. Albrecht within 60 days of May 1, 1996 upon exercise of stock options.
 (9) Includes 1,166,667 shares of Common Stock held by venture capital partnerships affiliated with Morgan Stanley & Co. Incorporated. See note
     (5). Mr. Husain is a Vice President of Morgan Stanley & Co. Incorporated.
(10) Includes 16,666 shares of Common Stock issuable to Dr. Muller within 60 days of May 1, 1996 upon exercise of stock options.
(11) Includes 8,333 shares of Common Stock issuable to Dr. Rollo within 60 days of May 1, 1996 upon exercise of stock options.
(12) Includes 16,666 shares of Common Stock issuable to Mr. Stutz within 60 days of May 1, 1996 upon exercise of stock options.
(13) Represents the shares referenced in footnotes (3) and (5)-(12).

                         DESCRIPTION OF CAPITAL STOCK

  Upon completion of the Offering, the Company will be authorized to issue 25,000,000 shares of Common Stock, $.001 par value per share of which 10,663,871 will be issued and outstanding, and 2,000,000 shares of undesignated Preferred Stock, $.001 par value per share, of which no shares will be issued and outstanding.

COMMON STOCK

  As of May 15, 1996 (after giving effect to the automatic conversion into Common Stock of all outstanding shares of Preferred Stock upon the closing of this Offering), there were 7,663,872 shares of Common Stock outstanding, held of record by approximately 140 stockholders. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of Common Stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared by the Board of Directors out of funds legally available therefor, subject to any preferential dividend rights of outstanding Preferred Stock. Upon the liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to receive ratably the net assets of the Company available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock. Holders of Common Stock have no preemptive, subscription, redemption or conversion rights. The outstanding shares of Common Stock are, and the shares offered by the Company in this Offering will be, when issued and paid for, fully paid and nonassessable. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which the Company may designate and issue in the future.

WARRANTS

  As of May 1, 1996, a total of 438,538 shares of Common Stock were issuable upon exercise of outstanding warrants at an exercise price of $2.00 per share. All of such warrants, unless exercised prior to May 1, 1996, will remain outstanding after the closing of this Offering.

PREFERRED STOCK

  Upon the closing of this Offering, the Company's Restated Certificate of Incorporation will authorize the issuance of up to 2,000,000 shares of Preferred Stock, $.001 par value per share. Under the terms of the Restated Certificate of Incorporation, the Board of Directors is authorized, subject to any limitations prescribed by law, without stockholder approval, to issue such shares of Preferred Stock in one or more series. Each such series of Preferred Stock shall have such rights, preferences, privileges and restrictions, including voting rights, dividend rights, conversion rights, redemption privileges and liquidation preferences, as shall be determined by the Board of Directors.

  The purpose of authorizing the Board of Directors to issue Preferred Stock and determine its rights and preferences is to eliminate delays associated with a stockholder vote on specific issuances. The issuance of Preferred Stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of the outstanding voting stock of the Company. The Company has no present plans to issue any shares of Preferred Stock.

DELAWARE LAW AND CERTAIN CHARTER AND BY-LAW PROVISIONS

  The Company is subject to the provisions of Section 203 of the General Corporation Law of Delaware. Section 203 prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A "business combination" includes mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an "interested stockholder" is (i) a person who, together with affiliates and associates, owns 15% or more of the corporation's voting stock or (ii) is an affiliate or associate of the Company and was the owner, together with affiliates and associates of 15% or more of the outstanding voting stock of the Company at any time within the 3-year period prior to the date for determining whether such person is "interested".

  The Restated Certificate of Incorporation provides for the division of the Board of Directors into three classes as nearly equal in size as possible with staggered three-year terms. See "Management--Executive Officers and Directors". In addition, the Restated Certificate of Incorporation provides that directors may be removed only for cause by the affirmative vote of the holders of two-thirds of the shares of capital stock of the corporation entitled to vote. Under the Restated Certificate of Incorporation, any vacancy on the Board of Directors, however occurring, including a vacancy resulting from an enlargement of the Board, may only be filled by vote of a majority of the directors then in office. The classification of the Board of Directors and the limitations on the removal of directors and filling of vacancies could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, control of the Company.

  The Restated Certification of Incorporation also provides that after the closing of this Offering, any action required or permitted to be taken by the stockholders of the Company at an annual meeting or special meeting of stockholders may only be taken if it is properly brought before such meeting and may not be taken by written action in lieu of a meeting. The Restated Certificate of Incorporation further provides that special meetings of the stockholders may only be called by the President of the Company or by the Board of Directors. Under the Company's By-Laws, as amended (the "By-Laws"), in order for any matter to be considered "properly brought" before a meeting, a stockholder must comply with certain requirements regarding advance notice to the Company. The foregoing provisions could have the effect of delaying until the next stockholders' meeting stockholder actions which are favored by the holders of a majority of the outstanding voting securities of the Company. These provisions may also discourage another person or entity from making a tender offer for the Company's Common Stock, because such person or entity, even if it acquired a majority of the outstanding voting securities of the Company, would be able to take action as a stockholder (such as electing new directors or approving a merger) only at a duly called stockholders' meeting, and not by written consent.

  The General Corporation Law of Delaware provides generally that the affirmative vote of a majority of the shares entitled to vote on any matter is required to amend a corporation's Restated Certificate of Incorporation or By-Laws, unless a corporation's Restated Certificate of Incorporation or By-Laws, as the case may be, requires a greater percentage. The Restated Certificate of Incorporation and the By-Laws require the affirmative vote of the holders of at least 75% of the shares of capital stock of the Company issued and outstanding and entitled to vote to amend or repeal any of the provisions described in the prior two paragraphs.

  The Restated Certificate of Incorporation contains certain provisions permitted under the General Corporation Law of Delaware relating to the liability of directors. The provisions eliminate a director's liability for monetary damages for a breach of fiduciary duty, except in certain circumstances involving wrongful acts, such as the breach of a director's duty of loyalty or acts or omissions which involve intentional misconduct or a knowing violation of law. Further, the Restated Certificate of Incorporation contains provisions to indemnify the Company's directors and officers to the fullest extent permitted by the General Corporation Law of Delaware. The Company believes that these provisions will assist the Company in attracting and retaining qualified individuals to serve as directors.

TRANSFER AGENT AND REGISTRAR

  The transfer agent and registrar for the Common Stock is American Stock Transfer & Trust Company.

                        SHARES ELIGIBLE FOR FUTURE SALE

  Upon completion of this Offering there will be 10,663,871 shares of Common Stock of the Company outstanding. There were also 1,062,037 shares covered by vested options and warrants outstanding at May 15, 1996, which are not considered to be outstanding shares. Of the outstanding shares, 3,225,028 shares, including the 3,000,000 shares of Common Stock sold in this Offering, will be immediately eligible for resale in the public market without restriction under the Securities Act, except that any shares purchased in this Offering by affiliates of the Company ("Affiliates"), as that term is defined in Rule 144 under the Securities Act ("Rule 144"), may generally only be resold in compliance with applicable provisions of Rule 144. On October 25, 1996, an additional 1,832,864 shares of Common Stock, which are not subject to lock-up agreements with the Underwriters, will be eligible for resale in the public market in reliance on Rule 144(k) of the Securities Act. Beginning approximately 90 days after the date of this Prospectus, approximately 4,930,147 additional shares of Common Stock (including approximately 542,960 shares covered by options exercisable within the 90-day period following the date of this Prospectus) will become eligible for immediate resale in the public market, subject to compliance as to certain of such shares with applicable provisions of Rules 144 and 701.

  The Company, the executive officers and directors of the Company, and certain security holders, have agreed pursuant to certain agreements that they will not, without the prior written consent of the Representatives, offer, sell or otherwise dispose of the shares of Common Stock beneficially owned by them for a period of 180 days from the date of the Underwriting Agreement. The
shares subject to the lock-up agreements include approximately        of the
shares of Common Stock that would otherwise have become immediately eligible for resale in the public market upon completion of this Offering,
approximately        of the shares of Common Stock that would otherwise have
become eligible for resale in the public market on October 25, 1996 and
approximately        of the shares of Common Stock (including approximately
       shares of Common Stock covered by options exercisable within the 90-day period following the date of the Underwriting Agreement) that would otherwise have become eligible for resale in the public market beginning approximately 90 days after the date of the Underwriting Agreement, subject to compliance as to certain of such shares with the applicable provisions of Rules 144 and 701.

  In general, under Rule 144 as currently in effect, beginning approximately 90 days after the effective date of the Registration Statement of which this Prospectus is a part, a stockholder, including an Affiliate, who has beneficially owned his or her restricted securities (as that term is defined in Rule 144) for at least two years from the later of the date such securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate is entitled to sell, within any three-month period, a number of such shares that does not exceed the greater of 1% of the then outstanding shares of Common Stock (approximately 106,639 immediately after this Offering) or the average weekly trading volume in the Common Stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144, provided certain requirements concerning availability of public information, manner of sale and notice of sale are satisfied. In addition, under Rule 144(k), if a period of at least three years has elapsed between the later of the date restricted securities were acquired from the Company or (if applicable) the date they were acquired from an Affiliate of the Company, a stockholder who is not an Affiliate of the Company at the time of sale and has not been an Affiliate of the Company for at least three months prior to the sale is entitled to sell the shares immediately without compliance with the foregoing requirements under Rule 144. The Securities and Exchange Commission has proposed an amendment to Rule 144 which would reduce the holding period required for shares subject to Rule 144 to become eligible for sale in the public market from two years to one year, and from three years to two years in the case of Rule 144(k).

  Securities issued in reliance on Rule 701 (such as shares of Common Stock that may be acquired pursuant to the exercise of certain options granted under the 1993 Option Plan) are also restricted securities and, beginning 90 days after the effective date of the Registration Statement of which this

Prospectus is a part, may be sold by stockholders other than an Affiliate of the Company subject only to the manner of sale provisions of Rule 144 and by an Affiliate under Rule 144 without compliance with its two-year holding period requirement.

  At the completion of this Offering, certain persons and entities (the "Rightholders"), will be entitled to certain rights with respect to the registration under the Securities Act of a total of approximately 5,675,205 shares of Common Stock (the "Registrable Shares"), including 438,539 shares of Common Stock that may be acquired pursuant to the exercise of outstanding warrants (assuming an initial public offering price of $12.00 per share), under the terms of agreements among the Company and the Rightholders (the "Registration Agreements") and various outstanding warrants (the "Warrants", and together with the Registration Agreement, the "Registration Instruments"). Pursuant to the Registration Instruments, certain Rightholders are entitled, in the event the Company proposes to register any of its securities under the Securities Act at any time, with certain exceptions, to include Registrable Shares with respect to 5,675,205 shares of Common Stock in such registration, subject to the right of the managing underwriter of any underwritten offering to exclude from such registration for marketing reasons some or all of such Registrable Shares. Pursuant to the Registration Instruments, certain Rightholders have the right under certain circumstances to require the Company to prepare and file registration statements under the Securities Act with respect to a total of approximately 5,675,205 Registrable Shares, including shares of Common Stock that may be acquired upon the exercise of outstanding warrants, and the Company is required to use its best efforts to effect such registration, subject to certain conditions and limitations. The Company is generally required to bear the expense of all such registrations.

  Prior to this Offering, there has been no public market for the Common Stock. No prediction can be made as to the effect, if any, that market sales of shares or the availability of shares for sale will have on the market price of the Common Stock prevailing from time to time. The Company is unable to estimate the number of shares that may be sold in the public market pursuant to Rule 144, since this will depend on the market price of the Common Stock, the personal circumstances of the sellers and other factors. Nevertheless, sales of significant amounts of the Common Stock of the Company in the public market could adversely affect the market price of the Company's Common Stock and could impair the Company's ability to raise capital through an offering of its equity securities.


                                 LEGAL MATTERS

  The validity of the shares of Common Stock offered hereby will be passed upon for the Company by Hale and Dorr, Boston, Massachusetts and for the Underwriters by Shearman & Sterling, New York, New York.

                                    EXPERTS

  The financial statements as of December 31, 1994 and 1995 and for each of the three years in the period ended December 31, 1995 and for the period from inception (January 16, 1990) through December 31, 1995 included in this Prospectus have been so included in reliance on the report of Price Waterhouse LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                            ADDITIONAL INFORMATION

  The Company has filed with the Securities and Exchange Commission (the "Commission"), Washington, D.C. 20549, a Registration Statement (which term shall include all amendments, exhibits and schedules thereto) on Form S-1 under the Securities Act with respect to the shares of Common Stock offered hereby. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission, to which Registration Statement reference is hereby made. Statements made in this Prospectus as to the contents of any contract, agreement or other document referred to are not necessarily complete. With respect to each such contract, agreement or other document filed as an exhibit to the Registration Statement, reference is made to the exhibit for a more complete description of the matter involved, and each such statement shall be deemed qualified in its entirety by such reference. The Registration Statement and the exhibits thereto may be inspected and copied at prescribed rates at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the regional offices of the Commission located at Seven World Trade Center, 13th Floor, New York, New York 10048 and 500 West Madison Street, Suite 1400, Chicago, Illinois 60661.

                            CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                         INDEX TO FINANCIAL STATEMENTS

                                                                            PAGE
                                                                            ----
Report of Independent Accountants.........................................  F-2
Balance Sheet at December 31, 1994 and 1995 and March 31, 1996
 (unaudited)..............................................................  F-3
Statement of Operations for the three years ended December 31, 1995, for the period from inception (January 16, 1990) through December 31, 1995, for the three months ended March 31, 1995 and 1996 (unaudited) and for the period from inception (January 16, 1990) through March 31, 1996
 (unaudited)..............................................................  F-4
Statement of Changes in Stockholders' Equity (Deficit) for the period from inception (January 16, 1990) through December 31, 1995 and for the three months ended March 31, 1996 (unaudited)..................................  F-5
Statement of Cash Flows for the three years ended December 31, 1995, for the period from inception (January 16, 1990) through December 31, 1995, for the three months ended March 31, 1995 and 1996 (unaudited) and for the period from inception (January 16, 1990) through March 31, 1996
 (unaudited)..............................................................  F-6
Notes to Financial Statements.............................................  F-7

                       REPORT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Stockholders of Cambridge Heart, Inc.

The 1-for-2 reverse stock split described in Note 5 to the financial statements has not been consummated at May 30, 1996. When it has been consummated, we will be in a position to furnish the following report:

   "In our opinion, the accompanying balance sheet and the related statements of operations, of changes in stockholders' equity (deficit) and of cash flows present fairly, in all material respects, the financial position of Cambridge Heart, Inc. (a development stage enterprise) at December 31, 1995 and 1994, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1995, and for the period from inception (January 16, 1990) through December 31, 1995, in conformity with generally accepted accounting principles. These financial statements are the responsibility of the Company's management; our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with generally accepted auditing standards which require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for the opinion expressed above."

Price Waterhouse LLP

Boston, Massachusetts
March 24, 1996

                             CAMBRIDGE HEART, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                                 BALANCE SHEET

                                              DECEMBER 31,
                                         ------------------------   MARCH 31,
                                            1994         1995         1996
                                         -----------  -----------  -----------
                                                                   (UNAUDITED)
ASSETS
Current assets:
  Cash and cash equivalents............. $ 3,329,490  $ 3,948,147  $ 3,026,938
  Accounts receivable...................         --           --        56,916
  Inventory.............................         --       118,865      205,597
  Prepaid expenses and other current
   assets...............................      18,210       48,370       42,123
                                         -----------  -----------  -----------
    Total current assets................   3,347,700    4,115,382    3,331,574
Fixed assets, net.......................      73,306      161,978      191,456
Other assets............................         --           --        12,791
                                         -----------  -----------  -----------
                                         $ 3,421,006  $ 4,277,360  $ 3,535,821
                                         ===========  ===========  ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accounts payable...................... $    56,356  $   108,471  $    74,267
  Accrued expenses......................     106,977      126,738       76,869
  License fees payable..................     102,892       31,212       31,212
                                         -----------  -----------  -----------
    Total current liabilities...........     266,225      266,421      182,348
                                         -----------  -----------  -----------
STOCKHOLDERS' EQUITY:
  Series B convertible preferred stock,
   $0.001 par value; 2,500,000 shares
   authorized; 2,333,333 shares issued
   and outstanding at December 31, 1995
   and March 31, 1996 (liquidating
   preference of $3,500,000)............         --         2,333        2,333
  Series A convertible preferred stock,
   $0.001 par value; 6,900,000 shares
   authorized; 6,578,083 shares issued
   and outstanding (liquidating
   preference of $6,578,083)............       6,578        6,578        6,578
  Common stock, $0.001 par value;
   20,000,000 shares authorized;
   3,030,833, 3,163,163 and 3,208,163
   shares issued and outstanding at
   December 31, 1994 and 1995 and March
   31, 1996, respectively...............       3,031        3,163        3,208
  Additional paid-in-capital............   5,729,020    9,079,671    9,517,376
  Deficit accumulated during the
   development stage....................  (2,583,848)  (5,080,806)  (5,747,272)
                                         -----------  -----------  -----------
                                           3,154,781    4,010,939    3,782,223
  Less: deferred compensation...........         --           --      (428,750)
                                         -----------  -----------  -----------
    Total stockholders' equity..........   3,154,781    4,010,939    3,353,473
                                         -----------  -----------  -----------
Commitments (Notes 10 and 11)
                                         -----------  -----------  -----------
                                         $ 3,421,006  $ 4,277,360  $ 3,535,821
                                         ===========  ===========  ===========

   The accompanying notes are an integral part of these financial statements.

                             CAMBRIDGE HEART, INC.
                        (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF OPERATIONS

                                                               PERIOD FROM                         PERIOD FROM
                                                                INCEPTION                           INCEPTION
                                                               (JANUARY 16,                        (JANUARY 16,
                                                                  1990)      THREE MONTHS ENDED       1990)
                               YEAR ENDED DECEMBER 31,           THROUGH          MARCH 31,          THROUGH
                          -----------------------------------  DECEMBER 31,  --------------------   MARCH 31,
                            1993        1994         1995          1995        1995       1996         1996
                          ---------  -----------  -----------  ------------  ---------  ---------  ------------
                                                                                       (UNAUDITED)
                                                                             ----------------------------------
Product revenue.........  $     --   $       --   $    68,047  $    68,047   $     --   $  55,220  $   123,267
Revenue from research
 and option agreement...        --        25,000          --        25,000         --         --        25,000
                          ---------  -----------  -----------  -----------   ---------  ---------  -----------
 Total revenue..........        --        25,000       68,047       93,047         --      55,220      148,267
Cost of goods sold......        --           --       141,312      141,312         --      49,037      190,349
                          ---------  -----------  -----------  -----------   ---------  ---------  -----------
                                --        25,000      (73,265)     (48,265)        --       6,183      (42,082)
Costs and expenses:
 Research and
  development...........    588,941    1,123,752    1,559,915    3,286,105     413,905    352,891    3,638,996
 Selling, general and
  administrative........    321,660      723,918    1,109,724    2,183,693     190,733    366,312    2,550,005
                          ---------  -----------  -----------  -----------   ---------  ---------  -----------
 Loss from operations...   (910,601)  (1,822,670)  (2,742,904)  (5,518,063)   (604,638)  (713,020)  (6,231,083)
Interest expense........     (5,620)         --           --        (5,620)        --         --        (5,620)
Interest income.........     32,974      163,957      245,946      442,877      43,584     46,554      489,431
                          ---------  -----------  -----------  -----------   ---------  ---------  -----------
Net loss................  $(883,247) $(1,658,713) $(2,496,958) $(5,080,806)  $(561,054) $(666,466) $(5,747,272)
                          =========  ===========  ===========  ===========   =========  =========  ===========
Pro forma net loss per
 share (unaudited)......                          $      (.33)                          $    (.08)
                                                  ===========                           =========
Pro forma weighted
 average common and
 common equivalent
 shares outstanding
 (unaudited)............                            7,564,108                           7,938,872
                                                  ===========                           =========


   The accompanying notes are an integral part of these financial statements.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

            STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY (DEFICIT)

                       SERIES B            SERIES A
                      CONVERTIBLE         CONVERTIBLE                                      DEFICIT
                    PREFERRED STOCK     PREFERRED STOCK      COMMON STOCK                ACCUMULATED
                  ------------------- ------------------- ------------------- ADDITIONAL DURING THE
                  NUMBER OF           NUMBER OF           NUMBER OF            PAID-IN   DEVELOPMENT    DEFERRED
                   SHARES   PAR VALUE  SHARES   PAR VALUE  SHARES   PAR VALUE  CAPITAL      STAGE     COMPENSATION
                  --------- --------- --------- --------- --------- --------- ---------- -----------  ------------
Issuance of
common stock in
January 1990....        --   $  --          --   $  --           50  $    1   $      --  $       --    $     --
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at
December 31,
1990 and 1991...                                                 50       1
Thirty one
thousand-for-one
stock split and
capital
contribution in
June 1992.......                                          1,549,950   1,549        1,550
Issuance of
common stock in
June 1992.......                                          1,250,000   1,250        1,250
Net loss........                                                                             (41,888)
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at
December 31,
1992............        --      --          --      --    2,800,000   2,800        2,800     (41,888)        --
Issuance of
common stock in
February 1993...                                             20,000      20           20
Issuance of
Series A
convertible
preferred stock
during September
to December
1993, net of
issuance costs
of $881,306.....                      6,478,083   6,478                        5,590,299
Conversion of
$100,000 of
notes payable to
Series A
convertible
preferred stock
in September
1993............                        100,000     100                           99,900
Issuance of
common stock in
December 1993
through grant
and exercise of
stock purchase
right...........                                            180,000     180       35,820
Net loss........                                                                            (883,247)
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at
December 31,
1993............        --      --    6,578,083   6,578   3,000,000   3,000    5,728,839    (925,135)        --
Issuance of
common stock
through exercise
of stock
options.........                                             30,833      31          181
Net loss........                                                                          (1,658,713)
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at
December 31,
1994............        --      --    6,578,083   6,578   3,030,833   3,031    5,729,020  (2,583,848)        --
Issuance of
Series B
convertible
preferred stock
in April 1995,
net of issuance
costs of
$149,487........  2,333,333   2,333                                            3,348,180
Issuance of
common stock
through exercise
of stock
options.........                                            132,330     132        2,471
Net loss........                                                                          (2,496,958)
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at
December 31,
1995............  2,333,333   2,333   6,578,083   6,578   3,163,163   3,163    9,079,671  (5,080,806)        --
Issuance of
common stock
through exercise
of stock options
(unaudited).....                                             45,000      45        8,955
Deferred
compensation
related to
common stock
options granted
(unaudited).....                                                                 428,750                (428,750)
Net loss
(unaudited).....                                                                            (666,466)
                  ---------  ------   ---------  ------   ---------  ------   ---------- -----------   ---------
Balance at March
31, 1996
(unaudited).....  2,333,333  $2,333   6,578,083  $6,578   3,208,163  $3,208   $9,517,376 $(5,747,272)  $(428,750)
                  =========  ======   =========  ======   =========  ======   ========== ===========   =========
                       TOTAL
                   STOCKHOLDERS'
                  EQUITY (DEFICIT)
                  ----------------
Issuance of
common stock in
January 1990....    $         1
                  ----------------
Balance at
December 31,
1990 and 1991...              1
Thirty one
thousand-for-one
stock split and
capital
contribution in
June 1992.......          3,099
Issuance of
common stock in
June 1992.......          2,500
Net loss........        (41,888)
                  ----------------
Balance at
December 31,
1992............        (36,288)
Issuance of
common stock in
February 1993...             40
Issuance of
Series A
convertible
preferred stock
during September
to December
1993, net of
issuance costs
of $881,306.....      5,596,777
Conversion of
$100,000 of
notes payable to
Series A
convertible
preferred stock
in September
1993............        100,000
Issuance of
common stock in
December 1993
through grant
and exercise of
stock purchase
right...........         36,000
Net loss........       (883,247)
                  ----------------
Balance at
December 31,
1993............      4,813,282
Issuance of
common stock
through exercise
of stock
options.........            212
Net loss........     (1,658,713)
                  ----------------
Balance at
December 31,
1994............      3,154,781
Issuance of
Series B
convertible
preferred stock
in April 1995,
net of issuance
costs of
$149,487........      3,350,513
Issuance of
common stock
through exercise
of stock
options.........          2,603
Net loss........     (2,496,958)
                  ----------------
Balance at
December 31,
1995............      4,010,939
Issuance of
common stock
through exercise
of stock options
(unaudited).....          9,000
Deferred
compensation
related to
common stock
options granted
(unaudited).....
Net loss
(unaudited).....       (666,466)
                  ----------------
Balance at March
31, 1996
(unaudited).....    $ 3,353,473
                  ================

  The accompanying notes are an integral part of these financial statements.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                            STATEMENT OF CASH FLOWS
               INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS

                                                               PERIOD FROM                           PERIOD FROM
                                                                INCEPTION                             INCEPTION
                                                               (JANUARY 16,                          (JANUARY 16,
                                                                  1990)       THREE MONTHS ENDED        1990)
                              YEAR ENDED DECEMBER 31,            THROUGH           MARCH 31,           THROUGH
                         ------------------------------------  DECEMBER 31,  ----------------------   MARCH 31,
                            1993        1994         1995          1995         1995        1996         1996
                         ----------  -----------  -----------  ------------  ----------  ----------  ------------
                                                                                        (UNAUDITED)
                                                                             ------------------------------------
CASH FLOWS FROM
 OPERATING ACTIVITIES:
Net loss...............  $ (883,247) $(1,658,713) $(2,496,958) $(5,080,806)  $ (561,054) $ (666,466) $(5,747,272)
Adjustments to
 reconcile net loss to
 net cash used for
 operating activities:
 Issuance of common
  stock purchase right
  to a licensor........      35,640          --           --        35,640          --          --        35,640
 Depreciation..........       2,732       12,786       30,392       45,910        5,473      12,316       58,226
 Changes in assets and
  liabilities:
 Increase in accounts
  receivable...........         --           --           --           --           --      (56,916)     (56,916)
 Increase in
  inventory............         --           --      (118,865)    (118,865)         --      (86,732)    (205,597)
 (Increase) decrease in
  prepaid expenses and
  other current
  assets...............      (2,200)     (16,010)     (30,160)     (48,370)      (1,927)      6,247      (42,123)
 (Increase) decrease in
  other assets.........      (2,800)       2,800          --           --           --      (12,791)     (12,791)
 Increase (decrease) in
  accounts payable and
  accrued expenses.....      53,509      107,027       71,876      235,209      (58,449)    (84,073)     151,136
 Increase (decrease) in
  license fees
  payable..............     174,572      (71,680)     (71,680)      31,212          --          --        31,212
 Decrease in due to
  related party........     (18,635)     (15,878)         --           --           --          --           --
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
  Net cash used for
   operating
   activities..........    (640,429)  (1,639,668)  (2,615,395)  (4,900,070)    (615,957)   (888,415)  (5,788,485)
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
CASH FLOWS FROM
 INVESTING ACTIVITIES:
Purchases of fixed
 assets................     (28,540)     (60,284)    (119,064)    (207,888)     (17,862)    (41,794)    (249,682)
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
CASH FLOWS FROM
 FINANCING ACTIVITIES:
Proceeds from issuance
 of notes payable......     100,000          --           --       100,000          --          --       100,000
Proceeds from issuance
 of common stock.......         400          212        2,603        5,715        1,824       9,000       14,715
Proceeds from capital
 contribution..........         --           --           --         3,100          --          --         3,100
Proceeds from issuance
 of Series A preferred
 stock, net of issuance
 costs.................   5,596,777          --           --     5,596,777          --          --     5,596,777
Proceeds from issuance
 of Series B preferred
 stock, net of issuance
 costs.................         --           --     3,350,513    3,350,513          --          --     3,350,513
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
  Net cash provided by
   financing
   activities..........   5,697,177          212    3,353,116    9,056,105        1,824       9,000    9,065,105
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
NET INCREASE (DECREASE)
 IN CASH AND CASH
 EQUIVALENTS...........   5,028,208   (1,699,740)     618,657    3,948,147     (631,995)   (921,209)   3,026,938
CASH AND CASH
 EQUIVALENTS AT
 BEGINNING OF PERIOD...       1,022    5,029,230    3,329,490          --     3,329,490   3,948,147          --
                         ----------  -----------  -----------  -----------   ----------  ----------  -----------
CASH AND CASH
 EQUIVALENTS AT END OF
 PERIOD................  $5,029,230  $ 3,329,490  $ 3,948,147  $ 3,948,147   $2,697,495  $3,026,938  $ 3,026,938
                         ==========  ===========  ===========  ===========   ==========  ==========  ===========

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION AND NON-CASH FINANCING
ACTIVITIES:
In September 1993, 100,000 shares of Series A Preferred Stock were issued upon conversion of $100,000 in notes payable (Note 5). Interest of $5,620 was paid on these notes in 1993 prior to their conversion. Total interest paid during the period from inception (January 16, 1990) through December 31, 1995 was $5,620.

  The accompanying notes are an integral part of these financial statements.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                         NOTES TO FINANCIAL STATEMENTS

1. THE COMPANY

  Cambridge Heart, Inc. (the "Company") was incorporated in Delaware on January 16, 1990 and is engaged in the research, development and commercialization of products for the non-invasive diagnosis of cardiac disease. The Company intends to sell its products primarily to hospitals, research institutions and cardiovascular specialists.

  During the period from inception (January 16, 1990) through December 31, 1995, the Company devoted substantially all of its efforts to business planning, raising financing, recruiting personnel, research and development and obtaining regulatory approval for its products. Although the Company commenced its planned principal activities and began selling its products in 1995, it has not generated significant revenue therefrom. Accordingly, the Company is considered to be in the development stage, as defined in Statement of Financial Accounting Standards No. 7, at December 31, 1995.

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

  Significant accounting policies followed by the Company in the preparation of its financial statements are as follows:

 CASH AND CASH EQUIVALENTS

   The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. The Company invests its excess cash primarily in money market accounts and short-term commercial paper of companies with strong credit ratings and in diversified industries. Accordingly, these investments are subject to minimal credit and market risk. The investments held at December 31, 1995 are classified as held to maturity, and all mature within thirty-five days of December 31, 1995. These investments have been recorded at amortized cost, which approximates fair market value. No realized or unrealized gains or losses have been recognized.

 INVENTORIES

   Inventories, consisting primarily of purchased components, are stated at the lower of cost or market. Cost is determined using the first-in, first-out
 (FIFO) method.

 FIXED ASSETS

   Equipment, furniture and sales display items are stated at cost, less accumulated depreciation. Depreciation is provided using the straight-line method based on estimated useful lives. Repair and maintenance costs are expensed as incurred.

 REVENUE RECOGNITION

   Revenue is recognized upon shipment of goods. Revenue from a research and option arrangement is recognized pursuant to the agreement as the work is performed.

 RESEARCH AND DEVELOPMENT

   Research, engineering and product development costs are expensed as incurred. Software development costs that would otherwise be capitalizable under Statement of Financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased, or Otherwise Marketed," have not been material to date.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 INCOME TAXES

   The Company utilizes the liability method of accounting for income taxes, as set forth in Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." Under this method, deferred tax liabilities and assets are recognized for the expected future tax consequences of temporary differences between the carrying amounts and the tax bases of assets and liabilities.

 USE OF ESTIMATES

   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingencies at December 31, 1994 and 1995, and the reported amounts of revenues and expenses during the three years in the period ended December 31, 1995 and for the period from inception (January 16, 1990) through December 31, 1995. Actual results could differ from these estimates.

 UNAUDITED PRO FORMA NET LOSS PER SHARE

   Unaudited pro forma net loss per share is determined by dividing net loss by the weighted average number of common shares and common share equivalents outstanding during the period. Common share equivalents, comprised of common stock options and warrants and convertible preferred stock, have been excluded from the calculation as their effect is anti-dilutive, except that, pursuant to Securities and Exchange Commission Staff Accounting Bulletin No. 83, common share equivalents issued and common stock sold at prices below the offering price in the twelve months preceding the anticipated public offering have been included in the calculation as if outstanding for all periods presented.

   As described in Note 5, conversion of all convertible preferred stock will occur upon the closing of a qualified public offering of the Company's common stock. The unaudited pro forma net loss per share information included in the accompanying statement of operations for the year ended December 31, 1995 and for the three months ended March 31, 1996 reflects the impact on unaudited pro forma net loss per share of such conversion as of the beginning of each period or date of issuance, if later, using the if-converted method.

   Historical net loss per share has not been presented on the basis that it is irrelevant due to the significant change in the Company's capital structure and resultant earnings or loss per share which will result upon conversion of the convertible preferred stock.

 UNAUDITED INTERIM FINANCIAL DATA

   The interim financial data as of March 31, 1996 and for the three months ended March 31, 1995 and 1996 and for the period from inception (January 16, 1990) through March 31, 1996 are unaudited; however, in the opinion of management, the interim financial data include all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the results of operations for these interim periods. The interim financial data are not necessarily indicative of the results of operations for a full fiscal year.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES--(CONTINUED)

 RECENTLY ENACTED ACCOUNTING STANDARDS

   In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-based Compensation." The Company has elected to adopt this standard in 1996 through footnote disclosure only.

3. FIXED ASSETS

  Fixed assets consist of the following:

                                                     ESTIMATED
                                                      USEFUL     DECEMBER 31,
                                                       LIFE    ----------------
                                                      (YEARS)   1994     1995
                                                     --------- ------- --------
   Computer equipment...............................      5    $53,566 $125,062
   Office furniture.................................      7     12,381   18,095
   Sales display equipment..........................      3     22,877   64,731
                                                               ------- --------
                                                                88,824  207,888
   Less--accumulated depreciation...................            15,518   45,910
                                                               ------- --------
                                                               $73,306 $161,978
                                                               ======= ========

4. ACCRUED EXPENSES

  Accrued expenses consist of the following:

                                                                 DECEMBER 31,
                                                               -----------------
                                                                 1994     1995
                                                               -------- --------
   Accrued bonus.............................................. $ 58,333 $ 66,540
   Accrued other..............................................   48,644   60,198
                                                               -------- --------
                                                               $106,977 $126,738
                                                               ======== ========

5. STOCKHOLDERS' EQUITY (DEFICIT)

 REVERSE COMMON STOCK SPLIT

   On May 29, 1996, the Board of Directors authorized a 1-for-2 reverse stock split of the Company's common stock which will become effective prior to the closing date of the Company's initial public offering. All shares of common stock, common stock options and warrants, preferred stock conversion ratios and per share amounts included in the accompanying financial statements have been adjusted to give retroactive effect to the reverse stock split for all periods presented.

 CONVERTIBLE PREFERRED STOCK

   The Company has authorized 10,400,000 shares of preferred stock, of which 6,900,000 shares have been designated as Series A convertible preferred stock ("Series A Preferred Stock") and 2,500,000 shares have been designated as Series B convertible preferred stock ("Series B Preferred Stock"). The remaining authorized shares have not been designated. The preferred stock has the following characteristics:

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

  Conversion

   Each share of preferred stock is convertible at any time at the option of the holder into shares of common stock pursuant to a ratio of one share of common stock for two shares of preferred stock, subject to certain stock split and stock dividend adjustments. In addition, the conversion ratio is subject to adjustment, as defined in the respective agreements, in the event that the Company issues common stock at a per share price less than $3.00 and $2.00 per share for the Series B Preferred Stock and the Series A Preferred Stock, respectively. All preferred stock will automatically convert to common stock upon the earlier of i) the closing of a public offering of the Company's common stock involving aggregate proceeds of at least $10,000,000 and a per share price of not less than $6.00, or ii) the consent of the holders of at least 51% of the then outstanding shares of preferred stock.

   At December 31, 1995, the Company has reserved 1,166,667 and 3,289,041 shares of common stock for issuance upon the conversion of the Series B Preferred Stock and the Series A Preferred Stock, respectively.

  Dividends

   Dividends on the preferred stock are payable prior and in preference to any declaration or payment of any dividend on the common stock of the Company when, as and if declared by the Board of Directors of the Company. Through December 31, 1995 and March 31, 1996, no dividends have been declared or paid by the Company.

  Liquidation Preference

   In the event of any liquidation, dissolution or winding up of the affairs of the Company, the holders of the Series B Preferred Stock will be entitled to receive in preference to the holders of the Series A Preferred Stock and the common stock an amount per share equal to $1.50. Subsequent to the repayment of the holders of the Series B Preferred Stock, the holders of the Series A Preferred Stock will be entitled to receive in preference to the holders of the common stock an amount per share equal to $1.00.

  Voting Rights

   Each holder of preferred stock is entitled to the number of votes equal to the number of shares of common stock into which such holder's shares are convertible at the date such vote is taken.

 CONVERSION OF NOTES PAYABLE

   During 1993, the Company issued convertible notes payable totaling $100,000 to common stockholders. These notes bore interest at 8% per annum. The principal amount of these borrowings were converted into 100,000 shares of Series A Preferred Stock in September 1993.

 WARRANTS

   In connection with the Series A Preferred Stock issuance, warrants to purchase 328,904 shares of common stock were issued to the Company's selling agent, a related party (Note 11). The warrants were issued with an exercise price of $2.00 per share and expire in September 1998. The warrants contain a cashless exercise provision whereby the warrant holder can surrender in-the-money warrants in exchange for a net number of shares of Common Stock based on the fair maket value of the Common Stock at the date of exercise. At December 31, 1995, the Company has reserved 328,904 shares of common stock for issuance upon the exercise of these warrants.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

5. STOCKHOLDERS' EQUITY (DEFICIT)--(CONTINUED)

   In addition, warrants to purchase 109,634 shares of common stock were issued in February 1993 to a related party who provides consulting services to the Company (Note 11). These warrants were issued with an exercise price of $2.00 per share and expire on September 24, 1998. At December 31, 1995, the Company has reserved 109,634 shares of common stock for issuance upon the exercise of these warrants.

   The value of the above warrants at the time of issuance was estimated by management and determined not to be material to the Company's results of operations and financial position.

 STOCK RESTRICTIONS

   During 1995, the Company entered into amended agreements with the holders of all issued shares of common stock, 2,500,000 shares of Series A Preferred Stock and 2,333,333 shares of Series B Preferred Stock, under which the Company retains the right of first refusal to purchase any such shares offered for sale. These agreements terminate upon the earlier of the closing of a public offering of the Company's common stock involving aggregate proceeds of at least $10,000,000 and a per share price of not less than $6.00, such time as the holders of the Series A Preferred Stock hold fewer than 800,000 shares of Series A Preferred Stock and/or common stock issued on conversion thereof, or such time as the holders of the Series B Preferred Stock hold fewer than 746,000 shares of Series B Preferred Stock and/or common stock issued on conversion thereof.

 STOCK PURCHASE RIGHT

   In February 1993, the Company entered into an option agreement with a third party giving the Company an option to enter into certain license agreements. In connection with the option agreement, a right to purchase 180,000 shares of the Company's common stock at a price of $0.002 per share was granted to the third party. The right became exercisable immediately when the Company entered into such license agreements in September 1993. The estimated fair value of this right, $35,640, was expensed and recorded as additional paid-in-capital. The right was exercised, and shares issued, in December 1993.

 NEWLY AUTHORIZED COMMON AND PREFERRED STOCK

   On May 29, 1996, the Company's Board of Directors increased, subject to stockholders approval, the number of authorized shares of the Company's $0.001 par value common stock to 25,000,000 and authorized an additional 2,000,000 shares of the Company's $0.001 par value preferred stock. The newly authorized preferred stock may be issued at the discretion of the Board of Directors of the Company (without stockholder approval) with such designations, rights and preferences as the Board of Directors may determine from time to time. This preferred stock may have dividend, liquidation, redemption, conversion, voting or other rights which may be more expansive than the rights of the holders of the common stock.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. STOCK PLANS

 1993 INCENTIVE AND NON-QUALIFIED STOCK OPTION PLAN

   During 1993, the Company adopted the 1993 Incentive and Non-Qualified Stock Option Plan (the "1993 Plan"). The 1993 Plan provides for the granting of incentive and non-qualified stock options to management, other key employees, consultants and directors of the Company. The total number of shares of common stock that may be issued pursuant to the exercise of options granted under the 1993 Plan is 1,688,663. Incentive stock options may not be granted at less than fair market value of the Company's common stock at the date of grant and for a term not to exceed ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant and for a term not to exceed five years. The exercise price under each non-qualified stock option shall be specified by the stock option committee, but shall in no case be less than the par value of the common stock subject to the non-qualified stock option.

   A summary of plan activity is as follows:

                                                      NUMBER OF  OPTION PRICE
                                                       SHARES     PER SHARE
                                                      ---------  ------------
   Granted in 1993 and outstanding at December 31,
    1993............................................. 1,016,162   $.002-2.00
     Granted.........................................   578,125     .02-2.00
     Exercised.......................................   (30,833)   .002- .02
     Cancelled.......................................  (530,625)        .002
                                                      ---------
   Outstanding at December 31, 1994.................. 1,032,829    .002-2.00
     Granted.........................................   396,500     .20-1.00
     Exercised.......................................  (132,330)   .002- .20
     Cancelled.......................................   (12,500)         .20
                                                      ---------
   Outstanding at December 31, 1995.................. 1,284,499    .002-2.00
     Granted (unaudited).............................    80,000    1.00-4.00
     Exercised (unaudited)...........................   (45,000)         .20
     Cancelled (unaudited)...........................       --           --
                                                      ---------
   Outstanding at March 31, 1996 (unaudited)......... 1,319,499   $.002-4.00
                                                      =========
   Exercisable at December 31, 1995..................   365,741
                                                      =========

   At December 31, 1995, 1,480,500 shares of common stock are reserved for issuance upon exercise of the options issued under the 1993 Plan.

   On March 18 and 25, 1996, the Company granted stock options to purchase 8,750 and 56,250 shares of its common stock, respectively, at exercise prices of $4.00 and $1.00 per share, respectively, to certain employees. The Company has recorded deferred compensation of $428,750, representing the difference between the estimated fair market value of the common stock on the date of grant ($8.00) and the exercise price. Deferred compensation related to these options is recorded as a reduction of stockholders' equity and will be amortized ratably over the option vesting period of five years.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

6. STOCK PLANS--(CONTINUED)

 1996 EQUITY INCENTIVE PLAN

   On May 29, 1996, the Board of Directors authorized, subject to stockholder approval, the 1996 Equity Incentive Plan (the "Incentive Plan"). The Incentive Plan provides for the issuance of up to 1,000,000 shares of the Company's common stock to eligible employees, officers, directors, consultants and advisors of the Company. Under the Incentive Plan, the Board of Directors may award incentive and non-qualified stock options, stock appreciation rights, performance shares and restricted and unrestricted stock.

   Incentive stock options may not be granted at less than fair market value of the Company's common stock at the date of grant and for a term not to exceed ten years. For holders of more than 10% of the Company's total combined voting power of all classes of stock, incentive stock options may not be granted at less than 110% of the fair market value of the Company's common stock at the date of grant and for a term not to exceed five years. The exercise price under each non-qualified stock option shall be specified by the stock option committee, but shall in no case be less than the par value of the common stock subject to the non-qualified stock option. Grants of stock appreciation rights, performance shares, restricted stock and unrestricted stock may be made at the discretion of the Board of Directors with terms to be defined therein except that the exercise and transfer of stock appreciation rights granted in tandem with stock options is limited by the terms of the related options.

 1996 DIRECTOR OPTION PLAN

   On May 29, 1996, the Board of Directors authorized, subject to stockholder approval, the issuance of up to 100,000 shares of the Company's common stock pursuant to its 1996 Director Option Plan (the "Director Plan"). Under the Director Plan, outside directors of the Company who are not otherwise affiliated with the Company are entitled to receive options to purchase 10,000 shares of common stock upon their initial election to the Board of Directors. In addition, three existing outside directors will be granted options to purchase 10,000 shares of common stock upon completion of the Company's initial public offering. All option grants made under the Director Plan have exercise prices equal to the fair market value of the Company's common stock on the date of grant, and will vest in three annual installments on the anniversary date of the grant. Director options will become immediately exercisable upon the occurrence of a change in control (as defined in the Director Plan).

 1996 EMPLOYEE STOCK PURCHASE PLAN

   On May 29, 1996, the Board of Directors authorized, subject to stockholder approval, the 1996 Employee Stock Purchase Plan (the "Purchase Plan"). The Purchase Plan provides for the issuance of up to 100,000 shares of the Company's common stock to eligible employees. Under the Purchase Plan, the Company is authorized to make one or more offerings during which employees may purchase shares of common stock through payroll deductions made over the term of the offering. The term of individual offerings, which are set by the Board of Directors, may be for periods of twelve months or less and may be different for each offering. The per-share purchase price at the end of each offering is equal to 85% of the fair market value of the common stock at the beginning or end of the offering period (as defined by the Purchase Plan), whichever is lower. The first offering period will commence upon completion of the Company's initial public offering

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

7. RESEARCH AND OPTION AGREEMENT

  In April 1994, the Company entered into a research and option agreement with a third party whereby the third party has agreed to fund $50,000 for certain research and development activities. Under this agreement, which has multiple phases to be perfomed by both the Company and the third party, the third party has the option to obtain an exclusive or non-exclusive license to sell products using technology developed by the Company, at which time the third party would be obligated to pay royalties to the Company on sales of the related products. Royalty rates would range from .375% to .75% of net sales of the related products (depending upon whether the license is non-exclusive or exclusive, respectively) with various minimum and maximum amounts. Amounts received relating to this agreement have been included as revenue in the statement of operations and the related costs have been included in research and development expense. This agreement may be terminated by the third party at any time.

8. INCOME TAXES

  The income tax benefit consists of the following:

                                                      YEAR ENDED
                                                     DECEMBER 31,
                                            ---------------------------------
                                              1993       1994        1995
                                            ---------  ---------  -----------
     Income tax benefit:
       Federal............................. $ 321,000  $ 646,000  $   880,000
       State...............................    62,000    112,000      162,000
                                            ---------  ---------  -----------
                                              383,000    758,000    1,042,000
     Deferred tax asset valuation
      allowance............................  (383,000)  (758,000)  (1,042,000)
                                            ---------  ---------  -----------
                                            $     --   $     --   $       --
                                            =========  =========  ===========

  Deferred tax assets are comprised of the following:

                                                           DECEMBER 31,
                                                      ------------------------
                                                         1994         1995
                                                      -----------  -----------
     Net operating loss carryforwards...............  $   965,000  $ 1,932,000
     Research and development tax credit
      carryforwards.................................      121,000      203,000
     Deferred start up and organizational expenses..       56,000       40,000
     Other..........................................       16,000       25,000
                                                      -----------  -----------
     Gross deferred tax assets......................    1,158,000    2,200,000
     Deferred tax asset valuation allowance.........   (1,158,000)  (2,200,000)
                                                      -----------  -----------
                                                      $       --   $       --
                                                      ===========  ===========

  The Company has generated taxable losses from operations since inception and, accordingly, has no taxable income available to offset the carryback of net operating losses. In addition, although management's operating plans anticipate taxable income in future periods, such plans provide for taxable losses over the near term and make significant assumptions which cannot be reasonably assured including approval of the Company's products by the U.S. Food and Drug Administration and market acceptance of the Company's products by customers. Based upon the weight of all available evidence, the Company has provided a full valuation allowance for its deferred tax assets since, in the opinion of management, realization of these future benefits is not sufficiently assured (defined as a likelihood of slightly more than 50 percent).

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

8. INCOME TAXES--(CONTINUED)

  Income taxes computed using the federal statutory income tax rate differs from the Company's effective tax rate primarily due to the following:

                                                          YEAR ENDED
                                                         DECEMBER 31,
                                                       ---------------------
                                                       1993    1994    1995
                                                       -----   -----   -----
     Statutory U.S. federal tax rate.................. (35.0)% (35.0)% (35.0)%
     State taxes, net of federal tax benefit..........  (7.0)   (7.5)   (7.2)
     Non-deductible expenses..........................   0.8     2.2     0.8
     Federal and state research and development
      credits.........................................  (2.1)   (4.3)   (2.0)
     Other............................................  (0.1)   (1.1)    1.6
     Valuation allowance on deferred tax assets.......  43.4    45.7    41.8
                                                       -----   -----   -----
                                                         --      --      --
                                                       =====   =====   =====

  As of December 31, 1995, the Company has net operating loss carryforwards and research and development credits which may be used to offset future federal and state taxable income and tax liabilities as follows:

                                                                  RESEARCH AND
                                                                DEVELOPMENT TAX
                                                                     CREDIT
      YEAR OF                                     NET OPERATING ----------------
     EXPIRATION                                       LOSS      FEDERAL   STATE
     ----------                                   ------------- -------- -------
      2007.......................................  $   13,000   $    --  $   --
      2008.......................................     677,000     19,000   2,000
      2009.......................................   1,705,000     69,000  45,000
      2010.......................................   2,476,000     51,000  51,000
                                                   ----------   -------- -------
                                                   $4,871,000   $139,000 $98,000
                                                   ==========   ======== =======

  An ownership change, as defined in the Internal Revenue Code, resulting from the Company's issuance of additional stock may limit the amount of net operating loss and tax credit carryforwards that can be utilized annually to offset future taxable income and tax liabilities. The amount of the annual limitation is determined based upon the Company's value immediately prior to the ownership change. Subsequent significant changes in ownership could further affect the limitation in future years.

9. SAVINGS PLAN

  In January 1995, Cambridge Heart adopted a retirement savings plan for all employees pursuant to Section 401 (k) of the Internal Revenue Code. Employees become eligible to participate on the first day of the calendar quarter following their hire date. Employees may contribute any whole percentage of their salary, up to a maximum annual statutory limit. The Company is not required to contribute to this plan. The Company made no contributions to this plan in 1995.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

10. COMMITMENTS

 OPERATING LEASES

   On June 1, 1995, the Company entered into a lease for its office space. The term of this operating lease is five years and is cancelable by the Company at the end of the fourth year by providing six months notice and payment of a $22,000 penalty. Total rent expense under all operating leases was approximately $4,300, $24,800, $68,100 and $97,200 for the years ended December 31, 1993, 1994 and 1995, and for the period from inception (January 16, 1990) through December 31, 1995, respectively. The Company also has various noncancelable operating leases for office equipment and furniture which expire through 1999.

   At December 31, 1995, future minimum rental payments under the noncancelable leases are as follows:

     1996.............................................................. $128,000
     1997..............................................................  135,000
     1998..............................................................  117,000
     1999..............................................................   66,000
                                                                        --------
                                                                        $446,000
                                                                        ========

 LICENSE MAINTENANCE FEES

   Pursuant to certain license arrangements, the Company must pay license maintenance fees ranging from $5,000 to $20,000 per year through 2008 to maintain its license rights. The Company is also required to meet certain development and sales milestones as specified in the agreements. Should the Company fail to meet such milestones, the license arrangements may be terminated at the sole option of the licensor. License maintenance fees paid during 1995 amounted to $20,000. No license maintenance fees were paid during 1993 and 1994. The future minimum license maintenance fee commitments at December 31, 1995 are approximately as follows:

     1996.............................................................. $ 20,000
     1997..............................................................   20,000
     1998..............................................................   20,000
     1999..............................................................   25,000
     Thereafter........................................................  405,000
                                                                        --------
                                                                        $490,000
                                                                        ========

   During the term of these license agreements, the Company is obligated to pay a royalty (ranging from 1 1/2% to 2%) based on net sales of any products developed from the licensed technologies. The license maintenance fees described above are creditable against royalties otherwise payable for such year.

 EMPLOYMENT AGREEMENTS

   The Company has entered into employment agreements with two employees which expire on June 15, 1998 and September 1, 1998, respectively. These agreements provide that if employment is terminated without cause, the employees will receive a severance equal to six months and nine months of their respective salaries.

                             CAMBRIDGE HEART, INC.
                       (A DEVELOPMENT STAGE ENTERPRISE)

                  NOTES TO FINANCIAL STATEMENTS--(CONTINUED)

11. RELATED PARTY TRANSACTIONS, INCLUDING ROYALTY OBLIGATIONS

 CONSULTING FEES AND PREFERRED STOCK ISSUANCE COSTS

   In February 1993, the Company entered into a consulting and financial advisory agreement with the selling agent involved with the Company's Series A Preferred Stock issuance (Note 5). The Chief Executive Officer of the selling agent is Chairperson of the Company's Board of Directors. Total cash fees paid under this agreement during 1994 and 1993 were approximately $41,000 and $63,000, respectively. In addition, in conjunction with the Series A Preferred Stock issuance in 1993, the Company paid the selling agent approximately $648,000 in commissions and expenses and warrants to purchase 328,904 shares of common stock were issued to the selling agent (Note 5).

   During 1995, the Company entered into an additional agreement with the selling agent. Under this agreement, the Company obtained consulting and financial advisory services in relation to the issuance of the Company's Series B Preferred Stock issuance (Note 5). Total fees paid under this agreement during 1995 amounted to $87,500.

 LICENSE AGREEMENT/CONSULTING AND TECHNOLOGY AGREEMENT

   In February 1993, the Company entered into a license agreement with a member of the Company's Board of Directors. This individual is also Chairman of the Company's Scientific Advisory Board and a faculty member at the institution with which the Company has entered into certain other license agreements. In exchange for exclusive patented technology licensing rights, the Company is required to pay this individual a royalty based on 3% of net sales of products developed from such technology. If the Company chooses to sublicense this product to an unrelated party, the royalty will be based on 20% of the gross revenue received from the unrelated party for products developed from such technology. Additionally, the Company is required to spend a minimum of $200,000 in each two-year period for research and development, clinical trials, marketing, sales and/or manufacturing of products related to this technology. Should the Company fail to meet this requirement, the license agreement may be terminated at the sole option of the licensor.

   Also in February 1993, the Company entered into a consulting and technology agreement with this individual. This agreement, which expires in February 1998, requires the Company to pay monthly consulting fees of either $7,500 or $12,500, as stipulated in the agreement. Total payments made during 1993, 1994 and 1995 were approximately $116,000, $142,000 and $100,000, respectively, and are included in research and development expense. The Company is also required to remit to this individual a royalty of 1% of net sales of products developed from certain other technology licensed from the institution described above. If the Company chooses to sublicense such products to an unrelated party, the royalty will be based on 7% of the gross revenue received from the unrelated party for products developed from such technology. In connection with this consulting and technology agreement, a warrant to purchase 109,634 shares of common stock was issued (Note 5) to this individual.

   Operations through December 31, 1995 and March 31, 1996 did not result in the recognition of any material royalty expense in connection with these agreements.

12. MAJOR CUSTOMERS AND EXPORT SALES

  During 1995, the Company derived all product revenues from a distributor of the Company's products in Japan. There was no product revenue prior to 1995.

                                 UNDERWRITING

  Subject to the terms and conditions of the U.S. Underwriting Agreement, the Company has agreed to sell to each of the U.S. Underwriters named below and each of such U.S. Underwriters, for whom Goldman, Sachs & Co. and Bear, Stearns & Co. Inc. are acting as representatives, has severally agreed to purchase from the Company, the respective number of shares of Common Stock set forth opposite its name below:

                                                                    NUMBER OF
                                                                    SHARES OF
 U.S. UNDERWRITERS                                                 COMMON STOCK
 -----------------                                                 ------------
Goldman, Sachs & Co ..............................................
Bear, Stearns & Co. Inc. .........................................
                                                                    ---------
  Total...........................................................  2,400,000
                                                                    =========

  Under the terms and conditions of the U.S. Underwriting Agreement, the U.S. Underwriters are committed to take and pay for all of the shares offered hereby, if any are taken.

  The U.S. Underwriters propose to offer the shares of Common Stock in part directly to the public at the initial public offering price set forth on the cover page of this Prospectus, and in part to certain securities dealers at
such price less a concession of $   per share. The U.S. Underwriters may
allow, and such dealers may reallow, a concession not in excess of $   per
share to certain brokers and dealers. After the shares of Common Stock are released for sale to the public, the offering price and other selling terms may from time to time be varied by the representatives.

  The Company has entered into an underwriting agreement (the "International Underwriting Agreement") with the underwriters of the International Offering (the "International Underwriters") providing for the concurrent offer and sale of 600,000 shares of Common Stock in an International Offering outside the United States. The offering price and aggregate underwriting discounts and commissions per share for the Offerings are identical. The closing of the U.S. Offering made hereby is a condition to the closing of the International Offering, and vice versa. The representatives of the International Underwriters are Goldman Sachs International, an affiliate of Goldman, Sachs & Co. and Bear, Stearns International Limited, an affiliate of Bear, Stearns & Co., Inc.

  Pursuant to an Agreement between the U.S. and International Underwriting Syndicates (the "Agreement Between Syndicates") relating to the Offerings, each of the U.S. Underwriters named herein has agreed or will agree that, as part of the distribution of the shares offered hereby and subject to certain exceptions, it will offer, sell or deliver the shares offered hereby and any other shares of Common Stock, directly or indirectly, only in the United States (including the States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (the "United States") and to U.S. persons, which term shall mean, for purposes of this paragraph: (a) any individual who is a resident of the United States or (b) any corporation, partnership or other entity organized in or under the laws of the United States or any political subdivision thereof and whose office most directly involved with the purchase is located in the United States. Each of the International Underwriters has agreed or will agree pursuant to the Agreement between Syndicates that, as part of the distribution of the shares offered as a part of the International Offering, and subject to certain exceptions, it will (i) not, directly or indirectly, offer, sell or deliver shares of Common Stock (a) in the United States or to any U.S. persons or (b) to any person whom it believes intends to reoffer, resell or deliver the shares in the United States or to any U.S. persons, and (ii) cause any dealer to whom it may sell such shares at any concession to agree to observe a similar restriction.

  Pursuant to the Agreement Between Syndicates, sales may be made between the U.S. Underwriters and the International Underwriters of such number of shares of Common Stock as may be mutually agreed. The price of any shares so sold shall be the initial public offering price, less an amount not greater than the selling concession.

  This Prospectus may be used by underwriters and dealers in connection with offers and sales of the Common Stock, including shares initially sold in the International Offering, to persons located in the United States.

  The Company has granted the U.S. Underwriters an option exercisable for 30 days after the date of this Prospectus to purchase up to an aggregate of 360,000 additional shares of Common Stock solely to cover over-allotments, if any. If the U.S. Underwriters exercise their over-allotment option, the U.S. Underwriters have severally agreed, subject to certain conditions, to purchase approximately the same percentage thereof that the number of shares to be purchased by each of them, as shown in the foregoing table, bears to the 2,400,000 shares of Common Stock offered in the U.S. Offering. The Company has granted the International Underwriters a similar option to purchase up to an aggregate of 90,000 shares of Common Stock.

  The Company has agreed during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of the Prospectus, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company (other than pursuant to employee stock option plans existing, or on the conversion or exchange of convertible or exchangeable securities outstanding, on the date of this Prospectus) which are substantially similar to the shares of Common Stock or which are convertible or exchangeable into securities which are substantially similar to the shares of Common Stock, without the prior written consent of the representatives, except for the shares of Common Stock offered in connection with the Offering. The Company's executive officers and directors and certain other holders of
Common Stock who will hold in the aggregate     shares of Common Stock
following this Offering, have agreed not to offer, sell, contract to sell, grant any option to purchase or otherwise dispose of or agree to dispose of any shares of Common Stock or substantially similar securities owned beneficially by them during the period beginning from the date of this Prospectus and continuing to and including the date 180 days after the date of this Prospectus, without the prior written consent of the representatives of the Underwriters. See "Shares Eligible for Future Sale".

  The representatives of the Underwriters have informed the Company that they do not expect sales to accounts over which the Underwriters exercise discretionary authority to exceed five percent of the total number of shares of Common Stock offered by them.

  Prior to the Offerings, there has been no public market for the Common Stock. The initial public offering price will be negotiated among the Company and the representatives of the Underwriters. Among the factors to be considered in determining the initial public offering price of the Common Stock, in addition to prevailing market conditions, will be the Company's historical performance, estimates of the business potential and earnings prospects of the Company, an assessment of the Company's management and the consideration of the above factors in relation to market valuation of companies in related businesses.

  The Company has applied for quotation of the Common Stock on the Nasdaq National Market under the symbol "CAMH".

  The Company has agreed to indemnify the several Underwriters against certain liabilities including liabilities under the Securities Act of 1933.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRE-SENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS, AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES OR AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY SUCH SECURITIES IN ANY CIRCUMSTANCE IN WHICH SUCH OFFER OR SOLICITATION IS UN-LAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF THE COMPANY SINCE THE DATE HEREOF OR THAT THE INFOR-MATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE.

                             -------------------

                               TABLE OF CONTENTS

                                                                          PAGE
                                                                          ----
Prospectus Summary.......................................................    3
Risk Factors.............................................................    6
Use of Proceeds..........................................................   15
Dividend Policy..........................................................   15
Capitalization and Cash Position.........................................   16
Dilution.................................................................   17
Selected Financial Data..................................................   18
Management's Discussion and Analysis of Financial Condition and Results
 of Operations...........................................................   19
Business.................................................................   22
Management...............................................................   38
Certain Transactions.....................................................   47
Principal Stockholders...................................................   49
Description of Capital Stock.............................................   51
Shares Eligible for Future Sale..........................................   53
Legal Matters............................................................   54
Experts..................................................................   54
Additional Information...................................................   55
Index to Financial Statements............................................  F-1
Underwriting.............................................................  U-1

                             -------------------

  UNTIL      , 1996 (25 DAYS AFTER THE DATE OF THIS PROSPECTUS), ALL DEALERS
EFFECTING TRANSACTIONS IN THE COMMON STOCK, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A PROSPECTUS. THIS DELIVERY RE-QUIREMENT IS IN ADDITION TO THE OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS WHEN ACTING AS UNDERWRITERS AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS.

- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                               3,000,000 SHARES

                             CAMBRIDGE HEART, INC.

                                 COMMON STOCK
                          (PAR VALUE $.001 PER SHARE)


                               ----------------

                                    [LOGO]

                               ----------------

                             GOLDMAN, SACHS & CO.

                           BEAR, STEARNS & CO. INC.

                      REPRESENTATIVES OF THE UNDERWRITERS


- -------------------------------------------------------------------------------
- -------------------------------------------------------------------------------

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

  The following table sets forth the various expenses in connection with the sale and distribution of the securities being registered, other than the underwriting discounts. All amounts shown are estimates except for the Securities and Exchange Commission ("SEC") registration fee and the National Association of Securities Dealers, Inc. ("NASD") filing fee.

     SEC Registration Fee............................................. $ 15,500
     NASD Filing Fee..................................................   45,000
     Nasdaq Listing Fee...............................................    5,000
     Blue Sky Fees and Expenses.......................................   25,000
     Transfer Agent and Registrar Fees................................   10,000
     Accounting Fees and Expenses.....................................  150,000
     Legal Fees and Expenses..........................................  200,000
     Printing, Engraving and Mailing Expenses.........................  100,000
     Miscellaneous....................................................   74,500
                                                                       --------
       Total.......................................................... $625,000
                                                                       ========

- --------
* To be completed by amendment

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS

  Article Nine of the Registrant's Restated Certificate of Incorporation (the "Restated Certificate of Incorporation") provides that no director of the Registrant shall be personally liable for any monetary damages for any breach of fiduciary duty as a director, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breach of fiduciary duty.

  Article Nine of the Registrant's Restated Certificate of Incorporation provides that a director or officer of the Registrant (a) shall be indemnified by the Registrant against all expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any litigation or other legal proceeding (other than an action by or in the right of the Registrant) brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful and (b) shall be indemnified by the Registrant against all expenses (including attorneys' fees) and amounts paid in settlement incurred in connection with any action by or in the right of the Registrant brought against him by virtue of his position as a director or officer of the Registrant if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the Registrant, except that no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the Registrant, unless a court determines that, despite such adjudication but in view of all of the circumstances, he is entitled to indemnification of such expenses. Notwithstanding the foregoing, to the extent that a director or officer has been successful, on the merits or otherwise, including, without limitation, the dismissal of an action without prejudice, he is required to be indemnified by the Registrant against all expenses (including attorneys' fees) incurred in connection therewith. Expenses shall be advanced to a director or officer at his request, provided that he undertakes to repay the amount advanced if it is ultimately determined that he is not entitled to indemnification for such expenses.

  Indemnification is required to be made unless the Registrant determines that the applicable standard of conduct required for indemnification has not been met. In the event of a determination by the Registrant that the director or officer did not meet the applicable standard of conduct required for indemnification, or if the Registrant fails to make an indemnification payment within 60 days after such payment is claimed by such person, such person is permitted to petition the court to make an independent determination as to whether such person is entitled to indemnification. As a condition precedent to the right of indemnification, the director or officer must give the Registrant notice of the action for which indemnity is sought and the Registrant has the right to participate in such action or assume the defense thereof.

  Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against amounts paid and expenses incurred in connection with an action or proceeding to which he is or is threatened to be made a party by reason of such position, if such person shall have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal proceeding, if such person had no reasonable cause to believe his conduct was unlawful; provided that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the adjudicating court determines that such indemnification is proper under the circumstances.

  Under Section Eight of the Underwriting Agreement, the Underwriters are obligated, under certain circumstances, to indemnify directors and officers of the Registrant against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the "Securities Act").

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES

  Set forth in chronological order below is information regarding the number of shares of Common and Preferred Stock issued, and the number of options granted, by the Registrant since May 1, 1993. Further included is the consideration, if any, received by the Registrant for such shares and options, and information relating to the section of the Securities Act of 1933 (the "Securities Act"), or rule of the Securities and Exchange Commission under which exemption from registration was claimed. All awards of options did not involve any sale under the Securities Act and none of these securities was registered under the Securities Act.

    1. In September 1993, the Registrant sold 1,200,000 and 1,300,000 shares of Series A Convertible Preferred Stock to Financial Strategic Portfolios, Inc. - Health Sciences Portfolio and the Global Health Sciences Fund, respectively, at $1.00 per share for aggregate consideration of $2,500,000.

    2. In September 1993, October 1993 and December 1993, the Registrant sold 3,533,083, 372,500 and 72,500 shares of Series A Convertible Preferred Stock, respectively, to certain individual investors at $1.00 per share, for a total aggregate consideration of $3,978,083.

    3. In September 1993, the Registrant converted $100,000 of notes payable due to individual investors into 100,000 shares of Series A Convertible Preferred Stock.

    4. In September 1993, the Registrant issued warrants to purchase 328,904 shares of Common Stock to KBL Healthcare, Inc. in exchange for certain investment banking services. The warrant is exercisable at $2.00 per share.

    5. In December 1993, the Registrant issued a warrant to purchase 109,634 shares of Common Stock to Dr. Richard Cohen in exchange for certain consulting services to the Company. The warrant is exercisable at $2.00 per share.

    6. In December 1993, the Registrant sold 180,000 shares of Common Stock to the Massachusetts Institute of Technology pursuant to a certain Option Agreement dated as of February 10, 1993 at $.002 per share for an aggregate consideration of $360.

    7. In August 1994, the Registrant sold 22,500 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.002 per share for aggregate consideration of $45.

    8. In October 1994, the Registrant sold 8,334 shares of Common Stock to a member of the Scientific Advisory Board pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    9. In March 1995, the Registrant sold 91,163 shares of Common Stock to Jeffrey M. Arnold pursuant to the exercise of options at $.02 per share for aggregate consideration of $1,823.

    10. In March 1995, the Registrant sold 8,333 shares of Common Stock to David F. Rollo pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    11. In April 1995, the Registrant sold 8,333 shares of Common Stock to a member of the Scientific Advisory Board pursuant to the exercise of options at $.02 per share for an aggregate consideration of $167.

    12. In April 1995, the Registrant sold 2,333,333 shares of Series B Convertible Preferred Stock to certain investment partnerships organized by Morgan Stanley & Co. at $1.50 per share for aggregate consideration of $3,500,000.

    13. In June 1995, the Registrant sold 2,000 shares of Common Stock to an employee pursuant to the exercise of options at $.20 per share for aggregate consideration of $400.

    14. In June 1995, the Registrant sold 22,500 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.002 per share for aggregate consideration of $45.

    15. In March 1996, the Registrant sold 45,000 shares of Common Stock to Paul Albrecht pursuant to the exercise of options at $.20 per share for aggregate consideration of $9,000.

    16. From May 15, 1993 through May 15, 1996, the Registrant granted options to purchase an aggregate of 916,500 shares of Common Stock to officers, employees and consultants of the Registrant pursuant to the Registrant's Amended and Restated 1993 incentive and Non-Qualified Stock Option Plan. Exercise prices range from $0.002 to $4.00 per share, resulting in an aggregate consideration of approximately $964,700.

  The shares of capital stock and securities issued in the above transactions were offered and sold in reliance upon the exemption from registration under
Section 4(2) of the Securities Act or Regulation D or Rule 701 promulgated under the Securities Act, relative to sales by an issuer not involving a public offering.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

  (A) EXHIBITS

 EXHIBIT
   NO.                                DESCRIPTION
 -------                              -----------
   1.1*  Form of U.S. Underwriting Agreement.
   1.2*  Form of International Underwriting Agreement.
   3.1   Certificate of Incorporation, as amended, of the Registrant.
   3.2   Form of Restated Certificate of Incorporation of the Registrant to be
         filed upon the closing of the public offering.
   3.3   By-Laws of the Registrant, as amended.
   4.1*  Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
   5.1*  Opinion of Hale and Dorr with respect to the validity of the securities being offered.
  10.1*  1993 Incentive and Non-Qualified Stock Option Plan, as amended.
  10.2   1996 Equity Incentive Plan.
  10.3   1996 Employee Stock Purchase Plan.

 EXHIBIT
   NO.                                 DESCRIPTION
 -------                               -----------
 10.4    1996 Director Stock Option Plan.
 10.5    Consulting and Technology Agreement between the Registrant and Dr.
         Richard J. Cohen, dated February 8, 1993.
 10.6    Employment Agreement between the Registrant and Jeffrey M. Arnold, dated September 1, 1993.
 10.7    Employment Agreement between the Registrant and Paul Albrecht, Ph.D., dated April 27, 1993.
 10.8*   License Agreement By and Between the Registrant and Dr. Richard J.
         Cohen, dated February 8, 1993.
 10.9    Lease By and Between the Registrant and R.W. Connelly, dated June 1,
         1995.
 10.10*  Exclusive distribution agreement by and between the Registrant and
         Kontron Instruments Ltd., dated December 28, 1995.
 10.11*  Exclusive Distributorship Agreement by and between the Registrant and
         Fukuda Denshi Co., Ltd.
 10.12   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Assessing Myocardial Electrical Stability".
 10.13   License Agreement by and between the Registrants and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Cardiac Electrical Imaging".
 10.14   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Pacing Technology For Prevention of Cardiac
         Dysrhythmias".
 10.15   License Agreement by and between the Registrant and the Massachusetts
         Institute of Technology, dated September 28, 1993, relating to the technology of "Cardiovascular Identification".
 10.16*  Investors' Rights Agreement by and among the Company, Financial
         Strategic Portfolios, Inc.--Health Sciences Portfolio and the Global
         Health Sciences Fund, dated September 29, 1993.
 10.17*  Investors' Rights Agreement by and among the Company and Morgan
         Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture Capital
         Fund II, C.V. and Morgan Stanley Venture Investors, L.P., dated April
         19, 1995.
 10.18*  Warrant to Purchase Shares of common Stock of the Company in favor of
         Richard J. Cohen, dated September 29, 1993.
 10.19*  Form of additional warrant to purchase shares of Common Stock of the
         Company.
 10.20*  Registration Rights Agreement by and between the Company and KBL
         Healthcare, Inc., dated March 19, 1993.
 10.21*  Registration Rights Agreement by and between the Company and Richard
         Cohen, dated March 29, 1993.
 10.22*  Form of Registration Rights Agreement by and between the Company and various Founders, each dated March 29, 1993.
 11      Computation of pro forma net loss per share.
 23.1    Consent of Hale and Dorr (included in Exhibit 5).
 23.2    Consent of Price Waterhouse LLP.
 24      Powers of Attorney (included on page II-6).
 27      Financial Data Schedule

- --------
* To be filed by amendment.

  (B) FINANCIAL STATEMENT SCHEDULES

  All applicable information is readily determinable from the notes to the Company's financial statements.

ITEM 17. UNDERTAKINGS

  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions contained in the Restated Certificate of Incorporation and Amended and Restated By-Laws of the Registrant and the laws of the State of Delaware, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

  The undersigned Registrant hereby undertakes to provide to the Underwriters at the closing specified in the Underwriting Agreement certificates in such denominations and registered in such names as required by the Underwriters to permit prompt delivery to each purchaser.

  The undersigned Registrant hereby undertakes that:

    (1) For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

    (2) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THE REGISTRANT HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE TOWN OF BEDFORD, COMMONWEALTH OF MASSACHUSETTS, ON THIS 31ST DAY OF MAY, 1996.

                                       CAMBRIDGE HEART, INC.

                                                   /S/ Jeffrey M. Arnold
                                       By: _____________________________________
                                                     JEFFREY M. ARNOLD
                                           PRESIDENT AND CHIEF EXECUTIVE OFFICER

                       POWER OF ATTORNEY AND SIGNATURES

  We, the undersigned officers and directors of Cambridge Heart, Inc., hereby severally constitute and appoint Jeffrey M. Arnold, Thomas V. Hennessey, Jr., John A. Burgess and Steven D. Singer, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-1 filed herewith and any and all pre-effective and post-effective amendments to said Registration Statement and any subsequent Registration Statement for the same offering which may be filed under Rule 462(b), and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable Cambridge Heart, Inc. to comply with the provisions of the Securities Act, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and any and all amendments thereto.

  PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT, THIS REGISTRATION STATEMENT HAS BEEN SIGNED BELOW BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

              SIGNATURE                        TITLE                    DATE
              ---------                        -----                    ----

        /S/ Jeffrey M. Arnold          President, Chief Executive   May 31, 1996
- -------------------------------------   Officer and Director
          JEFFREY M. ARNOLD             (Principal Executive
                                        Officer)



    /S/ Thomas V. Hennessey, Jr.       Chief Financial Officer,     May 31, 1996
- -------------------------------------   Vice President of
      THOMAS V. HENNESSEY, JR.          Operations and
                                        Treasurer (Principal
                                        Financial and
                                        Accounting Officer)

              SIGNATURE                         TITLE                   DATE
              ---------                         -----                   ----

         /S/ Marlene Krauss             Chairperson,                May 31, 1996
- -------------------------------------    Secretary and
           MARLENE KRAUSS                Director

         /S/ Zachary C. Berk            Director                    May 31, 1996
- -------------------------------------
           ZACHARY C. BERK

        /S/ Richard J. Cohen            Director                    May 31, 1996
- -------------------------------------
          RICHARD J. COHEN

         /S/ M. Fazle Husain            Director                    May 31, 1996
- -------------------------------------
           M. FAZLE HUSAIN

         /S/ David F. Muller            Director                    May 31, 1996
- -------------------------------------
           DAVID F. MULLER

         /S/ David F. Rollo             Director                    May 31, 1996
- -------------------------------------
           DAVID F. ROLLO

          /S/ Rolf S. Stutz             Director                    May 31, 1996
- -------------------------------------
            ROLF S. STUTZ

                                 EXHIBIT INDEX

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
   1.1*  Form of U.S. Underwriting Agreement.
   1.2*  Form of International Underwriting Agreement.
   3.1   Certificate of Incorporation, as amended, of the Registrant.
   3.2   Form of Restated Certificate of Incorporation of the Registrant
         to be filed upon the closing of the public offering.
   3.3   By-Laws of the Registrant, as amended.
   4.1*  Specimen Certificate for shares of Common Stock, $.001 par value, of the Registrant.
   5.1*  Opinion of Hale and Dorr with respect to the validity of the securities being offered.
  10.1*  1993 Incentive and Non-Qualified Stock Option Plan, as amended.
  10.2   1996 Equity Incentive Plan.
  10.3   1996 Employee Stock Purchase Plan.
  10.4   1996 Director Stock Option Plan.
  10.5   Consulting and Technology Agreement between the Registrant and
         Dr. Richard J. Cohen, dated February 8, 1993.
  10.6   Employment Agreement between the Registrant and Jeffrey M.
         Arnold, dated September 1, 1993.
  10.7   Employment Agreement between the Registrant and Paul Albrecht,
         Ph.D., dated April 27, 1993.
  10.8*  License Agreement By and Between the Registrant and Dr. Richard
         J. Cohen, dated February 8, 1993.
  10.9   Lease By and Between the Registrant and R.W. Connelly, dated
         June 1, 1995.
  10.10* Exclusive distribution agreement by and between the Registrant and Kontron Instruments Ltd., dated December 28, 1995.
  10.11* Exclusive Distributorship Agreement by and between the
         Registrant and Fukuda Denshi Co., Ltd.
  10.12  License Agreement by and between the Registrant and the
         Massachusetts Institute of Technology, dated September 28,
         1993, relating to the technology of "Assessing Myocardial
         Electrical Stability".
  10.13  License Agreement by and between the Registrants and the
         Massachusetts Institute of Technology, dated September 28,
         1993, relating to the technology of "Cardiac Electrical
         Imaging".
  10.14  License Agreement by and between the Registrant and the
         Massachusetts Institute of Technology, dated September 28,
         1993, relating to the technology of "Pacing Technology For
         Prevention of Cardiac Dysrhythmias".
  10.15  License Agreement by and between the Registrant and the
         Massachusetts Institute of Technology, dated September 28,
         1993, relating to the technology of "Cardiovascular
         Identification".
  10.16* Investors' Rights Agreement by and among the Company, Financial
         Strategic Portfolios, Inc.--Health Sciences Portfolio and the
         Global Health Sciences Fund, dated September 29, 1993.

 EXHIBIT
   NO.                             DESCRIPTION                             PAGE
 -------                           -----------                             ----
  10.17* Investors' Rights Agreement by and among the Company and Morgan
         Stanley Venture Capital Fund II, L.P., Morgan Stanley Venture
         Capital Fund II, C.V. and Morgan Stanley Venture Investors,
         L.P., dated April 19, 1995.
  10.18* Warrant to Purchase Shares of common Stock of the Company in favor of Richard J. Cohen, dated September 29, 1993.
  10.19* Form of additional warrant to purchase shares of Common Stock of the Company.
  10.20* Registration Rights Agreement by and between the Company and
         KBL Healthcare, Inc., dated March 19, 1993.
  10.21* Registration Rights Agreement by and between the Company and
         Richard Cohen, dated March 29, 1993.
  10.22* Form of Registration Rights Agreement by and between the
         Company and various Founders, each dated March 29, 1993.
  11     Computation of pro forma net loss per share.
  23.1   Consent of Hale and Dorr (included in Exhibit 5).
  23.2   Consent of Price Waterhouse LLP.
  24     Powers of Attorney (included on page II-6).
  27     Financial Data Schedule

- --------
* To be filed by amendment.